                                                Filed Pursuant to Rule 424(b)(5)
                                                     Registration No. 333-287737

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 20, 1997)

                      8,000,000 TRUST PREFERRED SECURITIES

                                 UDS CAPITAL I

         8.32% TRUST ORIGINATED PREFERRED SECURITIES-SM- ("TOPRS-SM-")
             (LIQUIDATION AMOUNT $25 PER TRUST PREFERRED SECURITY)
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY

                     ULTRAMAR DIAMOND SHAMROCK CORPORATION
                                ---------------

    The 8.32% Trust Originated Preferred Securities-SM- (the "TOPrS-SM-" or "Trust Preferred Securities") offered hereby represent preferred undivided beneficial ownership interests in the assets of UDS Capital I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"). Ultramar Diamond Shamrock Corporation, a Delaware corporation (the "Company" or "UDS"), will own all the common securities (the "Trust Common Securities" and, together with the Trust Preferred Securities, the "Trust Securities") representing undivided beneficial ownership interests in the assets of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds as described below and engaging in activities incident thereto. The proceeds from the sale of the Trust Securities will be used by the Trust to purchase Partnership Preferred Securities ("Partnership Preferred Securities"), representing the limited partner interests of UDS Funding I, L.P., a Delaware limited partnership (the "Partnership"). The general partner interest, which constitutes all of the interest in the Partnership other than the limited partner interests represented by the Partnership Preferred Securities, is owned by the Company, which is the sole general partner of the Partnership (in such capacity, the "General Partner"). Substantially all of the proceeds from the sale of the Partnership Preferred Securities, together with the capital contribution from the General Partner, will be used by the Partnership to purchase Debentures (as defined herein), which consist of debt instruments of the Company and two or more of its eligible controlled affiliates. In addition, approximately one percent of the proceeds from the sale of the Partnership Preferred Securities and the capital contribution from the General Partner will be used to purchase Eligible Debt Securities (as defined herein). See "Description of the Partnership Preferred Securities--Partnership Investments".

                                                        (CONTINUED ON NEXT PAGE)

    SEE "RISK FACTORS" BEGINNING ON PAGE S-10 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE TRUST PREFERRED SECURITIES, INCLUDING CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

    Application has been be made to list the Trust Preferred Securities on the New York Stock Exchange, Inc. (the "New York Stock Exchange"). If approved for listing, trading of the Trust Preferred Securities on the New York Stock Exchange is expected to commence within the 30-day period after the initial delivery of the Trust Preferred Securities. See "Underwriting".
                         ------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
   ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR  THE PROSPECTUS TO
    WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                                                                             UNDERWRITING          PROCEEDS TO THE
                                                   PRICE TO PUBLIC (1)      COMMISSION (2)          TRUST (3)(4)
Per Trust Preferred Security....................         $25.00                   (3)                  $25.00
Total...........................................      $200,000,000                (3)               $200,000,000

(1) Plus accumulated distributions, if any, from June 25, 1997.

(2) The Trust, the Partnership and the Company have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting".

(3) In view of the fact that the proceeds of the sale of the Trust Preferred Securities will be ultimately invested in investment instruments of the Company and its subsidiaries, the Company has agreed to pay to the Underwriters as compensation (the "Underwriters' Compensation") $.7875 per Trust Preferred Security (or $6,300,000 in the aggregate); provided that such compensation for sales of more than 10,000 Trust Preferred Securities to a single purchaser will be $.50 per Trust Preferred Security. Therefore, to the extent of such sales, the actual amount of Underwriters' Compensation will be less than the aggregate amount specified in the preceding sentence. See "Underwriting".

(4) Expenses of the offering payable by the Company are estimated to be
    $200,000.
                         ------------------------------

    The Trust Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Trust Preferred Securities will be made only in book-entry form through the facilities of The Depository Trust Company ("DTC") on or about June 25, 1997.
                         ------------------------------

MERRILL LYNCH & CO.

             LEHMAN BROTHERS

                           MORGAN STANLEY DEAN WITTER

                                        PAINEWEBBER INCORPORATED

                                                     PRUDENTIAL SECURITIES
                                                     INCORPORATED

                                                              SMITH BARNEY INC.
                         ------------------------------

            The date of this Prospectus Supplement is June 20, 1997.

  -SM-"Trust Originated Preferred Securities" and "TOPrS" are service marks of
                           Merrill Lynch & Co., Inc.

(CONTINUED FROM COVER PAGE)

    Holders of the Trust Preferred Securities will be entitled to receive cumulative cash distributions accumulating from the date of original issuance and payable quarterly in arrears on each March 31, June 30, September 30 and December 31, commencing June 30, 1997, at an annual rate of 8.32% of the liquidation amount of $25 per Trust Preferred Security (equivalent to $2.08 per Trust Preferred Security per annum), if, as and when the Trust has funds available for payment. See "Description of the Trust Preferred Securities--Distributions." Distributions not paid on the scheduled payment date will accumulate and compound quarterly at a rate per annum equal to 8.32%. The distribution rate and the distribution payment dates and other payment dates for the Trust Preferred Securities will correspond to the distribution rate and distribution payment dates and other payment dates for the Partnership Preferred Securities, which are the sole assets of the Trust. As described above, the assets of the Partnership will initially consist only of the Debentures and, to a limited extent, Eligible Debt Securities.

    The payment of distributions by the Trust and payments on liquidation of the Trust or the redemption of Trust Preferred Securities, as described below, are guaranteed on a subordinated basis by the Company (the "Trust Guarantee") to the extent the Trust has funds available therefor as described under "Description of the Trust Guarantee". The payment of distributions by the Partnership (if, as and when declared) and payments on liquidation of the Partnership or the redemption of Partnership Preferred Securities, as described below, are also guaranteed on a subordinated basis by the Company (the "Partnership Guarantee") to the extent the Partnership has funds available therefor as described under "Description of the Partnership Guarantee". In addition, payments in respect of the Debentures (other than the Company Debenture (as defined herein)) will be fully and unconditionally guaranteed, on a subordinated basis, by the Company (the "Investment Guarantees") for the benefit of the holders of the Partnership Preferred Securities. The Trust Guarantee, the Partnership Guarantee and the Investment Guarantees (collectively, the "Guarantees"), when taken together with the Company Debenture and the Company's obligations to pay all fees and expenses of the Trust and the Partnership, constitute a guarantee to the extent set forth herein by the Company of the distribution, redemption and liquidation payments payable to the holders of the Trust Preferred Securities. The Guarantees do not apply to current distributions by the Partnership unless and until such distributions are declared by the Partnership out of funds legally available for payment or to liquidating distributions unless there are assets available for payment in the Partnership, each as more fully described in the next succeeding paragraph and under "Risk Factors--Insufficient Income or Assets Available to Partnership". The Company's obligations under the Guarantees are subordinate and junior in right of payment to all other liabilities of the Company and rank PARI PASSU with the most senior preferred stock issued from time to time by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred stock of any Finance Subsidiary (as defined below). The Company's obligations under the Company Debenture are subordinate and junior in right of payment to all Senior Indebtedness of the Company. At April 30, 1997, the Company had outstanding Senior Indebtedness aggregating approximately $1.6 billion, which would have ranked senior to the Company's obligations under the Guarantees and the Company Debenture. See "Risk Factors-- Ranking of Subordinate Obligations Under the Guarantees and the Company Debenture". The term "Senior Indebtedness" means any indebtedness of the Company for money borrowed, except for trade credit and any such indebtedness that is by its terms subordinated to or PARI PASSU with the Company Debenture, as the case may be.

    Distributions on the Partnership Preferred Securities will be declared and paid only as determined in the sole discretion of the Company in its capacity as the General Partner of the Partnership. In addition, the General Partner is not obligated to declare distributions on the Partnership Preferred Securities at any time, including upon or following a Partnership Enforcement Event (as defined herein). To the extent that the issuers (including, where applicable, the Company, as guarantor) of the securities in which the Partnership invests defer or fail to make any payments in respect of such securities (or, if applicable, guarantees), the Partnership will not have sufficient funds to pay and will not declare or pay distributions on the Partnership Preferred Securities. In addition, as described under "Risk Factors--Insufficient Income or Assets Available to Partnership", the Partnership may not have sufficient funds to pay current or liquidating distributions on the Partnership Preferred Securities if (i) at any time that the Partnership is receiving current payments in respect of the securities held by the Partnership (including the Debentures), the General Partner, in its sole discretion, does not declare distributions on the Partnership Preferred Securities and the Partnership receives insufficient amounts to pay the additional compounded distributions that will accumulate in respect of the Partnership Preferred Securities, (ii) the Partnership reinvests the proceeds received in respect of the Debentures upon their retirement or at their maturities in Affiliate Investment Instruments (as defined herein) and Eligible Debt Securities that do not generate income in an amount that is sufficient to pay full distributions in respect of the Partnership Preferred Securities or
(iii) the Partnership invests in equity or debt securities of Investment Affiliates that are not guaranteed by the Company and that cannot be liquidated by the Partnership for an amount sufficient to pay such distributions in full. The Debentures will provide that payments of interest may be deferred at any time, and from time to time, by the relevant issuer for a period not exceeding six consecutive quarters. If an issuer were to so defer the payment of interest, interest would continue to accrue and compound at the stated interest rate on such Debenture. If the Partnership does not declare and pay distributions on the Partnership Preferred Securities out of funds legally available for distribution, the Trust will not have sufficient funds to make distributions on the Trust Preferred Securities, in which event the Trust Guarantee will not apply to such distributions until the Trust has sufficient funds available therefor. See "Risk Factors--Distributions Payable Only if Declared by General Partner; Restrictions on Certain Payments; Tax Consequences", "--Insufficient Income or Assets Available to Partnership", "Description of the Trust Preferred Securities--Distributions" and "Description of the Partnership Preferred Securities-- Distributions".

    The Partnership may, from time to time and subject to the restrictions described herein, reinvest payments received with respect to the Affiliate Investment Instruments (including the Debentures) and the Eligible Debt Securities, in additional Affiliate Investment Instruments and Eligible Debt Securities. As of the date of this Prospectus Supplement, the Company, as the General Partner, does not intend to cause the Partnership to reinvest regularly scheduled periodic payments of interest or dividends received by the Partnership, although there can be no assurance that the General Partner's intention in respect of such reinvestments will not change in the future.

    If (a) for any distribution period, full distributions on a cumulative basis on any Trust Preferred Securities have not been paid, (b) an Investment Event of Default by any Investment Affiliate in respect of any Affiliate Investment Instrument has occurred and is continuing or (c) the Company is in default of its obligations under any Guarantee, then during such period (i) the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or comparable equity interest (except for (x) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, its capital stock, and conversions or exchanges of common stock of one class into common stock of another class and (y) redemptions or purchases of any rights pursuant to the Rights Agreement dated as of June 25, 1992, as amended, between the Company and Registrar and Transfer Company, or any successor to such Rights Agreement (the "Rights Agreement") and the issuance of common stock pursuant to such rights) and (ii) the Company shall not make, permit any Finance Subsidiary to make, or make any payments that would enable any Finance Subsidiary to make, any payment of any dividends on, any distribution with respect to, or any redemption, purchase or other acquisition of, or any liquidation payment with respect to, any preferred security or comparable equity interest of any Finance Subsidiary. "Finance Subsidiary" means any wholly-owned subsidiary of the Company the principal purpose of which is to raise capital for the Company by issuing securities that are guaranteed by the Company and the proceeds of which are loaned to or invested in the Company or one or more of its affiliates.

    The Partnership Preferred Securities are redeemable by the Partnership, in whole or in part, from time to time, on or after June 30, 2002 at an amount per Partnership Preferred Security equal to $25 plus accumulated and unpaid distributions thereon to the date fixed for redemption. The Partnership Preferred Securities may also be redeemed, in whole but not in part, at any time upon the occurrence of a Partnership Special Event (as defined herein). If the Partnership redeems the Partnership Preferred Securities, the Trust must redeem Trust Securities on a PRO RATA basis having an aggregate liquidation amount equal to the aggregate liquidation preference of the Partnership Preferred Securities so redeemed at a redemption price of $25 per Partnership Preferred Security plus all accumulated and unpaid distributions thereon to the date fixed for redemption (the "Redemption Price"). See "Description of the Trust Preferred Securities--Mandatory Redemption". Neither the Partnership Preferred Securities nor the Trust Preferred Securities have any scheduled maturity or are redeemable at any time at the option of the holders thereof.

    The Trust will be dissolved upon the occurrence of a Trust Special Event (as defined herein). Upon dissolution of the Trust, the Partnership Preferred Securities will be distributed to the holders of the Trust Securities, on a PRO RATA basis, in lieu of any cash distribution, unless the Partnership Preferred Securities are redeemed in the limited circumstances described herein. If the Partnership Preferred Securities are distributed to the holders of the Trust Securities, the Company will use its best efforts to cause the Partnership Preferred Securities to be listed on the New York Stock Exchange or such other national securities exchange or similar organization as the Trust Preferred Securities are then listed or quoted. See "Description of the Trust Preferred Securities--Trust Special Event Redemption or Distribution" and "Description of the Partnership Preferred Securities".

    In the event of any liquidation, dissolution, winding up or termination of the Trust, the holders of the Trust Preferred Securities will be entitled to receive for each Trust Preferred Security a liquidation amount of $25 plus accumulated and unpaid distributions thereon, except to the extent, in connection with such dissolution, Partnership Preferred Securities are distributed to the holders of the Trust Preferred Securities. Upon (i) the occurrence of an Investment Event of Default by an Investment Affiliate in respect of any Affiliate Investment Instrument or (ii) default by the Company on any of its obligations under any Guarantee, the holders of the Trust Preferred Securities will have a preference over the holders of the Trust Common Securities with respect to payments upon liquidation of the Trust. Under no circumstances will the investment instruments held by the Partnership be distributed in kind to the holders of the Trust Preferred Securities or Partnership Preferred Securities. See "Description of the Trust Preferred Securities--Liquidation Distribution Upon Dissolution".

    Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Trust Preferred Securities. Such transactions may include stabilizing, the purchase of Trust Preferred Securities to cover syndicate short positions and the imposition of penalty bids. For a description of these activities, see "Underwriting".

                                    SUMMARY

    THE FOLLOWING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. CERTAIN TERMS USED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT. SEE "INDEX OF DEFINED TERMS" FOR A CROSS REFERENCE TO THE LOCATION IN THIS PROSPECTUS SUPPLEMENT WHERE SUCH TERMS ARE DEFINED.

The Trust.....................  UDS Capital I, a Delaware statutory business trust. The sole assets of the Trust will be the Partnership Preferred
                                Securities.

The Partnership...............  UDS Funding I, L.P., a Delaware limited partnership. The assets of the Partnership will initially consist of
                                Debentures and certain Eligible Debt Securities.

Securities Offered............  8,000,000 of 8.32% Trust Preferred Securities.

Distributions.................  Distributions on the Trust Preferred Securities will accumulate from the date of original issuance of the Trust
                                Preferred Securities and will be payable at the annual rate of 8.32% of the liquidation amount of $25.00 per Trust
                                Preferred Security (equivalent to $2.08 per Trust Preferred
                                Security per annum) if, as and when the Trust has funds
                                available for payment. Distributions will be payable
                                quarterly in arrears on each March 31, June 30, September 30 and December 31, commencing June 30, 1997. Distributions not made on the scheduled payment date will accumulate and
                                compound quarterly at a rate per annum equal to 8.32%.

                                The ability of the Trust to pay distributions on the Trust
                                Preferred Securities is entirely dependent on its receipt of corresponding distributions with respect to the Partnership
                                Preferred Securities. The ability of the Partnership to pay distributions on the Partnership Preferred Securities is, in turn, dependent on its receipt of payments with respect to the Debentures and the Eligible Debt Securities held by the
                                Partnership. The Debentures will provide that payments of
                                interest may be deferred at any time, and from time to time, by the relevant issuer for a period not exceeding six
                                consecutive quarters. Distributions on the Partnership
                                Preferred Securities will be declared and paid only as
                                determined in the sole discretion of the Company in its
                                capacity as the General Partner of the Partnership. See
                                "Risk Factors--Distributions Payable Only if Declared by
                                General Partner; Restrictions on Certain Payments; Tax
                                Consequences," "Description of the Trust Preferred
                                Securities--Distributions" and "Description of the
                                Partnership Preferred Securities--Distributions" and "--
                                Partnership Investments".

Rights Upon Non-Payment of
  Distributions and Certain
  Defaults; Covenants of the
  Company.....................  If, at any time, (i) arrearages on distributions on the
                                Trust Preferred Securities shall exist for six consecutive quarterly distribution periods, (ii) an Investment Event of
                                Default occurs and is continuing on any Affiliate Investment
                                Instrument or (iii) the Company is in default on any of its obligations under the Trust Guarantee or the Partnership
                                Guarantee, then (a) the Property Trustee, as the holder

                                of the Partnership Preferred Securities, will have the right to enforce the terms of the Partnership Preferred
                                Securities, including the right to direct the Special
                                Representative (as defined herein) to enforce (1) the
                                Partnership's creditors' rights and other rights with
                                respect to the Affiliate Investment Instruments and the
                                Investment Guarantees and (2) the rights of the holders of the Partnership Preferred Securities to receive
                                distributions (only if, as and when declared) on the
                                Partnership Preferred Securities, and (b) the Trust
                                Guarantee Trustee or the Special Representative, as the
                                holders of the Trust Guarantee and the Partnership
                                Guarantee, respectively, shall have the right to enforce
                                such Guarantees, including the right to enforce the covenant restricting certain payments by the Company and Finance
                                Subsidiaries described below.

                                Under no circumstances, however, shall the Special
                                Representative have authority to cause the General Partner to declare distributions on the Partnership Preferred
                                Securities. If the Partnership does not declare and pay
                                distributions on the Partnership Preferred Securities out of funds legally available for distribution, the Trust will not have sufficient funds to make distributions on the Trust
                                Preferred Securities. See "Risk Factors--Insufficient Income
                                or Assets Available to Partnership", "Description of the
                                Trust Preferred Securities--Trust Enforcement Events" and
                                "Description of the Partnership Preferred
                                Securities--Partnership Enforcement Events".

                                The Company has agreed that if (a) for any distribution
                                period, full distributions on a cumulative basis on any
                                Trust Preferred Securities have not been paid, (b) an
                                Investment Event of Default by any Investment Affiliate in
                                respect of any Affiliate Investment Instrument has occurred and is continuing or (c) the Company is in default of its
                                obligations under the Trust Guarantee, the Partnership
                                Guarantee or any Investment Guarantee, then, during such
                                period (i) the Company shall not declare or pay dividends
                                on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to
                                any of its capital stock or comparable equity interest
                                (except for (x) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase
                                shares of, its capital stock and conversions or exchanges of common stock of one class into common stock of another class and (y) redemptions or purchases of any rights pursuant to the Rights Agreement and the issuance of common stock
                                pursuant to such rights) and (ii) the Company shall not
                                make, permit any Finance Subsidiary to make, nor make any
                                payments that would enable any Finance Subsidiary to make, any payment of any dividends on, any distribution with
                                respect to, or any redemption, purchase or other acquisition of, or any liquidation payment with respect to, any
                                preferred security or comparable equity interest of any
                                Finance Subsidiary.

Liquidation Amount............  In the event of any liquidation of the Trust, holders will be entitled to receive $25.00 per Trust Preferred Security plus an amount equal to any accumulated and unpaid
                                distributions thereon to the date of

                                payment (such amount being the "Trust Liquidation
                                Distribution"), unless Partnership Preferred Securities are distributed to such holders in connection with a Trust
                                Special Event. If upon a liquidation of the Trust (in which the Partnership Preferred Securities are not distributed to holders of the Trust Securities), the Trust Liquidation
                                Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate
                                Trust Liquidation Distribution, then the amounts payable
                                directly by the Trust on the Trust Preferred Securities
                                shall be paid on a PRO RATA basis. The holders of the Trust
                                Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the
                                Trust Preferred Securities, except that upon (i) the
                                occurrence of an Investment Event of Default by an
                                Investment Affiliate (including the Company) in respect of any Affiliate Investment Instrument or (ii) default by the
                                Company on any of its obligations under any Guarantee, the holders of the Trust Preferred Securities will have a
                                preference over the holders of the Trust Common Securities with respect to payments upon liquidation of the Trust. See
                                "Description of the Trust Preferred Securities-- Liquidation
                                Distribution Upon Dissolution".

Optional Redemption...........  The Partnership Preferred Securities will be redeemable for cash, at the option of the Partnership, in whole or in part, from time to time, after June 30, 2002 at an amount per
                                Partnership Preferred Security equal to $25.00 plus
                                accumulated and unpaid distributions thereon. Upon any
                                redemption of the Partnership Preferred Securities, the
                                Trust Preferred Securities will be redeemed, in whole or in part, as applicable, at the Redemption Price. See
                                "Description of the Partnership Preferred
                                Securities--Optional Redemption" and "Description of the
                                Trust Preferred Securities--Mandatory Redemption". Neither
                                the Partnership Preferred Securities nor the Trust Preferred
                                Securities have any scheduled maturity or are redeemable at any time at the option of the holders thereof.

Guarantees....................  The Company will irrevocably guarantee, on a subordinated basis, the payment in full of (i) any accumulated and unpaid distributions on the Trust Preferred Securities to the
                                extent of funds of the Trust legally available therefor,
                                (ii) the amount payable upon redemption of the Trust
                                Preferred Securities to the extent of funds of the Trust
                                legally available therefor and (iii) generally, the
                                liquidation amount of the Trust Preferred Securities to the extent of the assets of the Trust legally available for
                                distribution to holders of Trust Preferred Securities. See
                                "Description of the Trust Guarantee".

                                The Company will also irrevocably guarantee, on a
                                subordinated basis and to the extent set forth herein, the payment in full of (i) any accumulated and unpaid
                                distributions on the Partnership Preferred Securities if, as and when declared out of funds legally available therefor,
                                (ii) the amount payable upon redemption of the Partnership
                                Preferred Securities to the extent of funds of the
                                Partnership legally available therefor and (iii) generally, the liquidation preference of the Partnership Preferred
                                Securities to the extent of the assets of the

                                Partnership legally available for distribution to holders of
                                Partnership Preferred Securities. See "Description of the
                                Partnership Guarantee".

                                The Company will fully and unconditionally guarantee, on a subordinated basis, payments in respect of the Debentures
                                (other than the Company Debenture) for the benefit of the
                                holders of the Partnership Preferred Securities, to the
                                extent described under "Description of the Partnership
                                Preferred Securities--Investment Guarantees". The
                                Guarantees, when taken together with the Company Debenture and the Company's obligations to pay all fees and expenses of the Trust and the Partnership, constitute a guarantee to the extent set forth herein by the Company of the
                                distribution, redemption and liquidation amounts payable to the holders of the Trust Preferred Securities. The
                                Guarantees do not apply, however, to current distributions by the Partnership unless and until such distributions are declared by the Partnership out of funds legally available for payment or to liquidating distributions unless there are assets available for payment in the Partnership, each as
                                more fully described under "Risk Factors--Insufficient
                                Income or Assets Available to Partnership". The Company's
                                obligations under the Guarantees are subordinate and junior in right of payment to all other liabilities of the Company and rank PARI PASSU with the most senior preferred stock
                                issued from time to time by the Company and with any
                                guarantee now or hereafter entered into by the Company in
                                respect of any preferred stock of any Finance Subsidiary.

Voting Rights.................  Generally, holders of the Trust Preferred Securities will not have any voting rights. The holders of a majority in
                                liquidation amount of the Trust Preferred Securities,
                                however, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the
                                Property Trustee, or direct the exercise of any trust or
                                power conferred upon the Property Trustee under the
                                Declaration, including the right to direct the Property
                                Trustee, as holder of the Partnership Preferred Securities,
                                (i) to exercise its rights in the manner described above
                                under "Rights Upon Non-Payment of Distributions and Certain
                                Defaults; Covenants of the Company" and (ii) to consent to any amendment, modification or termination of the Limited
                                Partnership Agreement or the Partnership Preferred
                                Securities where such consent shall be required. See
                                "Description of the Trust Preferred Securities--Voting
                                Rights".

Special Event Redemptions or
  Distributions...............  Upon the occurrence of a Trust Tax Event (which event will generally be triggered upon the occurrence of certain
                                adverse tax consequences or the denial of an interest
                                deduction on the Debentures held by the Partnership) or a
                                Trust Investment Company Event (which event will generally be triggered if the Trust is considered an "investment
                                company" under the Investment Company Act of 1940, as
                                amended (the "1940 Act")), except in certain limited
                                circumstances, the Regular Trustees (as defined herein) will have the right to liquidate the Trust and cause

                                Partnership Preferred Securities to be distributed to the
                                holders of the Trust Preferred Securities. In certain
                                circumstances involving a Partnership Tax Event (which event will generally be triggered upon the occurrence of certain adverse tax consequences or the denial of an interest
                                deduction on the Debentures held by the Partnership) or a
                                Partnership Investment Company Event (which event will
                                generally be triggered if the Partnership is considered an
                                "investment company" under the 1940 Act), the Partnership
                                will have the right to redeem the Partnership Preferred
                                Securities, in whole (but not in part), at $25.00 per
                                Partnership Preferred Security plus accumulated and unpaid distributions thereon, regardless of the occurrence of any
                                Trust Tax Event or Trust Investment Company Event and in
                                lieu of any distribution of the Partnership Preferred
                                Securities required in connection therewith, in which event the Trust Securities will be redeemed at the Redemption
                                Price. See "Description of the Trust Preferred
                                Securities--Trust Special Event Redemption or Distribution"
                                and "Description of the Partnership Preferred
                                Securities--Partnership Special Event Redemption".

Form of Trust Preferred
  Securities..................  The Trust Preferred Securities will be represented by a global certificate or certificates registered in the name of
                                Cede & Co., as nominee for DTC. Beneficial interests in the
                                Trust Preferred Securities will be evidenced by, and
                                transfers thereof will be effected only through, records
                                maintained by the participants in DTC. Except as described herein, Trust Preferred Securities in certificated form will not be issued in exchange for the global certificate or
                                certificates. See "Description of the Trust Preferred
                                Securities--Book-Entry Only Issuance--The Depository Trust
                                Company".

Use of Proceeds...............  All of the proceeds from the sale of the Trust Securities will be invested by the Trust in the Partnership Preferred
                                Securities. The Partnership will use the funds to make
                                investments in Debentures and certain Eligible Debt
                                Securities. See "Use of Proceeds".

                                  RISK FACTORS

    PROSPECTIVE PURCHASERS OF THE TRUST PREFERRED SECURITIES SHOULD CONSIDER CAREFULLY THE RISK FACTORS SET FORTH BELOW, AS WELL AS ALL OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, IN EVALUATING AN INVESTMENT IN THE TRUST PREFERRED SECURITIES.

DISTRIBUTIONS PAYABLE ONLY IF DECLARED BY GENERAL PARTNER; RESTRICTIONS ON
  CERTAIN PAYMENTS; TAX CONSEQUENCES

    Distributions on the Partnership Preferred Securities will be payable only if, as and when declared by the General Partner in its sole discretion. The Company is the sole General Partner of the Partnership, and the Debentures will constitute obligations of the Company and its affiliates. If interest payments on the Debentures are deferred as permitted thereby, or if such interest payments are not paid to the Partnership according to their terms (and guarantee payments on the Investment Guarantees are not made by the Company), the Partnership will generally lack funds to pay distributions on the Partnership Preferred Securities. If the Partnership does not make current distributions on the Partnership Preferred Securities, either because the General Partner does not declare distributions to be made or because the Partnership lacks sufficient funds, the Trust will not have funds available to make current distributions on the Trust Preferred Securities. As described under "Description of the Trust Guarantee--Covenants of the Company", in certain circumstances, the Company will be restricted from, among other things, paying any dividends on its Common Stock.

    Should the Partnership fail to pay current distributions on the Partnership Preferred Securities, each holder of Trust Preferred Securities will generally be required to accrue income, for United States federal income tax purposes, in respect of the cumulative deferred distributions (including interest thereon) allocable to its proportionate share of the Partnership Preferred Securities. As a result, each holder of Trust Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from the Trust related to such income if such holder disposes of its Trust Preferred Securities prior to the record date for the date on which distributions of such amounts are made by the Trust. See "Certain Federal Income Tax Considerations".

INSUFFICIENT INCOME OR ASSETS AVAILABLE TO PARTNERSHIP

    The Trust Preferred Securities are subject to the risk of a current or liquidating distribution rate mismatch between the rate paid on the Trust Preferred Securities and the rate paid on the securities held by the Partnership, including the Debentures and any additional securities acquired by the Partnership in the future. Such mismatch could occur if (i) at any time that the Partnership is receiving current payments in respect of the securities held by the Partnership (including the Debentures), the General Partner, in its sole discretion, does not declare distributions on the Partnership Preferred Securities and the Partnership receives insufficient amounts to pay the additional compounded distributions that will accumulate in respect of the Partnership Preferred Securities, (ii) the Partnership reinvests the proceeds received in respect of the Debentures upon their retirement or at their maturities in Affiliate Investment Instruments or Eligible Debt Securities that do not generate income in an amount that is sufficient to pay full distributions in respect of the Partnership Preferred Securities at a rate of 8.32% per annum or (iii) the Partnership invests in equity or debt securities of Investment Affiliates that are not guaranteed by the Company and that cannot be liquidated by the Partnership for an amount sufficient to pay such distributions in full. If the reinvestments in the securities of the Investment Affiliates contemplated by the General Partner do not meet the eligibility criteria for Affiliate Investment Instruments described under "Description of the Partnership Preferred Securities--Partnership Investments," the Partnership shall invest funds available for reinvestment in Eligible Debt Securities. To the extent that the Partnership lacks sufficient funds to make current or liquidating distributions on the Partnership Preferred Securities in full, the Trust will not have sufficient funds available to pay full current or liquidating distributions on the Trust Preferred Securities.

DEPENDENCE ON AFFILIATE INVESTMENT INSTRUMENTS

    Approximately 99% of the proceeds from the issuance of the Partnership Preferred Securities and the General Partner's capital contribution will be invested in Debentures, which consist of debt instruments of the Company and two or more eligible controlled affiliates. See "Description of the Partnership Preferred Securities--Partnership Investments".

PROPOSED TAX LEGISLATION

    On February 6, 1997, as part of the fiscal 1998 budget proposal submitted to Congress, the Clinton Administration proposed certain changes to federal income tax law which would, among other things, deny an issuer an interest deduction, for federal income tax purposes, on certain instruments that are "issued on or after the date of first Congressional Committee action" (the "Clinton Proposal"). On June 9, 1997, House Ways and Means Committee Chairman Bill Archer released the Chairman's Mark Relating to Revenue Reconciliation Provisions that are proposed to be included in 1997 tax legislation (the "Chairman's Mark"). The Chairman's Mark constitutes "first Congressional Committee action" with respect to the provisions contained therein. The Chairman's Mark does not include any provision that would deny an issuer an interest deduction, for federal income tax purposes, on instruments with terms similar to the Debentures.

    There can be no assurance, however, that the Clinton Proposal or other legislation that affects the Debentures will not ultimately be enacted into law. Although it is currently anticipated that any modifications or additions to the Chairman's Mark would have an effective date after the date hereof, as well as transitional rules, no assurance can be given that the effective date and transitional rules relating thereto would be enacted as anticipated, or that other developments will not occur after the date hereof that would adversely affect the tax treatment of the Debentures, or whether such tax treatment would cause a Partnership Tax Event that may result in the redemption of the Partnership Preferred Securities and, consequently, the Trust Preferred Securities.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

    Upon the occurrence of a Trust Special Event or a Partnership Special Event (each of which will generally be triggered either upon (i) the occurrence of certain adverse tax consequences to the Trust or the Partnership, as the case may be, or the denial of an interest deduction by the related Investment Affiliate on the Debentures held by the Partnership or (ii) the Trust or Partnership being considered an "investment company" under the 1940 Act) (each, a "Special Event"), the Trust will be dissolved with the result that, except in the limited circumstances described below, the Partnership Preferred Securities would be distributed to the holders of the Trust Securities in connection with the liquidation of the Trust. In certain circumstances, the Partnership shall have the right to redeem the Partnership Preferred Securities, in whole (but not in part), in lieu of a distribution of the Partnership Preferred Securities by the Trust, in which event the Trust will redeem the Trust Preferred Securities for cash. See "Description of the Trust Preferred Securities--Trust Special Event Redemption or Distribution" and "Description of the Partnership Preferred Securities--Partnership Special Event Redemption".

    Unless the liquidation of the Trust occurs as a result of the Trust being subject to United States federal income tax with respect to income on the Partnership Preferred Securities, a distribution of the Partnership Preferred Securities upon the dissolution of the Trust would not be a taxable event to holders of the Trust Preferred Securities. If, however, the liquidation of the Trust were to occur because the Trust is subject to United States federal income tax with respect to income accrued or received on the Partnership Preferred Securities, the distribution of Partnership Preferred Securities to holders by the Trust would likely be a taxable event to each such holder, and a holder would recognize gain or loss as if the holder had exchanged its Trust Preferred Securities for the Partnership Preferred Securities it received upon the liquidation of the Trust. Similarly, the holders of the Trust Preferred Securities would recognize gain or loss if the Trust dissolves upon an occurrence of a Partnership Special Event and the holders of Trust Preferred Securities receive cash in exchange for their Trust Preferred Securities. See "Certain Federal Income Tax Considerations--Redemption of Trust Preferred Securities for Cash".

    There can be no assurance as to the market prices for the Partnership Preferred Securities that may be distributed in exchange for Trust Preferred Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Partnership Preferred Securities that a holder of Trust Preferred Securities may receive upon dissolution and liquidation of the Trust may trade at a discount to the price that the investor paid to purchase the Trust Preferred Securities offered hereby. Because holders of Trust Preferred Securities may receive Partnership Preferred Securities upon the occurrence of a Special Event, prospective purchasers of Trust Preferred Securities also are making an investment decision with regard to the Partnership Preferred Securities and should carefully review all the information regarding the Partnership Preferred Securities contained herein. See "Description of the Partnership Preferred Securities--Partnership Special Event Redemption" and "--General".

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEES AND THE COMPANY
  DEBENTURE

    The Company's obligations under the Trust Guarantee, the Partnership Guarantee and the Investment Guarantees are subordinate and junior in right of payment to all liabilities of the Company and will rank PARI PASSU with the most senior preferred stock, if any, issued from time to time by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred stock of any Finance Subsidiary, and the Company's obligations under the Company Debenture are subordinate and junior in right of payment to all Senior Indebtedness. At April 30, 1997, the Company had outstanding Senior Indebtedness aggregating approximately $1.6 billion which would have ranked senior to the Company's obligations under the Guarantees and the Company Debenture. There are no terms in the Trust Preferred Securities, the Partnership Preferred Securities, the Guarantees or the Debentures that limit the Company's ability to incur additional indebtedness, including indebtedness that ranks senior to the Guarantees. See "Description of the Partnership Preferred Securities--Partnership Investments" and "--Investment Guarantees", "Description of the Trust Guarantee" and "Description of the Partnership Guarantee".

ENFORCEMENT OF CERTAIN RIGHTS BY OR ON BEHALF OF HOLDERS OF TRUST PREFERRED
  SECURITIES

    If a Trust Enforcement Event occurs and is continuing, then (a) the holders of Trust Preferred Securities would rely on the enforcement by the Property Trustee of its rights, as a holder of the Partnership Preferred Securities, against the Company, including the right to direct the Special Representative to enforce (i) the Partnership's creditors' rights and other rights with respect to the Affiliate Investment Instruments and the Investment Guarantees, (ii) the rights of the holders of the Partnership Preferred Securities under the Partnership Guarantee, and (iii) the rights of the holders of the Partnership Preferred Securities to receive distributions (only if and to the extent declared out of funds legally available therefor) on the Partnership Preferred Securities, and (b) the Trust Guarantee Trustee shall have the right to enforce the terms of the Trust Guarantee, including the right to enforce the covenant restricting certain payments by the Company and Finance Subsidiaries. Under no circumstances, however, shall the Special Representative have authority to cause the General Partner to declare distributions on the Partnership Preferred Securities. As a result, although the Special Representative may be able to enforce the Partnership's creditors' rights to accelerate and receive payments in respect of the Affiliate Investment Instruments and the Investment Guarantees, the Partnership would be entitled to reinvest such payments in additional Affiliate Investment Instruments, subject to satisfying the reinvestment criteria described under "Description of the Partnership Preferred Securities--Partnership Investments", and the Eligible

Debt Securities, rather than declaring and making distributions on the Partnership Preferred Securities. See "Description of the Trust Preferred Securities--Trust Enforcement Events".

LIMITED VOTING RIGHTS

    Holders of the Trust Preferred Securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, Trustees, which voting rights are vested exclusively in the holder of the Trust Common Securities. See "Description of the Trust Preferred Securities--Voting Rights".

TRADING CHARACTERISTICS OF TRUST PREFERRED SECURITIES

    The price at which the Trust Preferred Securities may trade may not fully reflect the value of the accumulated but unpaid distributions on the Trust Preferred Securities (which will equal the accumulated but unpaid distributions on the Partnership Preferred Securities). In addition, as a result of the right of the General Partner not to declare current distributions on the Partnership Preferred Securities, the market price of the Trust Preferred Securities (which represent undivided beneficial ownership interests in the Partnership Preferred Securities) may be more volatile than other similar securities where there is no such right to defer current distributions. A holder who disposes of its Trust Preferred Securities will be required to include in income as ordinary income for United States federal income tax purposes accumulated but unpaid distributions on the Partnership Preferred Securities through the date of disposition, and to add such amount to its adjusted tax basis in its pro rata share of the Partnership Preferred Securities deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accumulated but unpaid distributions), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Considerations".

NO PRIOR MARKET FOR THE TRUST PREFERRED SECURITIES

    The Trust Preferred Securities constitute a new issue of securities with no established trading market. Application has been made to list the Trust Preferred Securities on the New York Stock Exchange. There can be no assurance that an active market for the Trust Preferred Securities will develop or be sustained in the future on the New York Stock Exchange. Although the Underwriters have indicated to the Company that they intend to make a market in the Trust Preferred Securities, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Trust Preferred Securities.

    The Trust Preferred Securities will only be sold to those investors for whom such Trust Preferred Securities are considered suitable in light of their particular circumstances.

                     ULTRAMAR DIAMOND SHAMROCK CORPORATION

    UDS was the surviving corporation in the merger (the "UDS Merger") of two leading North American independent refining and marketing companies, Ultramar Corporation ("Ultramar") and Diamond Shamrock, Inc. ("Diamond Shamrock"), effective in December 1996. UDS is a leading independent refiner and marketer of high-quality petroleum products in the Southwest United States, the Northeast United States and Eastern Canada. In 1996, UDS sold over 400,000 barrels per day ("BPD") of petroleum products and had total revenues of $10.2 billion. UDS is one of the largest independent refining and marketing companies in the United States and the largest retail marketer of gasoline in the state of Texas. In the Southwest United States, UDS owns and operates a 150,000 BPD refinery near Amarillo, Texas, a 100,000 BPD refinery near Long Beach, California and a 90,000 BPD refinery near San Antonio, Texas. UDS markets petroleum products and a broad range of convenience store items and other merchandise in the Southwest United States under the Diamond
Shamrock-Registered Trademark-, Beacon-Registered Trademark- and Ultramar-Registered Trademark- brand names through a network of approximately 3,000 outlets located across ten states in the United States. UDS is also one of the largest independent petroleum refining and marketing companies in the Northeast United States and Eastern Canada, owning and operating a 160,000 BPD refinery in St. Romuald, Quebec and marketing petroleum products through approximately 1,320 retail outlets and 84 unattended facilities. UDS is also one of the largest retail home heating oil companies in the Northeast United States and Eastern Canada, selling heating oil to approximately 210,000 households.

    The Company's principal executive offices are located at 9830 Colonnade Boulevard, San Antonio, Texas 78230 and its telephone number is (210) 641-6800.

                                USE OF PROCEEDS

    The proceeds to be received by the Trust from the sale of the Trust Preferred Securities and the Trust Common Securities will be used by the Trust to purchase Partnership Preferred Securities, and will be applied by the Partnership to invest in Debentures and Eligible Debt Securities. See "Description of the Partnership Preferred Securities--Partnership Investments". The Company and the subsidiaries of the Company which are the issuers of the Debentures will use the proceeds from the sale of such Debentures to the Partnership for general corporate purposes, including capital expenditures, repayment or repurchases of outstanding indebtedness, investments in subsidiaries, working capital, repayment of short-term commercial paper notes and/or other business opportunities. Funds not required immediately for such purposes may be invested in marketable securities and short-term investments.

                                 CAPITALIZATION

    The following table sets forth the capitalization of UDS as of April 30, 1997 and is adjusted to reflect the issuance and sale of the Trust Preferred Securities offered hereby and the application of the proceeds therefrom as described in "Use of Proceeds". The table is unaudited and should be read in conjunction with UDS's Report on Form 10-K for the year ended December 31, 1996 (the "UDS 10-K") and Report on Form 10-Q for the Quarter ended March 31, 1997 (the "UDS 10-Q") each of which is incorporated by reference herein. See "Documents Incorporated by Reference" in the accompanying Prospectus.

                                                                                           ACTUAL     AS ADJUSTED
                                                                                         -----------  -----------
                                                                                              APRIL 30, 1997
                                                                                         ------------------------
                                                                                          (DOLLARS IN MILLIONS)

LONG TERM DEBT (INCLUDING CURRENT PORTION)
8.75% Debentures.......................................................................  $      75.0  $      75.0
8.625% Note............................................................................        275.0        275.0
8.25% Note.............................................................................        175.0        175.0
8.00% Debentures.......................................................................        100.0        100.0
7.65% Debentures.......................................................................        100.0        100.0
7.25% Debentures.......................................................................         25.0         25.0
Medium-Term Notes......................................................................        295.0        295.0
Senior Notes...........................................................................         60.0         60.0
Other..................................................................................         93.2         93.2
Working Capital Debt (a)...............................................................        407.3        207.3
                                                                                         -----------  -----------
  Total Long-Term Debt.................................................................  $   1,605.5  $   1,405.5

Company Obligated Preferred Stock of Subsidiaries (b)..................................      --             200.0

STOCKHOLDERS' EQUITY
Preferred Stock........................................................................  $       0.0  $       0.0
Common Stock...........................................................................          0.7          0.7
Paid-in Capital........................................................................      1,138.4      1,138.4
ESOP Stock & Stock Held in Treasury....................................................        (32.2)       (32.2)
Retained Earnings......................................................................        214.7        214.7
Foreign Currency Translation Adjustment................................................        (66.7)       (66.7)
                                                                                         -----------  -----------
Total Stockholders' Equity.............................................................  $   1,254.9  $   1,254.9
                                                                                         -----------  -----------
                                                                                         -----------  -----------

------------------------

(a) Working Capital Debt includes outstanding commercial paper and borrowing under uncommitted credit facilities that the Company has classified as Long Term Debt based upon the intent and ability of UDS to refinance such indebtedness on a long term basis by drawing on its existing revolving credit facilities.

(b) As described herein, the assets of the Trust will be comprised of the Partnership Preferred Securities issued by the Partnership, and the assets of the Partnership will initially be comprised of the Debentures and the Eligible Debt Securities. Except to the extent described under "Risk Factors--Insufficient Income or Assets Available to Partnership," the Guarantees, when taken together with the Company Debenture and the Company's obligations to pay all fees and expenses of the Trust and the Partnership, constitute a guarantee by the Company of the distribution, redemption and liquidation payments payable to the holders of the Trust Preferred Securities.

                 TOTAL ACQUISITION AND PRO FORMA FINANCIAL DATA

    On April 15, 1997, UDS entered into a definitive Arrangement Agreement (the "Arrangement") to acquire Total Petroleum (North America) Ltd. ("Total"), a Denver, Colorado based petroleum refining and marketing company. The Agreement provides for the issuance of 0.322 shares of UDS Common Stock for each outstanding share of Total Common Stock. UDS expects to issue approximately 13.0 million shares of UDS Common Stock and will assume approximately $490.0 million of Total debt. The transaction is subject to the approval of Total shareholders, completion of due diligence and customary approvals, including approval by the Federal Trade Commission (the "FTC") under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"). The Company has made the requisite initial filing with the FTC under the HSR Act with respect to the proposed Total transaction. The FTC had made a request for additional information from the Company concerning such transaction, which the Company intends to provide. The transaction is expected to be completed by the end of the third quarter of 1997. Total has approximately 6,000 employees and operates refineries in Ardmore, Oklahoma, Alma, Michigan, and Denver, Colorado. The three refineries have a combined throughput capacity of approximately 150,000 barrels of crude oil per day. Total distributes gasoline and merchandise through approximately 2,100 branded outlets concentrated around its refineries in the central United States, of which approximately 560 are company-operated.

PRO FORMA FINANCIAL DATA REFLECTING TOTAL ACQUISITION

    The following pro forma consolidated financial data, which was included in the May 26, 1997 Management Proxy Circular (the "Proxy Circular") furnished by Total to its shareholders in connection with the Special Meeting of Shareholders called for the purpose of obtaining approval of the Arrangement, gives effect to the Arrangement as if it occurred on March 31, 1997 or December 31, 1996, in the case of the pro forma balance sheet data, and on January 1, 1996, in the case of the pro forma income statement data.

    The Arrangement will be accounted for by UDS using the purchase method of accounting. In connection therewith, the purchase price will be allocated to the assets and liabilities of Total as of the effective date of the acquisition, and the results of operations of Total will be included in UDS's results of operations thereafter. The purchase price has been allocated in the pro forma entries based on Total management's estimates of the fair values of the assets and liabilities of Total available as of the date of the Proxy Circular and, in some instances, the effects of conforming Total accounting practices to those of UDS. Following the consummation of the Arrangement, such allocation will be reflected in the consolidated balance sheet of UDS in accordance with information then available, which could be materially different from the estimates reflected herein. Among other things, based on information available to UDS as of the date of the Proxy Circular, UDS anticipated that the application of its accounting practices would require that it establish certain additional reserves (estimated at approximately $50 million on a pre-tax basis), principally relating to future environmental costs for the acquired properties. As additional information becomes available, adjustments to UDS's consolidated financial statements may be necessary which could, among other things, result in an increased allocation of costs to assets acquired in the Arrangement, including goodwill.

    The financial data should be read in conjunction with the historical financial statements of Total including the notes thereto included in Total's Report on Form 10-K for the year ended December 31, 1996 and Total's Report on Form 10-Q for the Quarter ended March 31, 1997, each of which is on file with the Securities and Exchange Commission and the historical financial statements of UDS including the notes thereto included in the UDS 10-K and the UDS 10-Q each of which is incorporated by reference herein. The pro forma financial data is based on various assumptions and is not necessarily indicative of the results that actually would have occurred had the Arrangement been consummated on the dates indicated or that may occur in the future.

                     ULTRAMAR DIAMOND SHAMROCK CORPORATION

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 1997
                            (UNAUDITED, IN MILLIONS)

                                                                      UDS       TOTAL      PRO FORMA     UDS PRO
                                                                   HISTORICAL HISTORICAL  ADJUSTMENTS     FORMA
                                                                   ---------  ---------  -------------  ---------
ASSETS
Cash and cash equivalents........................................  $    99.4  $    12.4    $      --    $   111.8
Accounts and notes receivable....................................      434.9      204.1           --        639.0
Inventories......................................................      543.4      178.3         17.0        738.7
Deferred income taxes............................................       32.0         --         19.1         51.1
Prepaid expenses and other current assets........................       39.3       39.8        (19.3)        59.8
                                                                   ---------  ---------       ------    ---------
    Total current assets.........................................    1,149.0      434.6         16.8      1,600.4
Property, plant and equipment, net...............................    2,697.3      829.8        (11.7)     3,515.4
Other assets.....................................................      282.0       32.3         69.9        384.2
                                                                   ---------  ---------       ------    ---------
                                                                   $ 4,128.3  $ 1,296.7    $    75.0    $ 5,500.0
                                                                   ---------  ---------       ------    ---------
                                                                   ---------  ---------       ------    ---------

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable.................................................  $   397.2  $   287.0    $      --    $   684.2
Accrued liabilities..............................................      287.7       28.1         47.0        362.8
Notes payable and current portion of long-term debt..............        9.9         --           --          9.9
Taxes other than income taxes....................................      194.4       46.8           --        241.2
Income taxes.....................................................       30.3         --           --         30.3
                                                                   ---------  ---------       ------    ---------
    Total current liabilities....................................      919.5      361.9         47.0      1,328.4
Long-term debt...................................................    1,579.8      486.1           --      2,065.9
Deferred income taxes............................................       80.3       11.1        (17.3)        74.1
Other............................................................      304.7       68.4         18.5        391.6
                                                                   ---------  ---------       ------    ---------
    Total liabilities............................................    2,884.3      927.5         48.2      3,860.0
                                                                   ---------  ---------       ------    ---------
Stockholders' equity:
  Common Stock...................................................        0.7      353.2       (353.1)         0.8
  Additional paid-in capital.....................................    1,138.1       79.7        316.2      1,534.0
  ESOP, treasury stock and other.................................      (32.2)        --           --        (32.2)
  Foreign currency translation adjustments.......................      (62.2)        --           --        (62.2)
  Retained earnings..............................................      199.6      (63.7)        63.7        199.6
                                                                   ---------  ---------       ------    ---------
    Total stockholders' equity...................................    1,244.0      369.2         26.8      1,640.0
                                                                   ---------  ---------       ------    ---------
                                                                   $ 4,128.3  $ 1,296.7    $    75.0    $ 5,500.0
                                                                   ---------  ---------       ------    ---------
                                                                   ---------  ---------       ------    ---------

              See accompanying Notes to Pro Forma Financial Data.

                     ULTRAMAR DIAMOND SHAMROCK CORPORATION

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1996
                            (UNAUDITED, IN MILLIONS)

                                                                      UDS       TOTAL      PRO FORMA        UDS
                                                                   HISTORICAL HISTORICAL  ADJUSTMENTS    PRO FORMA
                                                                   ---------  ---------  -------------  -----------
ASSETS

Cash and cash equivalents........................................  $   197.9  $    13.0    $      --     $   210.9
Accounts and notes receivable....................................      503.1      188.3           --         691.4
Inventories......................................................      633.3      161.7         47.0         842.0
Deferred income taxes............................................       30.0         --          6.5          36.5
Prepaid expenses and other current assets........................       35.0       38.4        (19.3)         54.1
                                                                   ---------  ---------       ------    -----------
    Total current assets.........................................    1,399.3      401.4         34.2       1,834.9
Property, plant and equipment, net...............................    2,730.8      835.2        (11.7)      3,554.3
Other assets.....................................................      289.9       31.7         37.8         359.4
                                                                   ---------  ---------       ------    -----------
                                                                   $ 4,420.0  $ 1,268.3    $    60.3     $ 5,748.6
                                                                   ---------  ---------       ------    -----------
                                                                   ---------  ---------       ------    -----------

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable.................................................  $   540.7  $   282.9    $      --     $   823.6
Accrued liabilities..............................................      328.9       38.2         43.9         411.0
Notes payable and current portion of long-term debt..............        3.2         --           --           3.2
Taxes other than income taxes....................................      191.3       49.7           --         241.0
Income taxes.....................................................       32.1         --           --          32.1
                                                                   ---------  ---------       ------    -----------
    Total current liabilities....................................    1,096.2      370.8         43.9       1,510.9
Long-term debt...................................................    1,646.3      428.0           --       2,074.3
Deferred income taxes............................................       87.0       20.1        (15.9)         91.2
Other............................................................      349.6       67.2         18.5         435.3
                                                                   ---------  ---------       ------    -----------
    Total liabilities............................................    3,179.1      886.1         46.5       4,111.7
                                                                   ---------  ---------       ------    -----------
Stockholders' equity:
  Common Stock...................................................        0.7      353.1       (353.0)          0.8
  Additional paid-in capital.....................................    1,137.0       79.7        316.2       1,532.9
  ESOP, treasury stock and other.................................      (32.2)        --           --         (32.2)
  Foreign currency translation adjustments.......................      (58.3)        --           --         (58.3)
  Retained earnings..............................................      193.7      (50.6)        50.6         193.7
                                                                   ---------  ---------       ------    -----------
    Total stockholders' equity...................................    1,240.9      382.2         13.8       1,636.9
                                                                   ---------  ---------       ------    -----------
                                                                   $ 4,420.0  $ 1,268.3    $    60.3     $ 5,748.6
                                                                   ---------  ---------       ------    -----------
                                                                   ---------  ---------       ------    -----------

              See accompanying Notes to Pro Forma Financial Data.

                     ULTRAMAR DIAMOND SHAMROCK CORPORATION

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                                 MARCH 31, 1997
                 (UNAUDITED, IN MILLIONS EXCEPT PER SHARE DATA)

                                                                     UDS         TOTAL      PRO FORMA       UDS
                                                                  HISTORICAL  HISTORICAL   ADJUSTMENTS   PRO FORMA
                                                                  ----------  -----------  -----------  -----------
Sales and other revenues........................................  $  2,550.2   $   554.2    $   165.1    $$3,269.5
                                                                  ----------  -----------  -----------  -----------
Operating costs and expenses:
  Costs of products sold and operating..........................          --       540.5       (540.5)          --
  Costs of products sold........................................     1,649.7          --        458.8      2,108.5
  Operating expenses............................................       210.2          --         68.6        278.8
  Selling, general and administrative expenses..................        72.0        11.6          4.4         88.0
  Taxes other than income taxes.................................       509.2          --        170.7        679.9
  Depreciation and amortization.................................        44.2        15.8          1.9         61.9
                                                                  ----------  -----------  -----------  -----------
    Total operating costs and expenses..........................     2,485.3       567.9        163.9      3,217.1
                                                                  ----------  -----------  -----------  -----------
Operating income................................................        64.9       (13.7)         1.2         52.4
Interest income.................................................         2.4          --           --          2.4
Interest expense................................................       (32.5)       (7.1)          --        (39.6)
Gain on sale of assets..........................................        11.0          --           --         11.0
                                                                  ----------  -----------  -----------  -----------
Income (loss) before income taxes...............................        45.8       (20.8)         1.2         26.2
Income tax (benefit) expense....................................        18.2        (8.9)         0.5          9.8
                                                                  ----------  -----------  -----------  -----------
Net (loss) income...............................................        27.6       (11.9)         0.7         16.4
Dividend requirement on preferred stock.........................         1.1          --           --          1.1
                                                                  ----------  -----------  -----------  -----------
Net income (loss) applicable to common shares...................  $     26.5   $   (11.9)   $     0.7    $    15.3
                                                                  ----------  -----------  -----------  -----------
                                                                  ----------  -----------  -----------  -----------
Earnings (loss) per share
Income (loss) per common share:
  Primary:
    Net income (loss)...........................................  $     0.35   $   (0.30)                $    0.17
  Fully diluted:
    Net income (loss)...........................................  $     0.35   $   (0.30)                $    0.17
Weighted average number of shares used in computation (IN
  THOUSANDS)
  Primary.......................................................      75,561      39,114                    88,156
  Fully diluted.................................................      79,049      39,114                    91,644

              See accompanying Notes to Pro Forma Financial Data.

                     ULTRAMAR DIAMOND SHAMROCK CORPORATION

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                               DECEMBER 31, 1996

                 (UNAUDITED, IN MILLIONS EXCEPT PER SHARE DATA)

                                                                    UDS        TOTAL     PRO FORMA      UDS
                                                                 HISTORICAL  HISTORICAL ADJUSTMENTS  PRO FORMA
                                                                 ----------  ---------  -----------  ----------
Sales and other revenues.......................................  $ 10,208.4  $ 2,614.3   $   719.1   $ 13,541.8
                                                                 ----------  ---------  -----------  ----------
Operating costs and expenses:
  Costs of products sold and operating.........................          --    2,486.8    (2,486.8)          --
  Costs of products sold.......................................     6,550.0         --     2,143.0      8,693.0
  Operating expenses...........................................       928.1         --       290.8      1,218.9
  Selling, general and administrative expenses.................       302.0       52.3        17.2        371.5
  Taxes other than income taxes................................     2,101.1         --       738.1      2,839.2
  Depreciation and amortization................................       179.9       60.8         6.2        246.9
  Merger and integration costs.................................        77.4         --          --         77.4
                                                                 ----------  ---------  -----------  ----------
    Total operating costs and expenses.........................    10,138.5    2,599.9       708.6     13,447.0
                                                                 ----------  ---------  -----------  ----------
Operating income...............................................        69.9       14.4        10.5         94.8
Interest income................................................        18.4                                18.4
Interest expense...............................................      (128.5)     (26.6)         --       (155.1)
                                                                 ----------  ---------  -----------  ----------
Income (loss) before income taxes..............................       (40.2)     (12.2)       10.5        (41.9)
Income tax (benefit) expense...................................        (4.3)      (6.8)        4.0         (7.1)
                                                                 ----------  ---------  -----------  ----------
Net (loss) income..............................................       (35.9)      (5.4)        6.5        (34.8)
Dividend requirement on preferred stock........................         4.3         --          --          4.3
                                                                 ----------  ---------  -----------  ----------
Net income (loss) applicable to common shares..................  $    (40.2) $    (5.4)  $     6.5   $    (39.1)
                                                                 ----------  ---------  -----------  ----------
                                                                 ----------  ---------  -----------  ----------
Earnings (loss) per share
Income (loss) per common share:
  Primary:
    Net income (loss)..........................................  $    (0.54) $   (0.14)              $    (0.45)
  Fully diluted:
    Net income (loss)..........................................  $    (0.54) $   (0.14)              $    (0.45)
Weighted average number of shares used in computation (IN
  THOUSANDS)
Primary........................................................      74,427     38,913                   86,957
Fully diluted..................................................      74,427     38,913                   86,957

              See accompanying Notes to Pro Forma Financial Data.

                       NOTES TO PRO FORMA FINANCIAL DATA

NOTE 1--BASIS OF PRESENTATION

    The unaudited income statement data were prepared using UDS's and Total's audited income statements for the year ended December 31, 1996 and unaudited income statements for the three month period ended March 31, 1997 and the reclassifications and adjustments described below. The unaudited pro forma balance sheet data were prepared using UDS's and Total's audited balance sheets dated December 31, 1996 and unaudited balance sheets dated March 31, 1997 and the adjustments and assumptions described below.

NOTE 2--RECLASSIFICATIONS

    Certain pro forma reclassifications have been made to the audited consolidated financial statements of Total to conform with the financial presentation of UDS.

    For the unaudited pro forma income statement data, federal excise and state motor fuel taxes of Total have been included in sales and other revenues and taxes other than income taxes. Additionally, cost of products sold and operating expenses of Total have been reclassified to appropriate categories used by UDS.

NOTE 3--PRO FORMA ADJUSTMENTS

    INVENTORIES--Total's inventories of crude oil and products have been adjusted from the lower of cost or net realizable value as determined by the last-in, first-out method of accounting to fair market value.

    PROPERTY, PLANT AND EQUIPMENT--Pro forma adjustments have been made for Total to account for refinery maintenance turnaround costs under the deferral and amortization method versus the accrual method, to conform to the financial presentation of UDS.

    RETIREE HEALTH CARE BENEFITS--Total adopted Statement of Financial Accounting Standards ("SFAS") No. 106, "Employer's Accounting for Postretirement Benefits other than Pensions," by recognizing an unfunded obligation and a corresponding asset for the actuarial present value of estimated benefits attributed to participant service rendered through January 1, 1993. Total was amortizing this transition asset over 20 years. For the unaudited pro forma financial data, this transition asset has been eliminated and the corresponding expense has been appropriately adjusted.

    OTHER BALANCE SHEET ADJUSTMENTS--Pro forma adjustments to various assets and liabilities have been made for the effect of UDS's intentions of merging the operations of Total into UDS. Valuation adjustments have been provided for anticipated changes in operations and brands, as well as duplicate information technology and facilities.

    EXPENSES OF THE MERGER--Expenses incurred in connection with the Arrangement are considered part of the cost of Total being purchased and will be capitalized. These expenses primarily consist of financial advisory fees, outside legal, accounting and professional fees, and one-time costs of severance and other benefit payments to employees of Total that will result from the elimination of certain operational and administrative functions. These expenses are estimated to be approximately $30.0 million and have been reflected in the pro forma financial data. The pro forma financial data do not include any cost savings expected to occur as a result of the Arrangement.

    INCOME TAXES--A deferred income tax benefit has been provided in the unaudited pro forma financial data, representing the income tax effect on the pro forma financial data adjustments, calculated at a combined federal and state rate of 38%.

    GOODWILL--The aggregate effect of the pro forma balance sheet adjustments resulted in pro forma increases of $44.9 million and $80.6 million in goodwill at December 31, 1996 and March 31, 1997, respectively, which is included in other assets. Goodwill will be amortized over 20 years and the pro forma income statement data include an adjustment to reflect such amortization.

    STOCKHOLDERS' EQUITY--Pro forma adjustments to stockholders' equity provide for the acquisition of each issued and outstanding Total Common Share by a Canadian subsidiary of UDS in exchange for 0.322 of a share of UDS common stock under the Arrangement.

    EARNINGS PER SHARE--Pro forma earnings per share for UDS are based on the historical weighted average number of common and common equivalent shares outstanding for each company during the respective period adjusted to reflect the changes in shares due to the Arrangement.

                            SELECTED FINANCIAL DATA

    The consolidated selected financial data for the five year period ended December 31, 1996 has been derived from the audited consolidated financial statements of the Company for the four years and six months ended December 31, 1996 and, with the exception of cash dividends per share on Common Stock, has been restated on a pooling-of-interests basis to include the results of Diamond Shamrock for all periods presented prior to the UDS Merger on December 3, 1996. Net loss for the year ended December 31, 1996 includes UDS Merger and integration costs of $77.4 million and approximately $50.4 million of one time non-cash charges principally to conform accounting practices between Diamond Shamrock and Ultramar, including the accrual of estimated future environmental and other obligations.

    The consolidated selected financial data as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 should be read in conjunction with the audited consolidated financial statements and related notes thereto and with "Management's Discussion and Analysis of Financial Condition and Results of Operations" each of which is contained in the UDS 10-K which is incorporated by reference herein.

                                                                            YEAR ENDED DECEMBER 31,
                                                          -----------------------------------------------------------
                                                           1996(2)   1995(2)(3)     1994      1993(4)    1992(5)(6)
                                                          ---------  -----------  ---------  ---------  -------------
                                                              (IN MILLIONS, EXCEPT PER SHARE DATA)        PRO FORMA
STATEMENT OF OPERATIONS DATA:
Sales and other revenues(1):............................  $10,208.4   $ 8,083.5   $ 7,418.3  $ 7,056.3    $ 5,746.6
Operating income........................................       69.9       226.8       299.2      279.2        233.7
(Loss) Income before cumulative effect of accounting
  change................................................      (35.9)       95.0       136.8      119.1         82.7
Net (loss) income.......................................      (35.9)      117.0       136.8      104.9         65.0
(Loss) income per common and common equivalant share:
  Primary:
    (Loss) income before cumulative effect of accounting
      change............................................       (.54)       1.30        1.93       1.71         1.23
    Net (loss) income...................................       (.54)       1.61        1.93       1.50          .97
  Fully diluted:
    (Loss) income before cumulative effect of accounting
      change............................................       (.54)       1.29        1.90       1.71         1.23
    Net (loss) income...................................       (.54)       1.59        1.90       1.50          .97
Cash dividends per share
  Common................................................       1.10        1.10        1.10       1.10          .55
  Preferred.............................................       2.50        2.50        2.50       1.28           --

BALANCE SHEET DATA (AT END OF PERIOD):
Cash and cash equivalents...............................  $   197.9   $   175.5   $    82.5  $   110.2    $   151.8
Working capital.........................................      265.4       385.7       361.3      395.3        518.8
Total assets............................................    4,420.0     4,216.7     3,384.4    3,073.9      3,089.9
Long-term debt..........................................    1,646.3     1,557.8     1,042.5      980.5      1,111.8
Stockholders' equity....................................    1,240.9     1,328.0     1,122.3    1,069.3        949.3

(1) During 1996, the Company changed its presentation of sales and other revenues to include Federal excise and state motor vehicle fuel taxes collected on the sale of product which were previously reported as a reduction of the corresponding tax expense. Sales and other revenues for the four years ended December 31, 1995 has been adjusted to conform to the presentation used in 1996.

(2) On December 14, 1995, Diamond Shamrock acquired National Convenience Stores ("NCS"), which operated 661 specialty convenience stores, for a net cost of approximately $280.0 million. The acquisition (the "NCS Acquisition") was accounted for using the purchase method of accounting and, accordingly, the results of operations of NCS are included from the date of acquisition.

(3) During the second quarter of 1995, the Company changed its method of accounting for refinery maintenance turnaround costs from an accrual method to a deferral method. The change resulted in a cumulative adjustment through December 31, 1994 of $22.0 million (after income taxes of $13.4 million) or $.31 per share, which is included in net income for the year ended December 31, 1995. The effect of the change on the year ended December 31, 1995 was to increase income before cumulative effect of accounting change by approximately $3.5 million ($.05 per share) and net income by $25.5 million ($.36 per share). Had the change in accounting for refinery maintenance turnaround costs been in effect since the beginning of 1992, net income for the years ended December 31, 1994, 1993 and 1992 would have been $143.4 million ($2.03 per share), $115.0 million ($1.65 per share) and $77.0 million ($1.15 per share), respectively.

(4) In 1993, Diamond Shamrock changed its method of accounting for certain liabilities resulting from an agreement with its former parent. The change resulted in a cumulative adjustment through December 31, 1992 of $14.2 million (after income tax benefit of $9.4 million), or $.14 per share, which is reflected in net income for the year ended December 31, 1993.

(5) In 1992, Diamond Shamrock changed its method of accounting for post-retirement benefits other than pensions and its method of accounting for income taxes. The aggregate cumulative effect of these changes as of January 1, 1992 of $17.7 million (after income tax benefit of $10.3 million), or $.15 per share, is included in net income for the year ended December 31, 1992.

(6) Historical data for the year ended December 31, 1992 has been adjusted to reflect the Company's initial public offering of Common Stock and debt and acquisitions of Ultramar Inc. ("UI") and Canadian Ultramar Company ("CUC", formerly Canadian Ultramar Limited) in June 1992 as if such transactions had been completed on January 1, 1992.

                                 UDS CAPITAL I

    UDS Capital I (the "Trust") is a statutory business trust formed under the Delaware Business Trust Act, as amended (the "Trust Act"), pursuant to a declaration of trust and the filing of a certificate of trust with the Secretary of State of the State of Delaware on June 5, 1997; such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Trust Preferred Securities, the purchasers thereof will own all the Trust Preferred Securities. See "Description of the Trust Preferred Securities". The Company will acquire Trust Common Securities in an amount equal to at least 3% of the total capital of the Trust. The Trust will use all the proceeds derived from the issuance of the Trust Securities to purchase the Partnership Preferred Securities from the Partnership and, accordingly, the assets of the Trust will consist solely of the Partnership Preferred Securities. The Trust exists for the exclusive purpose of (i) issuing the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Partnership Preferred Securities, and (iii) engaging in only those other activities necessary or incidental thereto.

    Pursuant to the Declaration, there will initially be five trustees (the "Trustees") for the Trust. Three of the Trustees will be individuals who are employees or officers of or who are affiliated with the Company (the "Regular Trustees"). The fourth trustee will be a financial institution that is unaffiliated with the Company and is indenture trustee for purposes of compliance with the provisions of the Trust Indenture Act (the "Property Trustee"). The fifth trustee will be an entity that maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). Initially, The Bank of New York, a New York banking corporation, will act as Property Trustee, and its affiliate, The Bank of New York (Delaware), a Delaware corporation, will act as Delaware Trustee until, in each case, removed or replaced by the holder of the Trust Common Securities. For purposes of compliance with the Trust Indenture Act, The Bank of New York will also act as trustee under the Trust Guarantee (the "Trust Guarantee Trustee"), as Property Trustee under the Declaration and as trustee under the indenture applicable to the Company Debenture.

    The Property Trustee will hold title to the Partnership Preferred Securities for the benefit of the holders of the Trust Securities, and the Property Trustee will have the power to exercise all rights, powers and privileges with respect to the Partnership Preferred Securities under the Amended and Restated Agreement of Limited Partnership to be entered into by the Company and the Trust (the "Limited Partnership Agreement") as the holder of the Partnership Preferred Securities. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Partnership Preferred Securities for the benefit of the holders of the Trust Securities. The Trust Guarantee Trustee will hold the Trust Guarantee for the benefit of the holders of the Trust Preferred Securities. The Company, as the holder of all the Trust Common Securities, will have the right to appoint, remove or replace any of the Trustees and to increase or decrease the number of trustees, provided that at least one trustee shall be a Delaware Trustee, at least one trustee shall be the Property Trustee and at least one Trustee shall be a Regular Trustee. The Company will pay all fees and expenses related to the organization and operations of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Trust) and the offering of the Trust Preferred Securities and will be responsible for all debts and obligations of the Trust (other than with respect to the Trust Securities).

    For so long as the Trust Preferred Securities remain outstanding, the Company will covenant (i) to maintain directly 100% ownership of the Trust Common Securities, (ii) to cause the Trust to remain a statutory business trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the Declaration of the Trust and (iii) to use its commercially reasonable efforts to ensure that the Trust will not be (A) an "investment company" for purposes of the 1940 Act or (B) classified as other than a grantor trust for United States federal income tax purposes.

    The rights of the holders of the Trust Preferred Securities, including economic rights, rights to information and voting rights, are as set forth in the Declaration and the Trust Act. See "Description of the Trust Preferred Securities". The Declaration and the Trust Guarantee also incorporate by reference the terms of the Trust Indenture Act.

    The location of the principal executive office of the Trust is c/o Ultramar Diamond Shamrock Corporation, 9830 Colonnade Boulevard, San Antonio, Texas 78230 and its telephone number is (210) 641-6800.

                              UDS FUNDING I, L.P.

    UDS Funding I, L.P. (the "Partnership") is a limited partnership that was formed under the Delaware Revised Uniform Limited Partnership Act, as amended (the "Partnership Act"), on June 5, 1997 for the exclusive purposes of purchasing certain eligible securities of the Company and wholly-owned subsidiaries of the Company (the "Affiliate Investment Instruments") and Eligible Debt Securities with the proceeds from the sale of Partnership Preferred Securities to the Trust and a capital contribution from the Company in exchange for the general partner interest in the Partnership. Pursuant to the certificate of limited partnership, as amended, and the Limited Partnership Agreement, the Company is the sole general partner of the Partnership (in such capacity the "General Partner"). Upon the issuance of the Partnership Preferred Securities, which securities represent limited partner interests in the Partnership, the Trust will be the sole limited partner of the Partnership. Contemporaneously with the issuance of the Partnership Preferred Securities, the General Partner will contribute capital to the Partnership in an amount sufficient to establish its initial capital account at an amount equal to at least 15% of the total capital of the Partnership.

    The Partnership is managed by the General Partner and exists for the sole purpose of (i) issuing its partnership interests, (ii) investing the proceeds thereof in Affiliate Investment Instruments and Eligible Debt Securities and
(iii) engaging in only those other activities necessary or incidental thereto. To the extent that aggregate payments to the Partnership on the Affiliate Investment Instruments and on Eligible Debt Securities exceed distributions accumulated or payable with respect to the Partnership Preferred Securities, the Partnership may at times have excess funds which shall be allocated to and may, in the General Partner's sole discretion, be distributed to the General Partner.

    For so long as the Partnership Preferred Securities remain outstanding, the General Partner will covenant in the Limited Partnership Agreement (i) to remain the sole general partner of the Partnership and to maintain directly 100% ownership of the General Partner's interest in the Partnership, which interest will at all times represent at least 1% of the total capital of the Partnership,
(ii) to cause the Partnership to remain a limited partnership and not to voluntarily dissolve, liquidate, wind-up or be terminated, except as permitted by the Limited Partnership Agreement and (iii) to use its commercially reasonable efforts to ensure that the Partnership will not be (A) an "investment company" for purposes of the 1940 Act or (B) an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes. The Company or the then General Partner may transfer its obligations as General Partner to a wholly-owned direct or indirect subsidiary of the Company provided that (i) such successor entity expressly accepts such transfer of the obligations as General Partner and (ii) prior to such transfer, the Company has received an opinion of independent tax counsel experienced in such matters to the effect that (A) the Partnership will be treated as a partnership for United States federal income tax purposes, (B) such transfer would not cause the Trust to be classified as an association taxable as a corporation for United States federal income tax purposes, (C) following such transfer, the Company and such successor entity will be in compliance with the 1940 Act without registering thereunder as an investment company, and (D) such transfer will not adversely affect the limited liability of the holders of the Partnership Preferred Securities.

    The rights of the holders of the Partnership Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Limited Partnership Agreement and the Partnership Act. See "Description of the Partnership Preferred Securities".

    The Limited Partnership Agreement provides that the General Partner will be responsible for the fees and expenses of the Partnership (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Partnership) and for all debts and obligations of the Partnership (other than with respect to the Partnership Preferred Securities). Under Delaware law, assuming a limited partner in a Delaware limited partnership such as the Partnership (I.E., a holder of the Partnership Preferred Securities) does not participate in the control of the business of the limited partnership, such limited partner will not be personally liable for the debts, obligations and liabilities of such limited partnership, whether arising in contract, tort or otherwise, solely by reason of being a limited partner of such limited partnership (subject to any obligation such limited partner may have to repay any funds that may have been wrongfully distributed to it). The Partnership's business and affairs will be conducted by the General Partner.

    The location of the principal executive offices of the Partnership is c/o Ultramar Diamond Shamrock Corporation, 9830 Colonnade Boulevard, San Antonio, Texas 78230 and its telephone number is (210) 641-6800.

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

    The Trust Preferred Securities will be issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Property Trustee, The Bank of New York, will act as trustee for the Trust Preferred Securities under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Trust Preferred Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of the material terms and provisions of the Trust Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus is a part, the Trust Act and the Trust Indenture Act.

GENERAL

    The Trust Preferred Securities will be issued in fully registered form without coupons. Trust Preferred Securities will not be issued in bearer form. See "--Book-Entry Only Issuance--The Depository Trust Company".

    The Declaration authorizes the Regular Trustees of the Trust to issue the Trust Securities, which represent undivided beneficial ownership interests in the assets of the Trust. Title to the Partnership Preferred Securities will be held by the Property Trustee for the benefit of the holders of the Trust Securities. The Declaration does not permit the Trust to acquire any assets other than the Partnership Preferred Securities or the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. The payment of distributions out of money held by the Trust, and payments out of money held by the Trust upon redemption of the Trust Preferred Securities or liquidation of the Trust, are guaranteed by the Company to the extent described under "Description of the Trust Guarantee". The Trust Guarantee will be held by The Bank of New York, the Trust Guarantee Trustee, for the benefit of the holders of the Trust Preferred Securities. The Trust Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, holders of Trust Preferred Securities will have the remedies described below under "--Trust Enforcement Events".

DISTRIBUTIONS

    The distribution rate on Trust Preferred Securities will be fixed at a rate per annum of 8.32% of the stated liquidation amount of $25 per Trust Preferred Security and will be paid if, as and when the Trust has funds available for payment. Distributions not paid on the scheduled payment date will accumulate and compound quarterly at a rate per annum equal to 8.32%. The term "distribution" as used herein includes any such compounded amounts unless otherwise stated or the context otherwise requires. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

    Distributions on the Trust Preferred Securities will be cumulative, will accumulate from the date of initial issuance and will be payable quarterly in arrears on each March 31, June 30, September 30 and December 31, commencing June 30, 1997, if, as and when available for payment, by the Property Trustee, except as otherwise described below. If distributions are not paid when scheduled, the accumulated distributions shall be paid to the holders of record of Trust Preferred Securities as they appear on the books and records of the Trust on the record date with respect to the payment date for the Trust Preferred Securities which corresponds to the payment date fixed by the Partnership with respect to the payment of cumulative distributions on the Partnership Preferred Securities.

    Distributions on the Trust Preferred Securities will be made to the extent that the Trust has funds available for the payment of such distributions in the Property Account. Amounts available to the Trust for distribution to the holders of the Trust Preferred Securities will be limited to payments received by the Trust from the Partnership with respect to the Partnership Preferred Securities or from the Company on the Partnership Guarantee or the Trust Guarantee. Distributions on the Partnership Preferred Securities will be paid only if, as and when declared in the sole discretion of the Company, as the General Partner of the Partnership. Pursuant to the Limited Partnership Agreement, the General Partner is not obligated to declare distributions on the Partnership Preferred Securities at any time, including upon or following a Partnership Enforcement Event. See "Description of Partnership Preferred Securities--Partnership Enforcement Events".

    The assets of the Partnership will consist only of Affiliate Investment Instruments (which initially will be Debentures) and Eligible Debt Securities. To the extent that the issuers (and, where applicable, the Company, as guarantor) of the securities in which the Partnership invests defer or fail to make any payment in respect of such securities (or, if applicable, such guarantees), the Partnership will not have sufficient funds to pay and will not declare or pay distributions on the Partnership Preferred Securities. If the Partnership does not declare and pay distributions on the Partnership Preferred Securities out of funds legally available for distribution, the Trust will not have sufficient funds to make distributions on the Trust Preferred Securities, in which event the Trust Guarantee will not apply to such distributions until the Trust has sufficient funds available therefor. See "Description of the Partnership Preferred Securities--Distributions" and "Description of the Trust Guarantee". In addition, as described under "Risk Factors-- Insufficient Income or Assets Available to Partnership", the Partnership may not have sufficient funds to pay current or liquidating distributions on the Partnership Preferred Securities if (i) at any time that the Partnership is receiving current payments in respect of the securities held by the Partnership (including the Debentures), the General Partner, in its sole discretion, does not declare distributions on the Partnership Preferred Securities and the Partnership receives insufficient amounts to pay the additional compounded distributions that will accumulate in respect of the Partnership Preferred Securities, (ii) the Partnership reinvests the proceeds received in respect of the Debentures upon their retirement or at their maturities in Affiliate Investment Instruments that do not generate income in an amount that is sufficient to pay full distributions in respect of the Partnership Preferred Securities or (iii) the Partnership invests in equity or debt securities of Investment Affiliates that are not guaranteed by the Company and that cannot be liquidated by the Partnership for an amount sufficient to pay such distributions in full.

    Distributions on the Trust Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which will be one Business Day (as defined herein) prior to the relevant payment dates. Such distributions will be paid through the Property Trustee who will hold amounts received in respect of the Partnership Preferred Securities in the Property Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "--Book-Entry Only Issuance--The Depository Trust Company" below. In the event that the Trust Preferred Securities do not remain in book-entry only form, the relevant record dates shall be the 15th day of the month of the relevant payment dates. In the event that any date on which distributions are payable on the Trust Preferred Securities is not a Business Day, payment of the distribution payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of the distribution subject to such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.

TRUST ENFORCEMENT EVENTS

    The occurrence, at any time, of (i) arrearages on distributions on the Trust Preferred Securities that shall exist for six consecutive quarterly distribution periods, (ii) a default by the Company in respect of any of its obligations under the Trust Guarantee or (iii) a Partnership Enforcement Event under the Limited Partnership Agreement, will constitute an enforcement event under the Declaration with respect to the Trust Securities (a "Trust Enforcement Event"); PROVIDED, that pursuant to the Declaration, the holder of the Trust Common Securities will be deemed to have waived any Trust Enforcement Event with respect to the Trust Common Securities until all Trust Enforcement Events with respect to the Trust Preferred Securities have been cured, waived or otherwise eliminated. Until such Trust Enforcement Events with respect to the Trust Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Trust Preferred Securities and only the holders of the Trust Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration and, in the case of a Partnership Enforcement Event, the Special Representative with respect to certain matters under the Limited Partnership Agreement. See "Description of the Partnership Preferred Securities--Partnership Enforcement Events" for a description of the events which will trigger the occurrence of a Partnership Enforcement Event.

    Upon the occurrence of a Trust Enforcement Event, (a) the Property Trustee, as the holder of the Partnership Preferred Securities, shall have the right to enforce the terms of the Partnership Preferred Securities, including the right to direct the Special Representative to enforce (i) the Partnership's creditors' rights and other rights with respect to the Affiliate Investment Instruments and the Investment Guarantees, (ii) the rights of the holders of the Partnership Preferred Securities under the Partnership Guarantee and (iii) the rights of the holders of the Partnership Preferred Securities to receive distributions (only if and to the extent declared out of funds legally available therefor) on the Partnership Preferred Securities, and (b) the Trust Guarantee Trustee shall have the right to enforce the terms of the Trust Guarantee, including the right to enforce the covenant restricting certain payments by the Company and Finance Subsidiaries.

    If the Property Trustee fails to enforce its rights under the Partnership Preferred Securities after a holder of Trust Preferred Securities has made a written request, such holder of record of Trust Preferred Securities may directly institute a legal proceeding against the Partnership and the Special Representative to enforce the Property Trustee's rights under the Partnership Preferred Securities without first instituting any legal proceeding against the Property Trustee, the Trust or any other person or entity. In addition, for so long as the Trust holds any Partnership Preferred Securities, if the Special Representative fails to enforce its rights on behalf of the Partnership under the Affiliate Investment Instruments after a holder of

Trust Preferred Securities has made a written request, a holder of record of Trust Preferred Securities may on behalf of the Partnership directly institute a legal proceeding against the Investment Affiliates under the Affiliate Investment Instruments, without first instituting any legal proceeding against the Property Trustee, the Trust, the Special Representative or the Partnership. In any event, for so long as the Trust is the holder of any Partnership Preferred Securities, if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of an Investment Affiliate to make any required payment when due on any Affiliate Investment Instrument or the failure of the Company to make any required payment when due on any Investment Guarantee, then a holder of Trust Preferred Securities may on behalf of the Partnership directly institute a proceeding against such Investment Affiliate with respect to such Affiliate Investment Instrument or against the Company with respect to any such Investment Guarantee, in each case for enforcement of payment.

    Under no circumstances, however, shall the Special Representative have authority to cause the General Partner to declare distributions on the Partnership Preferred Securities. As a result, although the Special Representative may be able to enforce the Partnership's creditors' rights to accelerate and receive payments in respect of the Affiliate Investment Instruments and the Investment Guarantees, the Partnership would be entitled to reinvest such payments in additional Affiliate Investment Instruments, subject to satisfying the reinvestment criteria described under "Description of the Partnership Preferred Securities-- Partnership Investments", and Eligible Debt Securities, rather than declaring and making distributions on the Partnership Preferred Securities.

    The Company and the Trust are each required to file annually with the Property Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

MANDATORY REDEMPTION

    The Partnership Preferred Securities may be redeemed by the Partnership at the option of the General Partner, in whole or in part, at any time on or after June 30, 2002 or at any time in certain circumstances upon the occurrence of a Partnership Special Event. Upon such redemption of the Partnership Preferred Securities (either at the option of the General Partner or pursuant to a Partnership Special Event), the proceeds from such repayment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the Partnership Preferred Securities so redeemed at an amount per Trust Security equal to $25 plus accumulated and unpaid distributions thereon; PROVIDED, that holders of the Trust Securities shall be given not less than 30 nor more than 60 days notice of such redemption. See "Description of the Partnership Preferred Securities--General" and "--Optional Redemption".

TRUST SPECIAL EVENT REDEMPTION OR DISTRIBUTION

    If, at any time, a Trust Tax Event or a Trust Investment Company Event (each as hereinafter defined, and each, a "Trust Special Event") shall occur and be continuing, the Regular Trustees shall, unless the Partnership Preferred Securities are redeemed in the limited circumstances described below, within 90 days following the occurrence of such Trust Special Event elect to either (i) dissolve the Trust upon not less than 30 nor more than 60 days notice with the result that, after satisfaction of creditors of the Trust, if any, Partnership Preferred Securities would be distributed on a PRO RATA basis to the holders of the Trust Preferred Securities and the Trust Common Securities in liquidation of such holders' interests in the Trust; PROVIDED, HOWEVER, that if at the time there is available to the Trust the opportunity to eliminate, within such 90-day period, the Trust Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which in the sole judgment of the Company has or will cause no adverse effect on the Trust, the Partnership, the Company or the holders of the Trust Securities and will involve no material cost, the Trust will pursue such measure in lieu of dissolution or (ii) cause the Trust Preferred Securities to remain outstanding, provided that in the case of this clause (ii), the Company shall pay any and all expenses incurred by or payable by the Trust attributable to the Trust

Special Event. Furthermore, if in the case of the occurrence of a Trust Tax Event, the Regular Trustees have received an opinion (a "Trust Redemption Tax Opinion") of independent tax counsel experienced in such matters that there is more than an insubstantial risk that interest payable by one or more of the Investment Affiliates with respect to the Debentures issued by such Investment Affiliate is not, or will not be, deductible by such Investment Affiliate for United States federal income tax purposes even if the Partnership Preferred Securities were distributed to the holders of the Trust Securities in liquidation of such holders' interests in the Trust as described above, then the General Partner shall have the right, within 90 days following the occurrence of such Trust Tax Event, to elect to cause the Partnership to redeem the Partnership Preferred Securities in whole (but not in part) for cash upon not less than 30 nor more than 60 days notice and promptly following such redemption, the Trust Preferred Securities and Trust Common Securities will be redeemed by the Trust at the Redemption Price.

    "Trust Tax Event" means that the Company shall have requested and received and shall have delivered to the Regular Trustees an opinion of independent tax counsel experienced in such matters (a "Trust Dissolution Tax Opinion") to the effect that there has been (a) an amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) a judicial decision interpreting, applying, or clarifying such laws or regulations, (c) an administrative pronouncement or action that represents an official position (including a clarification of an official position) of the governmental authority or regulatory body making such administrative pronouncement or taking such action, or (d) a threatened challenge asserted in connection with an audit of the Company or any of its subsidiaries, the Partnership, or the Trust, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Debentures, the Partnership Preferred Securities, or the Trust Preferred Securities, which amendment or change is adopted or which proposed change, decision or pronouncement is announced or which action, clarification or challenge occurs on or after the date of this Prospectus Supplement (collectively a "Tax Action"), which Tax Action relates to any of the items described in (i) through (iii) below, and that following the occurrence of such Tax Action there is more than an insubstantial risk that (i) the Trust is, or will be, subject to United States federal income tax with respect to income accrued or received on the Partnership Preferred Securities, (ii) the Trust is, or will be, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges or (iii) interest payable by an Investment Affiliate with respect to the Debenture issued by such Investment Affiliate is not, or will not be, deductible by such Investment Affiliate for United States federal income tax purposes.

    "Trust Investment Company Event" means that the Company shall have requested and received and shall have delivered to the Regular Trustees an opinion of independent legal counsel experienced in such matters to the effect that as a result of the occurrence on or after the date hereof of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act.

    If the Partnership Preferred Securities are distributed to the holders of the Trust Preferred Securities, the Company will use its best efforts to cause the Partnership Preferred Securities to be listed on the New York Stock Exchange or on such other national securities exchange or similar organization as the Trust Preferred Securities are then listed or quoted.

    On the date fixed for any distribution of Partnership Preferred Securities, upon dissolution of the Trust, (i) the Trust Preferred Securities and the Trust Common Securities will no longer be deemed to be outstanding and (ii) certificates representing Trust Securities will be deemed to represent the Partnership Preferred Securities having a liquidation preference equal to the stated liquidation amount of such Trust Securities until such certificates are presented to the Company or its agent for transfer or reissuance.

    There can be no assurance as to the market price for the Partnership Preferred Securities which may be distributed in exchange for Trust Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Partnership Preferred Securities which an investor may subsequently receive on dissolution and liquidation of the Trust may trade at a discount to the price of the Trust Preferred Securities exchanged.

REDEMPTION PROCEDURES

    The Trust may not redeem fewer than all of the outstanding Trust Preferred Securities unless all accumulated and unpaid distributions have been paid on all Trust Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

    If the Trust gives a notice of redemption in respect of Trust Preferred Securities (which notice will be irrevocable), and if the Company has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption of the Partnership Preferred Securities, then, by 12:00 noon, New York time, on the redemption date, the Trust will irrevocably deposit with DTC funds sufficient to pay the amount payable on redemption of all book-entry certificates and will give DTC irrevocable instructions and authority to pay such amount to holders of the Trust Preferred Securities. See "--Book-Entry Only Issuance--The Depository Trust Company". If notice of redemption shall have been given and funds are deposited as required, then upon the date of such deposit, all rights of holders of such Trust Preferred Securities so called for redemption will cease, except the right of the holders of such Trust Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Trust Preferred Securities is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of the amount payable subject to such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Trust Preferred Securities is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Trust Guarantee described under "Description of the Trust Guarantee", distributions on such Trust Preferred Securities will continue to accumulate from the original redemption date to the date of payment.

    In the event that fewer than all of the outstanding Trust Preferred Securities are to be redeemed, the Trust Preferred Securities will be redeemed in accordance with the procedures of DTC. See "--Book-Entry Only Issuance--The Depository Trust Company". In the event that the Trust Preferred Securities do not remain in book-entry only form and fewer than all of the outstanding Trust Preferred Securities are to be redeemed, the Trust Preferred Securities shall be redeemed on a pro rata basis based on the liquidation amount of the Trust Preferred Securities or pursuant to the rules of any securities exchange on which the Trust Preferred Securities are listed.

    Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Company or its subsidiaries may at any time and from time to time purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement.

SUBORDINATION OF TRUST COMMON SECURITIES

    Payment of amounts upon liquidation of the Trust Securities shall be made PRO RATA based on the liquidation amount of the Trust Securities; PROVIDED, HOWEVER, that upon (i) the occurrence of an Investment Event of Default by an Investment Affiliate (including the Company) in respect of any Affiliate Investment Instrument or (ii) default by the Company on any of its obligations under any Guarantee, the holders of the Trust Preferred Securities will have a preference over the holders of the Trust Common Securities with respect to payments upon liquidation of the Trust.

    In the case of any Trust Enforcement Event, the holder of Trust Common Securities will be deemed to have waived any such Trust Enforcement Event until all such Trust Enforcement Events with respect to the

Trust Preferred Securities have been cured, waived or otherwise eliminated. Until all Trust Enforcement Events with respect to the Trust Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Trust Preferred Securities and not on behalf of the holder of the Trust Common Securities, and only the holders of the Trust Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

    In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a "Trust Liquidation"), the holders of the Trust Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in cash or other immediately available funds in an amount equal to the aggregate of the stated liquidation amount of $25 per Trust Preferred Security plus accumulated and unpaid distributions thereon to the date of payment (the "Trust Liquidation Distribution"), unless, in connection with such Trust Liquidation, Partnership Preferred Securities have been distributed on a PRO RATA basis to the holders of the Trust Securities.

    If, upon any such Trust Liquidation, the Trust Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Trust Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Preferred Securities shall be paid on a PRO RATA basis. The holders of the Trust Common Securities will be entitled to receive distributions upon any such liquidation PRO RATA with the holders of the Trust Preferred Securities, except in the limited circumstances described above under "--Subordination of Trust Common Securities".

    Pursuant to the Declaration, the Trust shall terminate (i) upon the bankruptcy of the Company, (ii) upon the filing of a certificate of dissolution or the equivalent with respect to the Company, the filing of a certificate of cancellation with respect to the Trust after having obtained the consent of at least a majority in liquidation amount of the Trust Securities, voting together as a single class, to file such certificate of cancellation, or the revocation of the charter of the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iii) upon the distribution of all of the Partnership Preferred Securities upon the occurrence of a Trust Special Event, (iv) upon the entry of a decree of a judicial dissolution of the Company or the Trust, or (v) upon the redemption of all the Trust Securities.

VOTING RIGHTS

    Except as described herein, under the Trust Act, the Trust Indenture Act and under "Description of the Trust Guarantee--Amendments and Assignment", and as otherwise required by law and the Declaration, the holders of the Trust Preferred Securities will have no voting rights.

    Subject to the requirement of the Property Trustee obtaining a tax opinion as set forth in the last sentence of this paragraph, the holders of a majority in liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as holder of the Partnership Preferred Securities, to (i) exercise the remedies available to it under the Limited Partnership Agreement as a holder of the Partnership Preferred Securities, including the right to direct the Special Representative to exercise its rights in the manner described above under "--Trust Enforcement Events" and (ii) consent to any amendment, modification, or termination of the Limited Partnership Agreement or the Partnership Preferred Securities where such consent shall be required; PROVIDED, HOWEVER, that where a consent or action under the Limited Partnership Agreement would require the consent or act of the holders of more than a majority of the aggregate liquidation preference of Partnership Preferred Securities affected thereby, only the holders of the percentage of the aggregate stated liquidation amount of the Trust Securities which is at least equal to the percentage required under the Limited Partnership Agreement may direct the Property Trustee to give such consent or take such action on behalf of the Trust. See "Description of the Partnership Preferred Securities--Voting Rights". The Property Trustee shall notify all holders of the Trust Preferred Securities of any notice of any Partnership Enforcement Event received from the General Partner with respect to the Partnership Preferred Securities and the Affiliate Investment Instruments. Such notice shall state that such Partnership Enforcement Event also constitutes a Trust Enforcement Event. Except with respect to directing the time, method, and place of conducting a proceeding for a remedy as described above, the Property Trustee shall be under no obligation to take any of the actions described in clauses (i) or (ii) above unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes and that after such action each holder of Trust Securities will continue to be treated as owning an undivided beneficial ownership interest in the Partnership Preferred Securities.

    A waiver of a Partnership Enforcement Event with respect to the Partnership Preferred Securities held by the Property Trustee will constitute a waiver of the corresponding Trust Enforcement Event.

    Any required approval or direction of holders of Trust Preferred Securities may be given at a separate meeting of holders of Trust Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Trust Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Trust Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Trust Preferred Securities will be required for the Trust to redeem and cancel Trust Preferred Securities or distribute Partnership Preferred Securities in accordance with the Declaration.

    Notwithstanding that holders of Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Trust Securities that are beneficially owned at such time by the Company or any entity directly or indirectly controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Trust Securities were not outstanding, except for Trust Preferred Securities purchased or acquired by the Company or its affiliates in connection with transactions effected by or for the account of customers of the Company or any of its subsidiaries or in connection with the distribution or trading of such Trust Preferred Securities; PROVIDED, HOWEVER, that persons (other than affiliates of the Company) to whom the Company or any of its subsidiaries have pledged Trust Preferred Securities may vote or consent with respect to such pledged Trust Preferred Securities pursuant to the terms of such pledge.

    The procedures by which holders of Trust Preferred Securities represented by the global certificates may exercise their voting rights are described below. See "--Book-Entry Only Issuance--The Depository Trust Company".

    Holders of the Trust Preferred Securities will have no rights to appoint or remove the Regular Trustees, who may be appointed, removed or replaced solely by the Company, as the holder of all of the Trust Common Securities.

MERGER, CONSOLIDATION OR AMALGAMATION OF THE TRUST

    The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other entity, except as described below. The Trust may, with the consent of a majority of the Regular Trustees and without the consent of the holders of the Trust Securities, the Property Trustee or the Delaware Trustee consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State of the United States; PROVIDED, that (i) if the Trust is not the survivor, such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Trust Preferred Securities other securities having substantially the same terms as the Trust Preferred Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions, assets and payments, (ii) the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Partnership Preferred Securities, (iii) the Trust Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Trust Preferred Securities are then listed or quoted,
(iv) such merger, consolidation, amalgamation or replacement does not cause the Trust Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Trust,
(vii) the Company guarantees the obligations of such successor entity under the Successor Securities to the same extent as provided by the Trust Guarantee and
(viii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of an independent legal counsel to the Trust experienced in such matters to the effect that: (A) such merger, consolidation, amalgamation or replacement will not adversely affect the rights, preferences and privileges of the holders of the Trust Preferred Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act,
(C) following such merger, consolidation, amalgamation or replacement, the Trust (or such successor trust) will not be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes and (D) following such merger, consolidation, amalgamation or replacement, the Partnership will not be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

MODIFICATION OF THE DECLARATION

    The Declaration may be modified and amended if approved by a majority of the Regular Trustees (and in certain circumstances the Property Trustee and the Delaware Trustee), PROVIDED, that if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; PROVIDED, FURTHER, that if any amendment or proposal referred to in clause (i) above would adversely affect only the Trust Preferred Securities or the Trust Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

    The Declaration may be amended without the consent of the holders of the Trust Securities to (i) cure any ambiguity, (ii) correct or supplement any provision in the Declaration that may be defective or inconsistent with any other provision of the Declaration, (iii) add to the covenants, restrictions or obligations of the Sponsor, (iv) conform to any change in the 1940 Act, the Trust Indenture Act or the rules or regulations of either such Act and (v) modify, eliminate and add to any provision of the Declaration to such extent as may be necessary or desirable; PROVIDED that no such amendment shall have a material adverse effect on the rights, preferences or privileges of the holders of the Trust Securities.

    Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to fail to be classified as a grantor trust for United States federal income tax purposes, (ii) cause the Partnership to be classified as an association or publicly traded partnership taxable as a corporation for such purposes, (iii) reduce or otherwise adversely affect the powers of the Property Trustee or (iv) cause the Trust or the Partnership to be deemed an "investment company" which is required to be registered under the 1940 Act.

BOOK-ENTRY ONLY ISSUANCE--THE DEPOSITORY TRUST COMPANY

    The Depository Trust Company ("DTC") will act as securities depository (the "Depository") for the Trust Preferred Securities and, to the extent distributed to the holders of Trust Preferred Securities, the Partnership Preferred Securities. The Trust Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Trust Preferred Securities certificates ("Global Certificates"), representing the total aggregate number of Trust Preferred Securities, will be issued and will be deposited with DTC.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

    Purchases of Trust Preferred Securities within the DTC system must be made by or through Participants, which will receive a credit for the Trust Preferred Securities on DTC's records. The ownership interest of each actual purchaser of Trust Preferred Securities ("Beneficial Owner") is in turn to be recorded on the Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Participants or Indirect Participants through which the Beneficial Owners purchased Trust Preferred Securities. Transfers of ownership interests in the Trust Preferred Securities are to be accomplished by entries made on the books of Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Trust Preferred Securities, except in the event that use of the book-entry system for the Trust Preferred Securities is discontinued.

    DTC has no knowledge of the actual Beneficial Owners of the Trust Preferred Securities; DTC's records reflect only the identity of the Participants to whose accounts such Trust Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Trust Preferred Securities represented thereby for all purposes under the Declaration and the Trust Preferred Securities. No beneficial owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Declaration.

    DTC has advised the Company that it will take any action permitted to be taken by a holder of Trust Preferred Securities (including the presentation of Trust Preferred Securities for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation amount of Trust Preferred Securities as to which such Participant or Participants has or have given such direction. Also, if there is a Trust Enforcement Event under the Trust Preferred Securities, DTC will exchange the Global Certificates for Certificated Securities, which it will distribute to its Participants in accordance with its customary procedures.

    Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Redemption notices in respect of the Trust Preferred Securities held in book-entry form will be sent to Cede & Co. If less than all of the Trust Preferred Securities are being redeemed, DTC will determine the amount of the interest of each Participant to be redeemed in accordance with its procedures.

    Although voting with respect to the Trust Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Trust Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the Trust Preferred Securities are allocated on the record date (identified in a listing attached to the Omnibus Proxy).

    Distributions on the Trust Preferred Securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and Indirect Participants and not of DTC, the Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of any distributions to DTC is the responsibility of the Trust, disbursement of such payments to Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Participants and Indirect Participants.

    Except as described, a Beneficial Owner of an interest in a Global Certificate will not be entitled to receive physical delivery of Trust Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Trust Preferred Securities.

    Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trust will have any responsibility for the performance by DTC or its Participants or Indirect

Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depository with respect to the Trust Preferred Securities at any time by giving notice to the Trust. Under such circumstances, in the event that a successor securities depository is not obtained, Trust Preferred Security certificates are required to be printed and delivered to the Property Trustee. Additionally, the Trust (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC or any successor depository. In that event, certificates for the Trust Preferred Securities will be printed and delivered to the Property Trustee. In each of the above circumstances, the Company will appoint a paying agent with respect to the Trust Preferred Securities.

    The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Trust Preferred Securities as represented by a Global Certificate.

PAYMENT

    Payments in respect of the Trust Preferred Securities represented by the Global Certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the scheduled payment dates or, in the case of certificated securities, if any, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days written notice to the Regular Trustees. In the event that The Bank of New York shall no longer be the Paying Agent, the Regular Trustees shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).

REGISTRAR, TRANSFER AGENT, AND PAYING AGENT

    The Property Trustee will act as Registrar, Transfer Agent and Paying Agent for the Trust Preferred Securities.

    Registration of transfers of Trust Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other government charges which may be imposed in relation to it.

    The Trust will not be required to register or cause to be registered the transfer of Trust Preferred Securities after such Trust Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

    The Property Trustee, prior to the occurrence of a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Trust Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Trust Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Property Trustee to take any action following a Trust Enforcement Event.

GOVERNING LAW

    The Declaration and the Trust Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

    The Regular Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or characterized as other than a grantor trust for United States federal income tax purposes. In this connection, the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Declaration that the Regular Trustees determine in their discretion to be necessary or desirable for such purposes as long as such action does not adversely affect the interests of the holders of the Trust Preferred Securities.

    Holders of the Trust Preferred Securities have no preemptive rights.

                       DESCRIPTION OF THE TRUST GUARANTEE

    Set forth below is a summary of information concerning the Trust Guarantee which will be executed and delivered by the Company for the benefit of the holders from time to time of Trust Preferred Securities. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Trust Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus is a part. The Trust Guarantee incorporates by reference the terms of, and will be qualified as an indenture under, the Trust Indenture Act. The Bank of New York, as the Trust Guarantee Trustee, will hold the Trust Guarantee for the benefit of the holders of the Trust Preferred Securities and will act as indenture trustee for the purposes of compliance with the Trust Indenture Act.

GENERAL

    Pursuant to the Trust Guarantee, the Company will irrevocably agree, on a subordinated basis and to the extent set forth therein, to pay in full to the holders of the Trust Preferred Securities (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set off or counterclaim which the Trust may have or assert, the following payments (the "Trust Guarantee Payments"), without duplication: (i) any accumulated and unpaid distributions on the Trust Preferred Securities to the extent the Trust has funds available therefor, (ii) the Redemption Price with respect to any Trust Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Partnership Preferred Securities to the holders of Trust Preferred Securities or the redemption of all of the Trust Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid distributions on the Trust Preferred Securities and (b) the amount of assets of the Trust remaining available for distribution to holders of Trust Preferred Securities upon the liquidation of the Trust. The Company's obligation to make a Trust Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Trust Preferred Securities or by causing the Trust to pay such amounts to such holders.

    The Trust Guarantee will be a guarantee on a subordinated basis with respect to the Trust Preferred Securities from the time of issuance of such Trust Preferred Securities but will only apply to any payment of distributions or Redemption Price, or to payments upon the dissolution, winding-up or termination of the Trust, to the extent the Trust shall have funds available therefor. If the Partnership fails to declare distributions on Partnership Preferred Securities, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Trust Preferred Securities or otherwise, and in such event holders of the Trust Preferred Securities would not be able to rely upon the Trust Guarantee for payment of such amounts. Instead, holders of the Trust Preferred Securities will have the remedies described herein under "Description of the Trust Preferred Securities--Trust Enforcement Events", including the right to direct the Trust Guarantee Trustee to enforce the covenant restricting certain payments by the Company and Finance Subsidiaries. See "--Covenants of the Company" below.

    The Guarantees, when taken together with the Company Debenture and the Company's obligations to pay all fees and expenses of the Trust and the Partnership, constitute a guarantee to the extent set forth herein by the Company of the distribution, redemption and liquidation payments payable to the holders of the Trust Preferred Securities. The Guarantees do not apply, however, to current distributions by the Partnership unless and until such distributions are declared by the Partnership out of funds legally available for payment or to liquidating distributions unless there are assets available for payment in the Partnership, each as more fully described under "Risk Factors--Insufficient Income or Assets Available to Partnership".

COVENANTS OF THE COMPANY

    The Company will covenant in the Trust Guarantee that, if (a) for any distribution period, full distributions on a cumulative basis on any Trust Preferred Securities have not been paid, (b) an Investment Event of Default by any Investment Affiliate in respect of any Affiliate Investment Instrument has occurred and is continuing or (c) the Company is in default of its obligations under the Trust Guarantee, the Partnership Guarantee or any Investment Guarantee, then, during such period (i) the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or comparable equity interest (except for (x) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, its capital stock, and conversions or exchanges of common stock of one class into common stock of another class and (y) redemptions or purchases of any rights pursuant to the Rights Agreement and the issuance of common stock pursuant to such rights) and (ii) the Company shall not make, permit any Finance Subsidiary to make, or make any payments that would enable any Finance Subsidiary to make, any payment of any dividends on, any distribution with respect to, or any redemption, purchase or other acquisition of, or any liquidation payment with respect to, any preferred security or comparable equity interest of any Finance Subsidiary.

EVENTS OF DEFAULT; ENFORCEMENT OF TRUST GUARANTEE

    An event of default under the Trust Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

    The holders of a majority in liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trust Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Trust Guarantee Trustee under the Trust Guarantee. If the Trust Guarantee Trustee fails to enforce its rights under the Trust Guarantee after a holder of Trust Preferred Securities has made a written request, such holder may institute a legal proceeding directly against the Company to enforce the Trust Guarantee Trustee's rights under the Trust Guarantee, without first instituting a legal proceeding against the Trust, the Trust Guarantee Trustee or any other person or entity. In any event, if the Company has failed to make a guarantee payment under the Trust Guarantee, a holder of Trust Preferred Securities may directly institute a proceeding in such holder's own name against the Company for enforcement of the Trust Guarantee for such payment.

STATUS OF THE TRUST GUARANTEE; SUBORDINATION

    The Trust Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all other liabilities of the Company and will rank PARI PASSU with the most senior preferred stock, if any, issued from time to time by the Company, and with any guarantee now or hereafter entered into by the Company in respect of any preferred stock of any Finance Subsidiary. Accordingly, the rights of the holders of Trust Preferred Securities to receive payments under the Trust Guarantee will be subject to the rights of the holders of any obligations of the Company that are senior in priority to the obligations under the Trust Guarantee. Furthermore, the holders of obligations of the Company that are senior to the obligations under the Trust Guarantee (including, but not limited to, obligations constituting Senior Indebtedness) will be entitled to the same rights upon payment default or dissolution, liquidation and reorganization in respect of the Trust Guarantee that inure to the holders of Senior Indebtedness as against the holders of the Company Debenture. The terms of the Trust Preferred Securities, provide that each holder of Trust Preferred Securities, by acceptance thereof, agrees to the subordination provisions and other terms of the Trust Guarantee.

    The Trust Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may directly institute a legal proceeding against the Company to enforce its rights under the Trust Guarantee without instituting a legal proceeding against any other person or entity).

AMENDMENTS AND ASSIGNMENT

    Except with respect to any changes that do not materially adversely affect the rights of holders of Trust Preferred Securities (in which case no vote will be required), the Trust Guarantee may be amended only with the prior approval of the holders of at least a majority in liquidation amount of all the outstanding Trust Preferred Securities. The manner of obtaining any such approval of holders of the Trust Preferred Securities will be as set forth under "Description of the Trust Preferred Securities--Voting Rights". All guarantees and agreements contained in the Trust Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Trust Preferred Securities then outstanding. Except in connection with permitted merger or consolidation of the Company with or into another entity or permitted sale, transfer or lease of the Company's assets to another entity in which the surviving corporation (if other than the Company) assumes the Company's obligations under the Trust Guarantee, the Company may not assign its rights or delegate its obligations under the Trust Guarantee without the prior approval of the holders of at least a majority of the aggregate stated liquidation amount of the Trust Preferred Securities then outstanding.

TERMINATION OF THE TRUST GUARANTEE

    The Trust Guarantee will terminate as to each holder of Trust Preferred Securities upon (i) full payment of the Redemption Price of all Trust Preferred Securities, (ii) distribution of the Partnership Preferred Securities held by the Trust to the holders of the Trust Preferred Securities or (iii) full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. The Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities must restore payment of any sum paid under such Trust Preferred Securities or such Trust Guarantee.

INFORMATION CONCERNING THE TRUST GUARANTEE TRUSTEE

    The Trust Guarantee Trustee, prior to the occurrence of a default with respect to the Trust Guarantee, undertakes to perform only such duties as are specifically set forth in the Trust Guarantee and, after default with respect to the Trust Guarantee, shall exercise the same degree of care as a prudent man would exercise in the conduct of his own affairs. Subject to such provision, the Trust Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Trust Guarantee at the request of any holder of Trust Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

GOVERNING LAW

    The Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

              DESCRIPTION OF THE PARTNERSHIP PREFERRED SECURITIES

GENERAL

    All of the partnership interests in the Partnership, other than the Partnership Preferred Securities acquired by the Trust, are owned directly by the Company. Initially, the Company will be the sole General Partner of the Partnership. The Limited Partnership Agreement authorizes and creates the Partnership Preferred Securities, which represent limited partner interests in the Partnership. The limited partner interests represented by the Partnership Preferred Securities will have a preference with respect to distributions and amounts payable on redemption or liquidation over the General Partner's interest in the Partnership. Except as otherwise described herein or provided in the Limited Partnership Agreement, the Limited Partnership Agreement does not permit the issuance of any additional partnership interests, or the incurrence of any indebtedness by the Partnership.

    The summary of certain material terms and provisions of the Partnership Preferred Securities set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Limited Partnership Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus is a part, and the Partnership Act.

DISTRIBUTIONS

    Holders of Partnership Preferred Securities will be entitled to receive cumulative cash distributions, if, as and when declared by the General Partner in its sole discretion out of assets of the Partnership legally available for payment. The distributions payable on each Partnership Preferred Security will be fixed at a rate per annum of 8.32% of the stated liquidation preference of $25 per Partnership Preferred Security. Distributions not paid on the scheduled payment date will accumulate and compound quarterly at the rate per annum equal to 8.32%. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

    Distributions on the Partnership Preferred Securities will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing June 30, 1997. If distributions are not declared and paid when scheduled, the accumulated distributions shall be paid to the holders of record of Partnership Preferred Securities as they appear on the books and records of the Partnership on the record date with respect to the payment date for the Partnership Preferred Securities.

    The Partnership's earnings available for distribution to the holders of the Partnership Preferred Securities will be limited to payments made on the Affiliate Investment Instruments and Investment Guarantees and payments on Eligible Debt Securities in which the Partnership has invested from time to time. See "--Partnership Investments". To the extent that the issuers (and, where applicable, the Company, as guarantor) of the securities in which the Partnership invests fail to make any payment in respect of such securities (or, if applicable, such guarantees), the Partnership will not have sufficient funds to pay and will not declare or pay distributions on the Partnership Preferred Securities, in which event the Partnership Guarantee will not apply to such distributions until the Partnership has sufficient funds available therefor. See "Description of the Partnership Guarantee". In addition, distributions on the Partnership Preferred Securities may be declared and paid only as determined in the sole discretion of the General Partner of the Partnership. If the Partnership fails to declare and pay distributions on the Partnership Preferred Securities out of funds legally available for distribution, the Trust will not have sufficient funds to make distributions on the Trust Preferred Securities, in which event the Trust Guarantee will not apply to such distributions until the Trust has sufficient funds available therefor. In addition, as described under "Risk Factors--Insufficient Income or Assets Available to Partnership", the Partnership may not have sufficient funds to pay current or liquidating distributions on the Partnership Preferred Securities if (i) at any time that the Partnership is receiving current payments in respect of the securities held by the Partnership (including the Debentures), the General Partner, in its sole discretion, does not declare distributions on the Partnership Preferred Securities and the Partnership receives insufficient amounts to pay the additional compounded distributions that will accumulate in respect of the Partnership

Preferred Securities, (ii) the Partnership reinvests the proceeds received in respect of the Debentures upon their retirement or at their maturities in Affiliate Investment Instruments that do not generate income in an amount that is sufficient to pay full distributions in respect of the Partnership Preferred Securities or (iii) the Partnership invests in equity or debt securities of Investment Affiliates that are not guaranteed by the Company and that cannot be liquidated by the Partnership for an amount sufficient to pay such distributions in full.

    Distributions on the Partnership Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Partnership on the relevant record dates, which, as long as the Trust Preferred Securities remain (or, in the event that the Trust is liquidated in connection with a Trust Special Event, as long as the Partnership Preferred Securities remain) in book-entry-only form, will be one Business Day prior to the relevant payment dates. In the event the Trust Preferred Securities (or in the event that the Trust is liquidated in connection with a Trust Special Event, the Partnership Preferred Securities) shall not continue to remain in book-entry only form, the relevant record dates shall be the 15th day of the month of the relevant payment dates. In the event that any date on which distributions are payable on the Partnership Preferred Securities is not a Business Day, then payment of the distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

PARTNERSHIP ENFORCEMENT EVENTS

    If one or more of the following events shall occur and be continuing (each a "Partnership Enforcement Event"): (i) arrearages on distributions on the Partnership Preferred Securities shall exist for six consecutive quarterly distribution periods, (ii) the Company is in default on any of its obligations under the Partnership Guarantee or any Investment Guarantee or (iii) an Investment Event of Default occurs and is continuing on any Affiliate Investment Instrument, then the Property Trustee, for so long as the Partnership Preferred Securities are held by the Property Trustee, will have the right, or holders of the Partnership Preferred Securities will be entitled by the vote of a majority in aggregate liquidation preference of such holders (a) under the Limited Partnership Agreement to enforce the terms of the Partnership Preferred Securities, including the right to appoint and authorize a special representative of the Partnership and the limited partners (a "Special Representative") to enforce (1) the Partnership's creditors' rights and other rights with respect to the Affiliate Investment Instruments and the Investment Guarantees, (2) the rights of the holders of the Partnership Preferred Securities under the Partnership Guarantee and (3) the rights of the holders of the Partnership Preferred Securities to receive distributions (only if and to the extent declared out of funds legally available therefor) on the Partnership Preferred Securities, and (b) under the Partnership Guarantee to enforce the terms of the Partnership Guarantee, including the right to enforce the covenant restricting certain payments by the Company and Finance Subsidiaries.

    If the Special Representative fails to enforce its rights under the Affiliate Investment Instruments after a holder of Partnership Preferred Securities has made a written request, such holder of record of Partnership Preferred Securities may directly institute a legal proceeding against the Company to enforce the rights of the Special Representative and the Partnership under the Affiliate Investment Instruments without first instituting any legal proceeding against the Special Representative, the Partnership or any other person or entity. In any event, if a Partnership Enforcement Event has occurred and is continuing and such event is attributable to the failure of an Investment Affiliate to make any required payment when due on any Affiliate Investment Instrument, then a holder of Partnership Preferred Securities may on behalf of the Partnership directly institute a proceeding against such Investment Affiliate with respect to such Affiliate Investment Instrument for enforcement of payment. A holder of Partnership Preferred Securities may also bring a direct action against the Company to enforce such holder's right under the Partnership Guarantee. See "Description of the Partnership Guarantee--Events of Default; Enforcement of Partnership Guarantee".

    Under no circumstances, however, shall the Special Representative have authority to cause the General Partner to declare distributions on the Partnership Preferred Securities. As a result, although the Special Representative may be able to enforce the Partnership's creditors' rights to accelerate and receive payments in respect of the Affiliate Investment Instruments and the Investment Guarantees, the Partnership would be entitled to reinvest such payments in additional Affiliate Investment Instruments, subject to satisfying the reinvestment criteria described under "--Partnership Investments", and Eligible Debt Securities, rather than declaring and making distributions on the Partnership Preferred Securities. The Special Representative shall not, by virtue of acting in such capacity, be admitted as a general partner in the Partnership or otherwise be deemed to be a general partner in the Partnership and shall have no liability for the debts, obligations or liabilities of the Partnership.

PARTNERSHIP INVESTMENTS

    Approximately 99% of the proceeds from the issuance of the Partnership Preferred Securities and the General Partner's contemporaneous capital contribution (the "Initial Partnership Proceeds") will be used by the Partnership to purchase the Debentures and the remaining 1% of the Initial Partnership Proceeds will be used to purchase Eligible Debt Securities. The purchase of the Debentures by the Partnership will occur contemporaneously with the issuance of the Partnership Preferred Securities.

    The initial Affiliate Investment Instruments purchased by the Partnership will consist of two or more debt instruments (the "Debentures"). The Company anticipates that approximately 85% of the Initial Partnership Proceeds will be used to purchase a Debenture of the Company (the "Company Debenture"), and approximately 14% of the Initial Partnership Proceeds will be used to purchase Debentures of two or more eligible controlled affiliates of the Company (the "Affiliate Debentures"). Each Debenture is expected to have a term of 20 years and to provide for interest payable on March 31, June 30, September 30 and December 31 of each year, commencing June 30, 1997, at market rates for such Debentures. The Debentures will be general unsecured debt obligations of the relevant issuer, except that the Company Debenture will rank subordinate and junior to all Senior Indebtedness of the Company.

    The payment of interest on each of the Debentures may be deferred at any time, and from time to time, by the relevant issuer for a period not exceeding six consecutive quarters. If an issuer were to so defer the payment of interest, interest would continue to accrue and compound at the stated interest rate on such Debenture. The Debentures will contain covenants appropriate for unsecured debt securities issued or guaranteed by similar borrowers pursuant to a public offering or private placement under Rule 144A of the Securities Act of a comparable debt security, including a limitation on consolidation, merger, sale or conveyance of assets. The Debentures will contain redemption provisions that correspond to the redemption provisions applicable to the Partnership Preferred Securities, including an option to redeem the Debentures by the relevant issuer, in whole or in part, from time to time, on or after June 30, 2002, and following the occurrence of a Partnership Special Event, in each case, in the same manner described under "--Optional Redemption" and "--Partnership Special Event Redemption". The Debentures, and any other Affiliate Investment Instruments that are debt instruments acquired by the Partnership in the future, will also contain customary events of default (the "Investment Events of Default"), including events of default for defaults in payments on such securities when due (provided that no default shall occur upon a valid deferral of an interest payment by an issuer), defaults in the performance of the relevant issuer's obligations under its Debenture or Affiliate Investment Instruments, as the case may be, and certain bankruptcy, insolvency or reorganization events (subject to customary exceptions and grace periods).

    The payment of interest and principal when due and other payment terms of the Debentures (other than the Company Debenture), will be guaranteed to the extent described herein (each, an "Investment Guarantee") by the Company for the benefit of the holders of Partnership Preferred Securities.
See "--Investment Guarantees".

    Approximately 1% of the Initial Partnership Proceeds will be invested in Eligible Debt Securities. "Eligible Debt Securities" means cash or book-entry securities, negotiable instruments, or other securities of entities not affiliated with the Company which evidence any of the following:
(a) any security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States, or any certificate of deposit for any of the foregoing; (b) commercial paper issued pursuant to Section 3(a)(3) of the Securities Act and having, at the time of the investment or contractual commitment to invest therein, a rating from each of Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's") in the highest investment rating category granted by such rating agency and having a maturity not in excess of nine months; (c) demand deposits, time deposits and certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation ("FDIC"); (d) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the Government of the United States of America or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company which is an Eligible Institution (as defined herein) and the deposits of which are insured by the FDIC; and (e) any other security which is identified as a permitted investment of a finance subsidiary pursuant to Rule 3a-5 under the 1940 Act at the time it is acquired by the Partnership.

    "Eligible Institution" means (a) a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (1) (i) which has either
(A) a long-term unsecured debt rating of AA or better by S&P and Aa or better by Moody's or (B) a short-term unsecured debt rating or a certificate of deposit rating of A-1+ by S&P and P-1 by Moody's and (ii) whose deposits are insured by the FDIC or (2) (i) the parent of which has a long-term or short-term unsecured debt rating which signifies investment grade and (ii) whose deposits are insured by the FDIC.

    The Partnership may, from time to time and subject to the restrictions described below, reinvest payments received with respect to the Affiliate Investment Instruments (including the Debentures) and the Eligible Debt Securities in additional Affiliate Investment Instruments and Eligible Debt Securities. As of the date of this Prospectus Supplement, the Company, as the General Partner, does not intend to cause the Partnership to reinvest regularly scheduled, periodic payments of interest or dividends received by the Partnership, although there can be no assurance that the General Partner's intention in respect of such reinvestments will not change in the future.

    The fairness of specific terms of all Affiliate Investment Instruments (including the Debentures) will be passed upon by a nationally recognized accounting firm, bank or investment banking firm that does not (and whose directors, officers, employees and affiliates do not) have a direct or indirect material equity interest in the Company or any of its subsidiaries (the "Independent Financial Advisor").

    The Partnership may reinvest in additional Affiliate Investment Instruments only if certain procedures and criteria are satisfied with respect to such Affiliate Investment Instrument, including the satisfaction of the following conditions: (i) the Partnership did not hold debt or equity securities of the issuer of the proposed Affiliate Investment Instrument within the three-year period ending on the date of such proposed investment; (ii) there was never a default on any debt obligation of, or arrearages of dividends on preferred stock issued by, the issuer of the proposed Affiliate Investment Instrument that was previously or is currently owned by the Partnership; (iii) the applicable terms and provisions with respect to the proposed Affiliate Investment Instrument have been determined by the Independent Financial Advisor to be at least as favorable as terms which could be obtained by the Partnership in a public offering or private placement under Rule 144A of the Securities Act of a comparable security issued by the relevant Investment Affiliate and guarantees, if any, included therein; and (iv) the requesting Investment Affiliate shall not be deemed to be an investment company by reason of Section 3(a) or 3(b) of the 1940 Act or is otherwise an eligible recipient of funds directly or indirectly from the Trust pursuant to an order issued by the Commission. The term "Investment Affiliate" means the Company or any corporation, partnership, limited liability company or other entity (other than the Partnership or the Trust) that is controlled by the

Company. If the Partnership is unable to reinvest payments and proceeds from Affiliate Investment Instruments in additional Affiliate Investment Instruments meeting the above criteria, the Partnership may only invest such funds in Eligible Debt Securities (subject to restrictions of applicable law, including the 1940 Act).

INVESTMENT GUARANTEES

    GENERAL

    The Company will agree to execute and deliver an Investment Guarantee, on a subordinated basis, for the benefit of the holders of Partnership Preferred Securities with respect to each Debenture issued by an Investment Affiliate (other than the Company Debenture) to the extent set forth below. The Investment Guarantees shall be enforceable regardless of any defense, right of set-off or counterclaim that the Investment Affiliate may have or assert. The Investment Guarantees will be full and unconditional guarantees, to the extent set forth therein, with respect to the applicable Debentures from the time of issuance. To the extent that, as described above, the Partnership invests in additional Affiliate Investment Instruments, the determination as to whether such Affiliate Investment Instrument will contain an Investment Guarantee will be made at the date of its issuance and will be based, among other things, upon its approval by the Independent Financial Advisor in accordance with the reinvestment criteria described above.

    The Investment Guarantees will constitute guarantees of payment and not of collection (that is, the guaranteed party may directly institute a legal proceeding against the Company to enforce its rights under the applicable Investment Guarantee without instituting a legal proceeding against any other person or entity). If no Special Representative has been appointed to enforce any Investment Guarantee, the General Partner has the right to enforce such Investment Guarantee on behalf of the holders of the Partnership Preferred Securities. The holders of not less than a majority in aggregate liquidation preference of the Partnership Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of any Investment Guarantee, including the giving of directions to the General Partner or the Special Representative, as the case may be. If the General Partner or the Special Representative fails to enforce any Investment Guarantee as above provided, any holder of Trust Preferred Securities may institute its own legal proceeding to enforce such Investment Guarantee. No Investment Guarantee will be discharged except by payment in full of all amounts guaranteed by such Investment Guarantee (without duplication of amounts theretofore paid by the relevant Investment Affiliate).

    AMENDMENTS AND ASSIGNMENT

    Except with respect to any changes that do not adversely affect the rights of holders of Partnership Preferred Securities (in which case no consent will be required), the Investment Guarantees may be amended only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding Partnership Preferred Securities, PROVIDED that for so long as the Property Trustee of the Trust is the holder of the Partnership Preferred Securities, such amendment will not be effective without the prior written approval of a majority in liquidation amount of the outstanding Trust Preferred Securities. All guarantees and agreements contained in the Investment Guarantees shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of Partnership Preferred Securities. Except in connection with any permitted merger or consolidation of the Company with or into another entity or any permitted sale, transfer or lease of the Company's assets to another entity in which the surviving corporation (if other than the Company) assumes the Company's obligations under the Investment Guarantees, the Company may not assign its rights or delegate its obligations under the Investment Guarantees without the prior approval of the holders of at least a majority of the aggregate stated liquidation preference of the Partnership Preferred Securities then outstanding.

    STATUS OF THE INVESTMENT GUARANTEES

    The Company's obligations under the Investment Guarantees will constitute unsecured obligations of the Company and will rank subordinate and junior in right of payment to all other liabilities of the Company and will rank PARI PASSU with the most senior preferred stock, if any, issued from time to time by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred stock of any Finance Subsidiary. Accordingly, the rights of the holders of the Debentures to receive payments under the Investment Guarantees will be subject to the rights of the holders of any obligations that are senior in priority to the obligations under the Investment Guarantees. Furthermore, the holders of obligations of the Company that are senior to the obligations under the Investment Guarantees (including, but not limited to, obligations constituting Senior Indebtedness) will be entitled to the same rights upon payment default or dissolution, liquidation and reorganization in respect of the Investment Guarantees that inure to the holders of Senior Indebtedness as against the holders of the Company Debenture. The terms of the Debentures provide that each holder of Debentures, by acceptance thereof, agrees to the subordination provisions and other terms of the Investment Guarantees.

    GOVERNING LAW

    The Investment Guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

OPTIONAL REDEMPTION

    The Partnership Preferred Securities are redeemable, at the option of the General Partner, in whole or in part, from time to time, on or after June 30, 2002, upon not less than 30 nor more than 60 days notice, at an amount per Partnership Preferred Security equal to $25 plus accumulated and unpaid distributions thereon. If the Partnership redeems Partnership Preferred Securities in accordance with the terms thereof, Trust Securities will be mandatorily redeemed at the Redemption Price. If a partial redemption would result in the delisting of the Trust Preferred Securities (or, if the Trust is liquidated in connection with a Trust Special Event, or if a partial redemption would result in the delisting of the Partnership Preferred Securities), the Partnership may only redeem the Partnership Preferred Securities in whole.

PARTNERSHIP SPECIAL EVENT REDEMPTION

    If, at any time, a Partnership Tax Event or a Partnership Investment Company Event (each as hereinafter defined, and each a "Partnership Special Event") shall occur and be continuing, the General Partner shall, within 90 days following the occurrence of such Partnership Special Event, elect to either (i) redeem the Partnership Preferred Securities in whole (but not in part), upon not less than 30 or more than 60 days notice at the Redemption Price, PROVIDED that, if at the time there is available to the Partnership the opportunity to eliminate, within such 90-day period, the Partnership Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure that in the sole judgment of the Company has or will cause no adverse effect on the Partnership, the Trust or the Company, the General Partner will pursue such measure in lieu of redemption; or
(ii) cause the Partnership Preferred Securities to remain outstanding, PROVIDED that in the case of this clause (ii), the General Partner shall pay any and all costs and expenses incurred by or payable by the Partnership attributable to the Partnership Special Event.

    "Partnership Tax Event" means that the General Partner shall have requested and received an opinion of independent tax counsel experienced in such matters to the effect that there has been a Tax Action which affects any of the events described in (i) through (iii) below and that there is more than an insubstantial risk that (i) the Partnership is, or will be, subject to United States federal income tax with respect to income accrued or received on the Affiliate Investment Instruments or the Eligible Debt Securities, (ii) the Partnership is, or will be, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges or (iii) interest payable by an Investment Affiliate with respect to the Debenture issued by such Investment Affiliate to the Partnership is not, or will not be, deductible by such Investment Affiliate for United States federal income tax purposes.

    "Partnership Investment Company Event" means that the General Partner shall have requested and received an opinion of independent legal counsel experienced in such matters to the effect that as a result of the occurrence on or after the date hereof of a Change in 1940 Act Law, the Partnership is or will be considered an "investment company" which is required to be registered under the 1940 Act.

REDEMPTION PROCEDURES

    The Partnership may not redeem fewer than all the outstanding Partnership Preferred Securities unless all accumulated and unpaid distributions have been paid on all Partnership Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

    If the Partnership gives a notice of redemption in respect of Partnership Preferred Securities (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Partnership (i) if the Partnership Preferred Securities are in book entry form with DTC, will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price in respect of the Partnership Preferred Securities held through DTC in global form or (ii) if the Partnership Preferred Securities are held in certificated form, will deposit with the paying agent for the Partnership Preferred Securities funds sufficient to pay such amount in respect of any Partnership Preferred Securities in certificated form and will give such paying agent irrevocable instructions and authority to pay such amounts to the holders of Partnership Preferred Securities upon surrender of their certificates. See "Description of the Trust Preferred Securities--Book-Entry-Only Issuance--The Depository Trust Company".

    If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of holders of such Partnership Preferred Securities so called for redemption will cease, except the right of the holders of such Partnership Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Partnership Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. In the event that payment of the Redemption Price in respect of Partnership Preferred Securities is improperly withheld or refused and not paid either by the Partnership or by the Company pursuant to the Partnership Guarantee described under "Description of the Partnership Guarantee," distributions on such Partnership Preferred Securities will continue to accumulate, from the original redemption date to the date of payment.

    Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Company or any of its subsidiaries may at any time and from time to time purchase outstanding Partnership Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

    In the event of any voluntary or involuntary dissolution, winding-up or termination of the Partnership, the holders of the Partnership Preferred Securities at the time will be entitled to receive out of the assets of the Partnership available for distribution to partners after satisfaction of liabilities of creditors as required by the Partnership Act, before any distribution of assets is made to the General Partner, an amount equal to, in the case of holders of Partnership Preferred Securities, the aggregate of the stated liquidation preference of $25 per Partnership Preferred Security plus accumulated and unpaid distributions thereon to the date of payment (such amount being the "Partnership Liquidation Distribution").

    Pursuant to the Limited Partnership Agreement, the Partnership shall be dissolved and its affairs shall be wound up: (i) upon the bankruptcy of the General Partner, (ii) upon the assignment by the General Partner of its entire interest in the Partnership when the assignee is not admitted to the Partnership as a general partner of the Partnership in accordance with the Limited Partnership Agreement, or the filing of a certificate of dissolution or its equivalent with respect to the General Partner, or the revocation of the General Partner's charter and the expiration of 90 days after the date of notice to the General Partner of revocation without a reinstatement of its charter, or if any other event occurs that causes the General Partner to cease to be a general partner of the Partnership under the Partnership Act, unless the business of the Partnership is continued in accordance with the Partnership Act, (iii) if the Partnership has redeemed or otherwise purchased all the Partnership Preferred Securities, (iv) upon the entry of a decree of judicial dissolution or (v) upon the written consent of all partners of the Partnership.

VOTING RIGHTS

    Except as provided below and under "Description of the Partnership Guarantee--Amendments and Assignment" and as otherwise required by law and the Limited Partnership Agreement, the holders of the Partnership Preferred Securities will have no voting rights.

    Not later than 30 days after any Partnership Enforcement Event occurs, the General Partner will convene a meeting for the purpose of appointing a Special Representative. If the General Partner fails to convene such meeting within such 30-day period, the holders of 10% in liquidation preference of the outstanding Partnership Preferred Securities will be entitled to convene such meeting. The provisions of the Limited Partnership Agreement relating to the convening and conduct of the meetings of the partners will apply with respect to any such meeting. In the event that, at any such meeting, holders of less than a majority in aggregate liquidation preference of Partnership Preferred Securities entitled to vote for the appointment of a Special Representative vote for such appointment, no Special Representative shall be appointed. Any Special Representative appointed shall cease to be a Special Representative of the Partnership and the limited partners if (1) the Partnership (or the Company pursuant to the Partnership Guarantee) shall have paid in full all accumulated and unpaid distributions on the Partnership Preferred Securities, (2) such Investment Event of Default, as the case may be, shall have been cured, and (3) the Company is in compliance with all its obligations under the Partnership Guarantee and the Company, in its capacity as the General Partner, shall continue the business of the Partnership without dissolution. Notwithstanding the appointment of any such Special Representative, the Company shall continue as General Partner and shall retain all rights under the Limited Partnership Agreement, including the right to declare, in its sole discretion, the payment of distributions on the Partnership Preferred Securities for which the failure of such declaration would not constitute a default under the Limited Partnership Agreement.

    If any proposed amendment to the Limited Partnership Agreement provides for, or the General Partner otherwise proposes to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Partnership Preferred Securities, whether by way of amendment to the Limited Partnership Agreement or otherwise (including, without limitation, the authorization or issuance of any limited partner interests in the Partnership ranking, as to participation in the profits or distributions or in the assets of the Partnership, senior to the Partnership Preferred Securities), or (ii) the dissolution, winding-up or termination of the Partnership, other than (x) in connection with the occurrence of a Partnership Special Event or (y) as described under "Merger, Consolidation or Amalgamation of the Partnership" below, then the holders of outstanding Partnership Preferred Securities will be entitled to vote on such amendment or proposal of the General Partner (but not on any other amendment or proposal) as a class, and such amendment or proposal shall not be effective except with the approval of the holders of a majority in liquidation preference of such outstanding Partnership Preferred Securities having a right to vote on the matter; PROVIDED, HOWEVER, that if the Property Trustee on behalf of the Trust is the holder of the Partnership Preferred Securities, any such amendment or proposal not excepted by clauses

(x) and (y) above shall not be effective without the prior or concurrent approval of the holders of a majority in liquidation amount of the outstanding Trust Preferred Securities having a right to vote on such matters.

    The General Partner shall not (i) direct the time, method and place of conducting any proceeding for any remedy available, (ii) waive any Investment Event of Default that is waivable under the Affiliate Investment Instruments,
(iii) exercise any right to rescind or annul a declaration that the principal of any Affiliate Investment Instruments which are debt instruments shall be due and payable, (iv) waive the breach of the covenant by the Company to restrict certain payments by the Company, or (v) consent to any amendment, modification or termination of any Affiliate Investment Instrument, where such consent shall be required from the investor, without, in each case, obtaining the prior approval of the holders of at least a majority in liquidation preference of the Partnership Preferred Securities; PROVIDED, HOWEVER, that if the Property Trustee on behalf of the Trust is the holder of the Partnership Preferred Securities, such waiver, consent or amendment or other action shall not be effective without the prior or concurrent approval of at least a majority in liquidation amount of the outstanding Trust Preferred Securities having a right to vote on such matters. The General Partner shall not revoke any action previously authorized or approved by a vote of the holders of the Partnership Preferred Securities without the approval of such revocation by a majority in liquidation preference of the outstanding Partnership Preferred Securities. The General Partner shall notify all holders of the Partnership Preferred Securities of any notice of an Investment Event of Default received with respect to any Affiliate Investment Instrument.

    Any required approval of holders of Partnership Preferred Securities may be given at a separate meeting of holders of Partnership Preferred Securities convened for such purpose, at a meeting of all of the partners in the Partnership or pursuant to written consent. The Partnership will cause a notice of any meeting at which holders of Partnership Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Partnership Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matters upon which written consent is sought and (iii) instruction for the delivery of proxies or consents.

    No vote or consent of the holders of Partnership Preferred Securities will be required for the Partnership to redeem and cancel Partnership Preferred Securities in accordance with the Limited Partnership Agreement.

    Notwithstanding that holders of Partnership Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Partnership Preferred Securities at such time that are beneficially owned by the Company or by any entity directly or indirectly controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding; PROVIDED, HOWEVER, that persons (other than affiliates of the Company) to whom the Company or any of its subsidiaries have pledged Partnership Preferred Securities may vote or consent with respect to such pledged Partnership Preferred Securities pursuant to the terms of such pledge.

    Holders of the Partnership Preferred Securities will have no rights to remove or replace the General Partner.

MERGER, CONSOLIDATION OR AMALGAMATION OF THE PARTNERSHIP

    The Partnership may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except as described below. The Partnership may, without the consent of the holders of the Partnership Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by a limited partnership, limited liability company or trust organized as such under the laws of any state of the United States of

America, provided that (i) such successor entity either (x) expressly assumes all of the obligations of the Partnership under the Partnership Preferred Securities or (y) substitutes for the Partnership Preferred Securities other securities having substantially the same terms as the Partnership Preferred Securities (the "Partnership Successor Securities") so long as the Partnership Successor Securities are not junior to any other equity securities of the successor entity, with respect to participation in the profits and distributions, and in the assets, of the successor entity, (ii) the Investment Affiliates expressly acknowledge such successor entity as the holder of the Affiliate Investment Instruments, (iii) the Partnership Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Partnership Preferred Securities, if so listed, are then listed, (iv) such merger, consolidation, amalgamation or replacement does not cause the Trust Preferred Securities (or, in the event that the Trust is liquidated in connection with a Trust Special Event, the Partnership Preferred Securities (including any Partnership Successor Securities)) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the powers, preferences and other special rights of the holders of the Trust Preferred Securities or Partnership Preferred Securities (including any Partnership Successor Securities) in any material respect (other than, in the case of the Partnership Preferred Securities, with respect to any dilution of the holders' interest in the new resulting entity), (vi) such successor entity has a purpose substantially identical to that of the Partnership, (vii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of independent legal counsel experienced in such matters to the effect that (A) such successor entity will be treated as a partnership for United States federal income tax purposes, (B) such merger, consolidation, amalgamation or replacement would not cause the Trust to be classified as an association taxable as a corporation for United States federal income tax purposes, (C) following such merger, consolidation, amalgamation or replacement, the Company and such successor entity will be in compliance with the 1940 Act without registering thereunder as an investment company, and (D) such merger, consolidation, amalgamation or replacement will not adversely affect the limited liability of the holders of the Partnership Preferred Securities and (viii) the Company guarantees the obligations of such successor entity under the Partnership Successor Securities at least to the extent provided by the Partnership Guarantee.

BOOK-ENTRY AND SETTLEMENT

    If the Partnership Preferred Securities are distributed to holders of Trust Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust as a result of the occurrence of a Trust Special Event, the Partnership Preferred Securities will be issued in the form of one or more global certificates (each a "Global Partnership Security") registered in the name of DTC as the depository or its nominee. For a description of DTC and the specific terms of the Depository arrangements, see "Description of the Trust Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company". As of the date of this Prospectus Supplement, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Trust Preferred Securities apply in all material respects to any Partnership Preferred Securities represented by one or more Global Partnership Securities.

REGISTRAR, TRANSFER AGENT AND PAYING AGENT

    The General Partner will act as registrar, transfer agent and paying agent for the Partnership Preferred Securities for so long as the Partnership Preferred Securities are held by the Trust or, if the Trust is liquidated in connection with a Trust Special Event, for so long as the Partnership Preferred Securities remain in book-entry only form. In the event the Partnership Preferred Securities are distributed in connection with a Trust Special Event and the book-entry system for the Partnership Preferred Securities is discontinued, it is anticipated that The Bank of New York or one of its affiliates will act as registrar, transfer agent and paying agent for the Partnership Preferred Securities.

    Registration of transfers of Partnership Preferred Securities will be effected without charge by or on behalf of the Partnership, but upon payment (with the giving of such indemnity as the Partnership or the General Partner may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

    The Partnership will not be required to register or cause to be registered the transfer of Partnership Preferred Securities after such Partnership Preferred Securities have been called for redemption.

MISCELLANEOUS

    The General Partner is authorized and directed to conduct its affairs and to operate the Partnership in such a way that (i) the Partnership will not be deemed to be an "investment company" required to be registered under the 1940 Act or characterized as an association taxable as a corporation for United States federal income tax purposes, (ii) the Affiliate Investment Instruments that are debt instruments will be treated as indebtedness of the issuer of such debt instruments for United States federal income tax purposes and (iii) the Partnership will not be treated as an association or as a "publicly traded partnership" (within the meaning of Section 7704 of the Code) taxable as a corporation. In this connection, the General Partner is authorized to take any action, not inconsistent with applicable law, the certificate of limited partnership of the Partnership or the Limited Partnership Agreement, that the General Partner determines in its discretion to be necessary or desirable for such purposes as long as such action does not adversely affect the interests of the holders of the Partnership Preferred Securities.

                    DESCRIPTION OF THE PARTNERSHIP GUARANTEE

    Set forth below is a summary of information concerning the Partnership Guarantee that will be executed and delivered by the Company for the benefit of the holders from time to time of Partnership Preferred Securities. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Partnership Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus is a part. The General Partner will hold the Partnership Guarantee for the benefit of the holders of the Partnership Preferred Securities.

GENERAL

    Pursuant to the Partnership Guarantee, the Company will irrevocably agree, on a subordinated basis to the extent set forth therein, to pay in full to the holders of the Partnership Preferred Securities (without duplication of amounts theretofore paid by the Partnership), as and when due, regardless of any defense, right of set-off or counterclaim that the Partnership may have or assert, the following payments (the "Partnership Guarantee Payments"): (i) any accumulated and unpaid distributions that have theretofore been declared on the Partnership Preferred Securities out of funds legally available therefor, (ii) the redemption price with respect to any Partnership Preferred Securities called for redemption by the Partnership out of funds legally available therefor, and
(iii) upon a liquidation of the Partnership, the lesser of (a) the aggregate of the liquidation preference and all accumulated and unpaid distributions on the Partnership Preferred Securities to the date of payment and (b) the amount of assets of the Partnership, after satisfaction of all liabilities, remaining available for distribution to holders of Partnership Preferred Securities in liquidation of the Partnership. The Company's obligation to make a Partnership Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Partnership Preferred Securities or by causing the Partnership to pay such amounts to such holders.

    The Partnership Guarantee will be a guarantee on a subordinated basis with respect to the Partnership Preferred Securities from the time of issuance of such Partnership Preferred Securities but will not apply to any payment of distributions or Redemption Price, or to payments upon the liquidation of the Partnership, except to the extent the Partnership shall have funds available therefor. If Investment Affiliates (including, where applicable, the Company, as guarantor) of the Affiliate Investment Instruments in which the Partnership invests fail to make any payment in respect of such securities (or, if applicable, guarantees), the Partnership may not declare or pay dividends on the Partnership Preferred Securities. In such event, holders of the Partnership Preferred Securities would not be able to rely upon the Partnership Guarantee for payment of such amounts. Instead, holders of the Partnership Preferred Securities will have the remedies described herein under "Description of the Partnership Preferred Securities--Partnership Enforcement Events," including the right to direct the General Partner or the Special Representative, as the case may be, to enforce the covenant restricting certain payments by the Company and Finance Subsidiaries. See "--Covenants of the Company" below.

    The Guarantees, when taken together with the Company Debenture and the Company's obligations to pay all fees and expenses of the Trust and the Partnership, constitute a guarantee to the extent set forth herein by the Company of the distribution, redemption and liquidation payments payable to the holders of the Partnership Preferred Securities. The Guarantees do not apply, however, to current distributions by the Partnership unless and until such distributions are declared by the Partnership out of funds legally available for payment or to liquidating distributions unless there are assets available for payment in the Partnership, each as more fully described under "Risk Factors--Insufficient Income or Assets Available to Partnership".

COVENANTS OF THE COMPANY

    The Company will covenant in the Partnership Guarantee that if (a) for any distribution period, full distributions on a cumulative basis on any Partnership Preferred Securities have not been paid or declared and set apart for payment,
(b) an Investment Event of Default by any Investment Affiliate in respect of any Affiliate Investment Instrument has occurred and is continuing or (c) the Company is in default of its obligations under the Trust Guarantee, the Partnership Guarantee or any Investment Guarantee, then, during such period (i) the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or comparable equity interest (except for (x) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, its capital stock, and conversions or exchanges of common stock of one class into common stock of another class and
(y) redemptions or purchases of any rights pursuant to the Rights Agreement and the issuance of common stock pursuant to such rights) and (ii) the Company shall not make, permit any Finance Subsidiary to make, or make any payments that would enable any Finance Subsidiary to make, any payment of any dividends on, any distribution with respect to, or any redemption, purchase or other acquisition of, or any liquidation payment with respect to, any preferred security or comparable equity interest of any Finance Subsidiary.

EVENTS OF DEFAULT: ENFORCEMENT OF PARTNERSHIP GUARANTEE

    An event of default under the Partnership Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

    The holders of a majority in liquidation amount of the Partnership Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Special Representative in respect of the Partnership Guarantee or to direct the exercise of any trust or power conferred upon the Special Representative under the Partnership Guarantee. If the Special Representative fails to enforce its rights under the Partnership Guarantee, after a holder of Partnership Preferred Securities has made a written request, such holder of Partnership Preferred Securities may institute a legal proceeding directly against the Company to enforce the Special Representative's rights under the Partnership Guarantee without first instituting a legal proceeding against the Partnership, the Special Representative or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a guarantee payment, a holder of Partnership Preferred Securities may directly institute a proceeding against the Company for enforcement of the Partnership Guarantee for such payment.

STATUS OF THE PARTNERSHIP GUARANTEE; SUBORDINATION

    The Partnership Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all other liabilities of the Company and will rank PARI PASSU with the most senior preferred stock issued from time to time by the Company, and with any guarantee now or hereafter entered into by the Company in respect of any preferred stock of any Finance Subsidiary. Accordingly, the rights of the holders of Partnership Preferred Securities to receive payments under the Partnership Guarantee will be subject to the rights of the holders of any obligations of the Company that are senior in priority to the obligations under the Partnership Guarantee. Furthermore, the holders of obligations of the Company that are senior to the obligations under the Partnership Guarantee (including, but not limited to, obligations constituting Senior Indebtedness) will be entitled to the same rights upon payment default or dissolution, liquidation and reorganization in respect of the Partnership Guarantee that inure to the holders of Senior Indebtedness as against the holders of the Company Debenture. The Limited Partnership Agreement provides that each holder of Partnership Preferred Securities, by acceptance thereof, agrees to the subordination provisions and other terms of the Partnership Guarantee.

    The Partnership Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may directly institute a legal proceeding against the Company to enforce its rights under the Partnership Guarantee without instituting a legal proceeding against any other person or entity).

    The Partnership Guarantee will be deposited with the General Partner to be held for the benefit of the holders of the Partnership Preferred Securities. In the event of the appointment of a Special Representative to, among other things, enforce the Partnership Guarantee, the Special Representative may take possession of the Partnership Guarantee for such purpose. If no Special Representative has been appointed to enforce the Partnership Guarantee, the General Partner has the right to enforce the Partnership Guarantee on behalf of the holders of the Partnership Preferred Securities.

AMENDMENTS AND ASSIGNMENT

    Except with respect to any changes that do not adversely affect the rights of holders of Partnership Preferred Securities (in which case no consent will be required), the Partnership Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding Partnership Preferred Securities. All guarantees and agreements contained in the Partnership Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Partnership Preferred Securities then outstanding. Except in connection with any permitted merger or consolidation of the Company with or into another entity or any permitted sale, transfer or lease of the Company's assets to another entity in which the surviving corporation (if other than the Company) assumes the Company's obligations under the Partnership Guarantee, the Company may not assign its rights or delegate its obligations under the Partnership Guarantee without the prior approval of the holders of at least a majority of the aggregate stated liquidation preference of the Partnership Preferred Securities then outstanding.

TERMINATION OF THE PARTNERSHIP GUARANTEE

    The Partnership Guarantee will terminate and be of no further force and effect as to the Partnership Preferred Securities upon (i) full payment of the redemption price of all Partnership Preferred Securities or (ii) full payment of the amounts payable in accordance with the Limited Partnership Agreement upon liquidation of the Partnership. The Partnership Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Partnership Preferred Securities must in accordance with the Partnership Act restore payment of any sums paid under the Partnership Preferred Securities or the Partnership Guarantee. The Partnership Act provides that a limited partner of a limited partnership who wrongfully receives a distribution may be liable to the limited partnership for the amount of such distribution.

GOVERNING LAW

    The Partnership Guarantee will be governed by and construed in accordance with the internal laws of the State of New York.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

    In the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to the Company, the Trust and the Partnership ("Tax Counsel"), the following is a summary of certain of the material United States federal income tax consequences that may be relevant to the purchase, ownership and disposition of Trust Preferred Securities. Unless otherwise stated, this summary deals only with Trust Preferred Securities held as capital assets by United States Persons (defined herein) who purchase the Trust Preferred Securities upon original issuance. As used herein, a "United States Person" means a person that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust as defined in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the "Code"). The tax treatment of a holder may vary depending on its particular situation. This summary does not address all the tax consequences that may be relevant to holders who may be subject to special tax treatment, such as banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax- exempt investors, or foreign investors. This summary does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Trust Preferred Securities. This summary is based on the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

    The Trust Preferred Securities are not being marketed to persons that are not United States Persons ("non-United States Persons") and, consequently, the following discussion does not discuss the tax consequences that might be relevant to non-United States Persons. Moreover, in order to protect the Trust and the Partnership from potential adverse consequences, non-United States Persons will be subject to withholding on distributions on the Trust Preferred Securities held by such non-United States Persons at a rate of 30%. In determining a holder's status, the United States entity otherwise required to withhold taxes may rely on an IRS form W-8, an IRS form W-9, or a holder's certification of its non-foreign status signed under penalty of perjury. Non-United States Persons should consult their tax advisors as to the specific United States federal income tax consequences of the purchase, ownership, and disposition of Trust Preferred Securities.

    Tax Counsel has advised that there is no authority directly on point dealing with securities such as the Trust Preferred Securities or transactions of the type described herein and that the opinions of Tax Counsel are not binding on the Internal Revenue Service ("IRS") or the courts, either of which could take a contrary position. No rulings have been or will be sought from the IRS. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge. Nevertheless, Tax Counsel has advised that it is of the view that, if challenged, the opinions expressed herein would be sustained by a court with jurisdiction in a properly presented case.

    HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE TRUST PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS. FOR A DISCUSSION OF THE POSSIBLE REDEMPTION OF THE TRUST PREFERRED SECURITIES OR REDEMPTION OF THE PARTNERSHIP PREFERRED SECURITIES UPON THE OCCURRENCE OF CERTAIN TAX EVENTS SEE "DESCRIPTION OF THE TRUST PREFERRED SECURITIES--TRUST SPECIAL EVENT REDEMPTION OR DISTRIBUTION" AND "DESCRIPTION OF THE PARTNERSHIP PREFERRED SECURITIES--PARTNERSHIP SPECIAL EVENT REDEMPTION" RESPECTIVELY.

CLASSIFICATION OF THE TRUST

    Tax Counsel is of the opinion that, under current law, and based on certain representations, facts and assumptions set forth in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Trust Preferred Securities will be considered the owner of an undivided interest in the Partnership Preferred Securities held by the Trust, and each holder will be required to include in its gross income its distributive share of income attributable to the Partnership, which generally will be equal to such holder's allocable share of amounts accrued on the Partnership Preferred Securities. Unless the Partnership invests in the stock of certain Investment Affiliates (for example, after repayment of the Debentures), no amount included in income with respect to the Trust Preferred Securities will be eligible for the corporate dividends-received deduction.

CLASSIFICATION OF THE PARTNERSHIP

    Tax Counsel is of the opinion that, under current law, and based on certain representations, facts and assumptions set forth in such opinion, the Partnership will be classified for United States federal income tax purposes as a partnership and not as an association or publicly traded partnership taxable as a corporation.

    Tax Counsel's opinion is based on certain factual assumptions relating to the organization and operation of the Partnership and is conditioned upon certain representations made by the General Partner and the Partnership as to factual matters, such as the organization and the operation of the Partnership and the type and frequency of investments made by the Partnership.

    The General Partner has represented that it intends to operate the Partnership in a manner such that it will continue to constitute a partnership for all future taxable periods in which any Partnership Preferred Securities remain outstanding. In particular, pursuant to the Limited Partnership Agreement, the General Partner is prohibited from taking any action that would cause the Partnership to constitute a "publicly traded partnership" taxable as a corporation under section 7704(a) of the Code. Accordingly, it is expected that the Partnership will continue to qualify as a partnership, and therefore will not constitute a publicly traded partnership taxable as a corporation, for all taxable years in which the Partnership Preferred Securities remain outstanding.

CLASSIFICATION OF THE DEBENTURES

    The Partnership, the Company, the relevant Investment Affiliates and the holders of the Trust Securities (by acceptance of a beneficial interest in a Trust Security) will agree to treat the Debentures as indebtedness of the relevant issuer for all United States tax purposes. In connection with the issuance of the Debentures, Tax Counsel will issue its opinion that, under current law, and based on certain representations, facts and assumptions set forth in such opinion, the Debentures will be classified as indebtedness of the relevant issuer for United States federal income tax purposes.

INCOME AND DEDUCTIONS

    A holder's distributive share of income attributable to the Partnership generally will be substantially equal to the amount of the cash distributions that accumulate with respect to the Trust Preferred Securities. Accordingly, if quarterly distributions on the Trust Preferred Securities are paid currently, the amount of income recognized by a holder during a taxable year generally will be substantially equal to the cash distributions received by the holder with respect to its Trust Preferred Securities.

    The nature and timing of the income that is allocated to holders of Trust Preferred Securities will, however, depend on the United States federal income tax characterization of the investments held by the Partnership during the period in question. Because the Partnership will be an accrual basis taxpayer for

United States federal income tax purposes, income will accrue on the Trust Preferred Securities and will be allocated to holders of Trust Preferred Securities on a daily accrual basis, generally at a rate that is expected to be equal to (and that will not be greater than) the distribution rate on the Trust Preferred Securities, regardless of the holders' method of accounting. Actual cash distributions on the Trust Preferred Securities will not, however, be separately reported as taxable income to the holders at the time they are received.

    If distributions on the Partnership Preferred Securities are not made currently, the corresponding distributions on the Trust Preferred Securities will not be made currently. Because the Partnership is an accrual basis taxpayer it can be expected that during a period in which interest payments on the Debentures or distributions on the Partnership Preferred Securities are deferred (for whatever reason), holders will generally recognize income in advance of their receipt of any cash distributions with respect to their Trust Preferred Securities. The amount of income that will be allocated to holders of Trust Preferred Securities during any such deferral period will equal their pro rata share of the amount of distributions accruing on the Partnership Preferred Securities during such deferral period.

    The Partnership does not presently intend to make an election under Section 754 of the Code. Accordingly, a subsequent purchaser of Trust Preferred Securities will not be permitted to adjust the tax basis in his allocable share of the Partnership's assets so as to reflect any difference between his purchase price for the Trust Preferred Securities and his share of the Partnership's underlying tax basis in its assets. As a result, a holder of Trust Preferred Securities may be required to report a larger or smaller amount of income from holding the Trust Preferred Securities than would otherwise be appropriate based upon the holder's purchase price for the Trust Preferred Securities.

RECEIPT OF PARTNERSHIP PREFERRED SECURITIES UPON LIQUIDATION OF THE TRUST

    Under certain circumstances, as described under the caption "Description of the Trust Preferred Securities--Trust Special Event Redemption or Distribution", Partnership Preferred Securities may be distributed to holders of Trust Preferred Securities in exchange for their Trust Preferred Securities and in liquidation of the Trust. Unless the liquidation of the Trust occurs as a result of the Trust being subject to United States federal income tax with respect to income accrued or received on the Partnership Preferred Securities, such a distribution to holders would, for United States federal income tax purposes, be treated as a nontaxable event to each holder, each holder would receive an aggregate tax basis in the Partnership Preferred Securities equal to such holder's aggregate tax basis in its Trust Preferred Securities, and a holder's holding period in the Partnership Preferred Securities so received in liquidation of the Trust would include the period during which the Trust Preferred Securities were held by such holder. If, however, the liquidation of the Trust were to occur because the Trust is subject to United States federal income tax with respect to income accrued or received on the Partnership Preferred Securities, the distribution of Partnership Preferred Securities to holders by the Trust would likely be a taxable event to each holder, and a holder would recognize gain or loss as if the holder had exchanged its Trust Preferred Securities for the Partnership Preferred Securities it received upon the liquidation of the Trust. Such gain or loss would be equal to the difference between the holder's aggregate tax basis in its Trust Preferred Securities surrendered in the exchange and the aggregate fair market value of the Partnership Preferred Securities received in the exchange.

REDEMPTION OF TRUST PREFERRED SECURITIES FOR CASH

    Under certain circumstances, as described under the caption "Description of the Trust Preferred Securities--Optional Redemption", "Description of the Trust Preferred Securities--Trust Special Event Redemption or Distribution" and "Description of the Partnership Preferred Securities--Partnership Special Event Redemption", the General Partner may cause the Partnership to redeem the Partnership Preferred Securities for cash, in which event the Trust would use the proceeds of such redemption to redeem the Trust Preferred Securities. Under current law, such a redemption would constitute, for United

States federal income tax purposes, a taxable disposition, and a holder would recognize gain or loss as if it sold the holder's proportionate interest in the redeemed Partnership Preferred Securities for an amount of cash equal to the proceeds received upon redemption. See "--Disposition of Trust Preferred Securities".

DISPOSITION OF TRUST PREFERRED SECURITIES

    A holder that sells Trust Preferred Securities will recognize gain or loss equal to the difference between the amount realized on the sale of the Trust Preferred Securities and the holder's adjusted tax basis in such Trust Preferred Securities. Such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the Trust Preferred Securities have been held for more than one year at the time of the sale. A holder will be required to include accumulated but unpaid distributions on the Partnership Preferred Securities through the date of disposition in income as ordinary income, and to add such amount to the adjusted tax basis of its Trust Preferred Securities.

    A holder's tax basis in its Trust Preferred Securities will generally equal
(i) the amount paid by such holder for its Trust Preferred Securities, (ii) increased by the amount includible in income by such holder with respect to its Trust Preferred Securities, and (iii) reduced by the amount of cash or other property distributed to such holder with respect to its Trust Preferred Securities. A holder who acquires Trust Preferred Securities at different prices may be required to maintain a single aggregate adjusted tax basis in all of his Trust Preferred Securities and, upon sale or other disposition of some of such Trust Preferred Securities, to allocate a PRO RATA portion of such aggregate tax basis to the Trust Preferred Securities sold (rather than maintaining a separate tax basis in each Trust Preferred Security for purposes of computing gain or loss on a sale of that Trust Preferred Security).

OTHER PARTNERSHIP PROVISIONS

    SECTION 701.  The Department of Treasury has promulgated regulations under
Section 701 of the Code that permit it to recast a transaction or disregard a partnership if a partnership is "formed or availed of in connection with a transaction a principal purpose of which is to reduce substantially the present value of the partners' aggregate federal tax liability in a manner that is inconsistent with the intent of [the partnership provisions of the Code]" or to treat a partnership as an aggregate of its partners "as appropriate to carry out the purpose of any provision of the . . . Code or the [Treasury] regulations." The Partnership has been formed for, and will engage in, activities typical for partnerships. Although there is no precedent that applies to the transactions contemplated herein, Tax Counsel believes that the Partnership is not of the type intended to fall within the scope of these regulations.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    Income on the Trust Preferred Securities will be reported to holders on an IRS Form 1099, which form should be mailed to holders of Trust Preferred Securities by January 31 following each calendar year.

PROPOSED TAX LEGISLATION

    On February 6, 1997, as part of the fiscal 1998 budget proposal submitted to Congress, the Clinton Administration proposed certain changes to federal income tax law which would, among other things, deny an issuer an interest deduction, for federal income tax purposes, on certain instruments that are "issued on or after the date of first Congressional Committee action" (the "Clinton Proposal"). On June 9, 1997, House Ways and Means Committee Chairman Bill Archer released the Chairman's Mark Relating to Revenue Reconciliation Provisions that are proposed to be included in 1997 tax legislation (the "Chairman's Mark"). The Chairman's Mark constitutes "first Congressional Committee action" with respect to the provisions contained therein. The Chairman's Mark does not include any provision that would deny an issuer an interest deduction, for federal income tax purposes, on instruments with terms similar to the Debentures.

    There can be no assurance, however, that the Clinton Proposal or other legislation that affects the Debentures will not ultimately be enacted into law. Although it is currently anticipated that any modifications or additions to the Chairman's Mark would have an effective date after the date hereof, as well as transitional rules, no assurance can be given that the effective date and transitional rules relating thereto would be enacted as anticipated, or that other developments will not occur after the date hereof that would adversely affect the tax treatment of the Debentures, or whether such tax treatment would cause a Partnership Tax Event that may result in the redemption of the Partnership Preferred Securities and, consequently, the Trust Preferred Securities.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in a purchase agreement (the "Purchase Agreement"), the Trust has agreed to sell to each of the Underwriters named below, and each of the Underwriters, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc., Morgan Stanley & Co. Incorporated, PaineWebber Incorporated, Prudential Securities Incorporated and Smith Barney Inc. are acting as representatives (the "Representatives"), has severally agreed to purchase the number of Trust Preferred Securities set forth opposite its name below. In the Purchase Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Trust Preferred Securities offered hereby if any of the Trust Preferred Securities are purchased. In the event of default by an Underwriter, the Purchase Agreement provides that, in certain circumstances, the purchase commitments of the non-defaulting Underwriters may be increased or the Purchase Agreement may be terminated.

                                                                                                 NUMBER OF TRUST
                                                                                                    PREFERRED
             UNDERWRITERS                                                                           SECURITIES
----------------------------------------------------------------------------------------------  ------------------
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated........................................................................        1,155,000
Lehman Brothers Inc...........................................................................        1,145,000
Morgan Stanley & Co. Incorporated.............................................................        1,145,000
PaineWebber Incorporated......................................................................        1,145,000
Prudential Securities Incorporated............................................................        1,145,000
Smith Barney Inc..............................................................................        1,145,000
Bear, Stearns & Co. Inc.......................................................................           80,000
Alex. Brown & Sons Incorporated...............................................................           80,000
Cowen & Company...............................................................................           80,000
Dain Bosworth Incorporated....................................................................           80,000
Dillon, Read & Co. Inc........................................................................           80,000
Donaldson, Lufkin & Jenrette Securities Corporation...........................................           80,000
A.G. Edwards & Sons, Inc......................................................................           80,000
EVEREN Securities, Inc........................................................................           80,000
The Ohio Company..............................................................................           80,000
Oppenheimer & Co., Inc........................................................................           80,000
Piper Jaffray Inc.............................................................................           80,000
Raymond James & Associates, Inc...............................................................           80,000
Tucker Anthony Incorporated...................................................................           80,000
Wheat, First Securities, Inc..................................................................           80,000
                                                                                                     ----------

          Total...............................................................................        8,000,000
                                                                                                     ----------
                                                                                                     ----------

    The Underwriters propose to offer the Trust Preferred Securities, in part, directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and, in part, to certain securities dealers at such price less a concession of $.50 per Trust Preferred Security; provided that, such concession for sales of 10,000 or more Trust Preferred Securities to any single purchaser will be $.30 per Trust Preferred Security. The Underwriters may allow, and such dealers may re-allow, a concession not in excess of $.25 per Trust Preferred Security to certain brokers and dealers. After the Trust Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.

    In view of the fact that the proceeds of the sale of the Trust Preferred Securities will ultimately be used to purchase the investment instruments of the Company and its subsidiaries, the Purchase Agreement provides that the Company will pay as compensation ("Underwriters' Compensation") to the Underwriters, an amount in immediately available funds of $.7875 per Trust Preferred Security (or $6,300,000 in the aggregate) for the accounts of the several Underwriters; provided that, such compensation for sales of 10,000 or more Trust Preferred Securities to any single purchaser will be $.50 per Trust Preferred Security. Therefore, to the extent of such sales, the actual amount of Underwriters' Compensation will be less than the aggregate amount specified in the preceding sentence.

    Application has been made to list the Trust Preferred Securities on the New York Stock Exchange. Trading of the Trust Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Trust Preferred Securities. The Representatives have advised the Trust that they intend to make a market in the Trust Preferred Securities prior to the commencement of trading on the New York Stock Exchange. The Representatives will have no obligation to make a market in the Trust Preferred Securities, however, and may cease market making activities, if commenced, at any time.

    Prior to this offering there has been no public market for the Trust Preferred Securities. In order to meet one of the requirements for listing the Trust Preferred Securities on the New York Stock Exchange, the Underwriters will undertake to sell lots of 100 or more Trust Preferred Securities to a minimum of 400 beneficial holders.

    The Trust, the Company, and the Partnership have agreed to indemnify the Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

    Until the distribution of the Trust Preferred Securities is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Trust Preferred Securities. As an exception to these rules, the Representatives are permitted to engage in certain transactions that stabilize the price of the Trust Preferred Securities. Such transaction consist of bids or purchases for the purposes of pegging, fixing or maintaining the price of the Trust Preferred Securities.

    If the Underwriters create a short position in the Trust Preferred Securities in connection with the offering, I.E., if they sell more Trust Preferred Securities than are set forth on the cover page of this Prospectus Supplement, the Representatives may reduce the short position by purchasing Trust Preferred Securities in the open market.

    The Representatives may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Representatives purchase Trust Preferred Securities in the open market to reduce the Underwriters' short position or to stabilize the price of the Trust Preferred Securities, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those Trust Preferred Securities as part of the offering.

    In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

    None of the Company, the Trust, the Partnership nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Trust Preferred Securities. In addition, none of the Company, the Trust, the Partnership nor any of the Underwriters makes any representation that the Representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

                                 LEGAL MATTERS

    Certain matters of Delaware law relating to the legality of the Trust Preferred Securities, the validity of the Declaration, the formation of the Trust and the Partnership and the legality under state law of the Trust Preferred Securities and the Partnership Preferred Securities are being passed upon by Skadden, Arps, Slate, Meagher & Flom LLP, special Delaware counsel to the Trust, the Partnership and the Company. The legality under state law of the Trust Guarantee, the Partnership Guarantee, the Company Debenture and the Investment Guarantees with respect to the Affiliate Debentures will be passed upon on behalf of the Trust, the Partnership and the Company by Partrick J. Guarino, Esq., Executive Vice President, General Counsel and Secretary of the Company. As of June 1, 1997, Mr. Guarino beneficially owned less than one percent of the issued and outstanding common stock of UDS. Certain United States federal income taxation matters will be passed upon on behalf of the Trust, the Partnership and the Company by Skadden, Arps, Slate, Meagher & Flom LLP. The validity of the Trust Preferred Securities, the Partnership Preferred Securities and the Trust Guarantee and the Partnership Guarantee will be passed upon on behalf of the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, counsel to the Underwriters.

                                    EXPERTS

    The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1996 Annual Report on Form 10-K, and incorporated by reference in this Prospectus Supplement, have been audited by Ernst & Young LLP, independent auditors, as stated in their report included therein and incorporated by reference herein which, as to all periods presented, is based in part on the report of Price Waterhouse LLP, independent accountants, pertaining to the Diamond Shamrock operations of UDS, also included therein and incorporated by reference herein. Such financial statements and schedule are incorporated by reference herein in reliance upon such reports of Ernst & Young LLP and Price Waterhouse LLP given upon the authority of such firms as experts in accounting and auditing.

    The balance sheets of UDS Funding I, L.P. and UDS Capital I included in this Prospectus Supplement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             INDEX OF DEFINED TERMS

DEFINED TERMS                                                                                              PAGE NO.
------------------------------------------------------------------------------------------------------  ---------------

Affiliate Debentures..................................................................................          S-44
Affiliate Investment Instruments......................................................................          S-25
Arrangement...........................................................................................          S-16
Beneficial Owner......................................................................................          S-35
BPD...................................................................................................          S-13
Business Day..........................................................................................          S-28
Chairman's Mark.......................................................................................          S-11
Change in 1940 Act Law................................................................................          S-30
Clinton Proposal......................................................................................          S-11
Code..................................................................................................          S-55
Company...............................................................................................           S-1
Company Debenture.....................................................................................          S-44
CUC...................................................................................................          S-23
Debentures............................................................................................          S-44
Declaration...........................................................................................          S-24
Delaware Trustee......................................................................................          S-24
Depository............................................................................................          S-35
Diamond Shamrock......................................................................................          S-13
DTC...................................................................................................           S-1
Eligible Institution..................................................................................          S-45
Eligible Debt Securities..............................................................................          S-44
FDIC..................................................................................................          S-45
Finance Subsidiary....................................................................................           S-3
FTC...................................................................................................          S-16
General Partner.......................................................................................           S-1
Global Certificates...................................................................................          S-35
Global Partnership Security...........................................................................          S-51
Guarantees............................................................................................           S-2
HSR Act...............................................................................................          S-16
Independent Financial Advisor.........................................................................          S-45
Indirect Participants.................................................................................          S-35
Initial Partnership Proceeds..........................................................................          S-44
Investment Affiliate..................................................................................          S-45
Investment Events of Default..........................................................................          S-44
Investment Guarantees.................................................................................           S-2
IRS...................................................................................................          S-55
Limited Partnership Agreement.........................................................................          S-24
Moody's...............................................................................................          S-45
NCS...................................................................................................          S-23
NCS Acquisition.......................................................................................          S-23
New York Stock Exchange...............................................................................           S-1
1940 Act..............................................................................................           S-8
Non-United States Persons.............................................................................          S-55
Participants..........................................................................................          S-35
Partnership...........................................................................................           S-1
Partnership Act.......................................................................................          S-25
Partnership Enforcement Event.........................................................................          S-43

DEFINED TERMS                                                                                              PAGE NO.
------------------------------------------------------------------------------------------------------  ---------------
Partnership Guarantee.................................................................................           S-2
Partnership Guarantee Payments........................................................................          S-52
Partnership Investment Company Event..................................................................          S-48
Partnership Liquidation Distribution..................................................................          S-48
Partnership Preferred Securities......................................................................           S-1
Partnership Special Event.............................................................................          S-47
Partnership Successor Securities......................................................................          S-51
Partnership Tax Event.................................................................................          S-47
Property Account......................................................................................          S-24
Property Trustee......................................................................................          S-24
Proxy Circular........................................................................................          S-16
Purchase Agreement....................................................................................          S-59
Redemption Price......................................................................................           S-4
Regular Trustees......................................................................................          S-24
Representatives.......................................................................................          S-59
Rights Agreement......................................................................................           S-3
S&P...................................................................................................          S-45
Senior Indebtedness...................................................................................           S-2
SFAS..................................................................................................          S-21
Special Event.........................................................................................          S-11
Special Representative................................................................................          S-43
Successor Securities..................................................................................          S-34
Tax Action............................................................................................          S-30
Tax Counsel...........................................................................................          S-55
Total.................................................................................................          S-16
Trust.................................................................................................           S-1
Trust Act.............................................................................................          S-24
Trust Common Securities...............................................................................           S-1
Trust Dissolution Tax Opinion.........................................................................          S-30
Trust Enforcement Event...............................................................................          S-28
Trust Guarantee.......................................................................................           S-2
Trust Guarantee Payments..............................................................................          S-39
Trust Guarantee Trustee...............................................................................          S-24
Trust Indenture Act...................................................................................          S-24
Trust Investment Company Event........................................................................          S-30
Trust Liquidation.....................................................................................          S-32
Trust Liquidation Distribution........................................................................          S-32
Trust Preferred Securities............................................................................           S-1
Trust Redemption Tax Opinion..........................................................................          S-30
Trust Securities......................................................................................           S-1
Trust Special Event...................................................................................          S-29
Trust Tax Event.......................................................................................          S-30
Trustees..............................................................................................          S-24
UDS...................................................................................................           S-1
UDS Merger............................................................................................          S-13
UDS 10-K..............................................................................................          S-15
UDS 10-Q..............................................................................................          S-15
UI....................................................................................................          S-23
Ultramar..............................................................................................          S-13
Underwriters' Compensation............................................................................           S-1

DEFINED TERMS                                                                                              PAGE NO.
------------------------------------------------------------------------------------------------------  ---------------
United States Person..................................................................................          S-55

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                            PAGE NO.
                                                                                                          -------------

UDS FUNDING I, L.P.

    Report of Independent Public Accountants............................................................          F-2

    Balance Sheet.......................................................................................          F-3

    Notes to Balance Sheet..............................................................................          F-4

UDS CAPITAL I

    Report of Independent Public Accountants............................................................          F-5

    Balance Sheet.......................................................................................          F-6

    Notes to Balance Sheet..............................................................................          F-7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the General Partner and Initial Limited Partner of
  UDS Funding I, L.P.

    We have audited the accompanying balance sheet of UDS Funding I, L.P., a Delaware Limited Partnership (the "Partnership"), as of June 5, 1997. This balance sheet is the responsibility of the General Partner's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of the Partnership as of June 5, 1997, in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP

San Antonio, Texas
June 12, 1997

                              UDS FUNDING I, L.P.

                                  BALANCE SHEET

                                  JUNE 5, 1997

Assets...............................................................................  $  --
Partnership interests
  Initial limited partner interest...................................................  $      85
  General partner interest...........................................................         15
                                                                                       ---------
                                                                                       $     100
Less: Receivables from partners for subscribed partnership interests.................       (100)
                                                                                       ---------
                                                                                          --
                                                                                       ---------
                                                                                       ---------

       The accompanying notes are an integral part of this balance sheet.

                              UDS FUNDING I, L.P.
                             NOTES TO BALANCE SHEET

    UDS Funding I, L.P. (the "Partnership") is a limited partnership that was formed under the Delaware Revised Uniform Limited Partnership Act on June 5, 1997 for the exclusive purposes of purchasing certain eligible debt securities of Ultramar Diamond Shamrock Corporation (the "Company") and wholly owned subsidiaries of the Company and certain other eligible debt instruments of parties unaffiliated with the Company with the proceeds from the sale of Partnership Preferred Securities (the "Partnership Preferred Securities") to UDS Capital I and a capital contribution from the Company in exchange for the general partnership interest in the Partnership (collectively, the "Partnership Proceeds").

    The Partnership Proceeds will be used to purchase certain eligible debt instruments of the Company and certain wholly owned subsidiaries of the Company, with the Partnership retaining 1% in unaffiliated debt securities. The Partnership shall have a perpetual existence subject to certain termination events. The Company serves as the sole general partner of the Partnership. The Company, in its capacity as General Partner of the Partnership, has agreed to pay all fees and expenses related to the organization and operations of the Partnership (including any taxes, duties, assessments or government charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Partnership) and the offering of the Partnership Preferred Securities and be responsible for all debts and other obligations of the Partnership (other than with respect to the Partnership Preferred Securities). The General Partner has agreed to indemnify certain officers and agents of the Partnership.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Trustees of

  UDS Capital I

    We have audited the accompanying balance sheet of UDS Capital I, a Delaware Business Trust (the "Trust"), as of June 5, 1997. This balance sheet is the responsibility of Ultramar Diamond Shamrock Corporation's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of the Trust as of June 5, 1997, in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP

San Antonio, Texas
June 12, 1997

                                 UDS CAPITAL I

                                 BALANCE SHEET

                                  JUNE 5, 1997

Assets.................................................................................  $       0
Trust securities.......................................................................  $       0

       The accompanying notes are an integral part of this balance sheet.

                                 UDS CAPITAL I
                             NOTES TO BALANCE SHEET

    UDS Capital I (the "Trust") is a statutory business trust formed on June 5, 1997 under the Business Trust Act of the State of Delaware for the exclusive purposes of (i) issuing the Trust Originated Preferred Securities (the "Trust Preferred Securities") and the Trust Common Securities (together with the Trust Preferred Securities, the "Trust Securities") representing undivided beneficial ownership interests in the assets of the Trust, (ii) purchasing Partnership Preferred Securities (the "Partnership Preferred Securities") representing the limited partnership interests of UDS Funding I, L.P. (the "Partnership") with the proceeds from the sale of the Trust Securities, and (iii) engaging in only those other activities necessary or incidental thereto. The Trust has a perpetual existence, subject to certain termination events as provided in the Declaration of Trust under which it was formed. Subsequent to June 5, 1997, the Trust intends to issue and sell its Trust Preferred Securities in a public offering and to issue and sell its Trust Common Securities to Ultramar Diamond Shamrock Corporation (the "Company"). No Trust Securities have been issued as of June 5, 1997.

    The proceeds from the Trust's sale of the Trust Securities will be used to purchase the Partnership Preferred Securities from the Partnership.

    The Company will be obligated to pay compensation to the underwriters of the offering of the Trust Preferred Securities. The Company will pay all fees and expenses related to the organization and operations of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Trust) and the offering of the Trust Preferred Securities and be responsible for all debts and other obligations of the Trust (other than the Trust Securities). The Company has also agreed to indemnify the Trustees and certain other persons.

PROSPECTUS

                                  $900,000,000
                     ULTRAMAR DIAMOND SHAMROCK CORPORATION
                             SENIOR DEBT SECURITIES

                                  $850,000,000
                     ULTRAMAR DIAMOND SHAMROCK CORPORATION
                          SUBORDINATED DEBT SECURITIES
                                  COMMON STOCK
                             ---------------------

                                  $850,000,000
                                 UDS CAPITAL I
                                 UDS CAPITAL II
                           TRUST PREFERRED SECURITIES
     GUARANTEED TO THE EXTENT SET FORTH HEREIN BY ULTRAMAR DIAMOND SHAMROCK
                                  CORPORATION

                           --------------------------

                                  $850,000,000
                              UDS FUNDING I, L.P.
                              UDS FUNDING II, L.P.
                        PARTNERSHIP PREFERRED SECURITIES
     GUARANTEED TO THE EXTENT SET FORTH HEREIN BY ULTRAMAR DIAMOND SHAMROCK
                                  CORPORATION
                           --------------------------

    Ultramar Diamond Shamrock Corporation ("UDS" or the "Company") may from time to time offer (i) its unsecured debt securities, which may be senior (the "Senior Debt Securities") or subordinated (the "Subordinated Debt Securities"), and (ii) shares of its common stock, par value $.01 per share (the "Common Stock"), together with the associated rights (the "Rights") to purchase Common Stock.

    UDS Capital I and UDS Capital II (each a "UDS Capital Trust"), each a statutory business trust formed under the laws of the State of Delaware, may offer, from time to time, trust preferred securities, representing undivided beneficial interests in the assets of the respective UDS Capital Trusts ("Trust Preferred Securities"). The payment of distributions with respect to Trust Preferred Securities of each of the UDS Capital Trusts out of moneys held by each of the UDS Capital Trusts, and payment on liquidation, redemption or otherwise with respect to such Trust Preferred Securities, will be guaranteed

                                                        (CONTINUED ON NEXT PAGE)
                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

    The Offered Securities may be offered directly, through agents designated from time to time, to or through underwriters or dealers or through a combination of such methods. See "Plan of Distribution." If any agents of the Company, any UDS Capital Trust and/or any UDS Funding Partnership or any underwriters are involved in the sale of the Offered Securities, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in the Prospectus Supplement with respect to such Offered Securities. The net proceeds to the Company from such sale also will be set forth in the applicable Prospectus Supplement.
                            ------------------------

                 The date of this Prospectus is June 20, 1997.

(CONTINUED FROM FRONT COVER)

by UDS to the extent described herein (each a "Trust Guarantee"). See "Description of the Trust Guarantees" below. UDS's obligations under the Trust Guarantees will be subordinate and junior in right of payment to all other liabilities of UDS and rank PARI PASSU with the most senior preferred stock, if any, issued from time to time by UDS. Subordinated Debt Securities and/or Partnership Preferred Securities (as defined below) may be issued and sold by UDS or a UDS Funding Partnership (as defined below), respectively, from time to time in one or more series to a UDS Capital Trust, or a trustee of such UDS Capital Trust, in connection with the investment of the proceeds from the offering of Trust Preferred Securities and Common Securities (as defined herein, together the "Trust Securities") of such UDS Capital Trust. The Subordinated Debt Securities and/or Partnership Preferred Securities purchased by a UDS Capital Trust may be subsequently distributed pro rata to holders of Trust Preferred Securities and Common Securities in connection with the dissolution of such UDS Capital Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement.

    UDS Funding I, L.P. and UDS Funding II, L.P. (each, a "UDS Funding Partnership"), each a limited partnership formed under the laws of the State of Delaware, may offer, from time to time, Partnership Preferred Securities, representing limited partnership interests in the respective UDS Funding Partnership ("Partnership Preferred Securities"). The payment of distributions (if, as and when declared) with respect to Partnership Preferred Securities of each of the UDS Funding Partnership out of moneys held by each UDS Funding Partnership, and payment on liquidation, redemption or otherwise with respect to such Partnership Preferred Securities, will be guaranteed by UDS to the extent described herein (each a "Partnership Guarantee"). See "Description of the Partnership Guarantees" below. UDS's obligations under the Partnership Guarantees are subordinate and junior in right of payment to all other liabilities of UDS and rank PARI PASSU with the most senior preferred stock, if any, issued from time to time by UDS. Subordinated Debt Securities may be issued and sold by UDS from time to time in one or more series to a UDS Funding Partnership together with debt instruments of certain domestic eligible controlled affiliates (the "Affiliate Debentures") which will be fully and unconditionally guaranteed by UDS (the "Investment Guarantees") in connection with the investment of the proceeds from the offering of Partnership Preferred Securities of and general partnership interests in such UDS Funding Partnership.

    The Senior Debt Securities, the Subordinated Debt Securities, the Affiliate Debentures, the Investment Guarantees, the Common Stock, the Trust Preferred Securities, the related Trust Guarantees, the Partnership Preferred Securities and the related Partnership Guarantees are collectively referred to as the "Offered Securities."

    The specific terms of the Offered Securities in respect of which this Prospectus is being delivered, such as, where applicable, (i) in the case of Senior Debt Securities or Subordinated Debt Securities, the specific designation, aggregate principal amount, currency, denomination, maturity, priority, interest rate (which may be variable or fixed), time of payment of interest, terms of redemption at the option of the Company or repayment at the option of the holder or any provisions for sinking fund payments, the designation of the Trustee acting under the applicable Indenture and the initial public offering price; (ii) in the case of Trust Preferred Securities, the related Trust Guarantees, Partnership Preferred Securities or the related Partnership Guarantees, the specific designation, aggregate offering amount, denomination, term, coupon rate, time of payment of distributions, terms of redemption at the option of the Company or repayment at the option of the holder, the designation of the Trustee acting under the applicable Indenture or Guarantee and the initial public offering price; and (iii) in the case of Common Stock, the public offering price, will be set forth in the accompanying Prospectus Supplement.

    The Offered Securities will be issued only in registered form, including in the form of Global Securities, unless otherwise set forth in the Prospectus Supplement.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR THE DOCUMENTS INCORPORATED OR DEEMED INCORPORATED BY REFERENCE HEREIN, AND ANY INFORMATION OR REPRESENTATIONS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY AGENT, DEALER OR UNDERWRITER. THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT NOR ANY SALE OF OR OFFER TO SELL THE OFFERED SECURITIES OFFERED HEREBY SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE RESPECTIVE DATES OF THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT OR THAT THE INFORMATION IN THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE RESPECTIVE DATES OF THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT.

                             AVAILABLE INFORMATION

CERTAIN FILINGS AND OTHER INFORMATION

    This Prospectus constitutes a part of a combined Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by UDS, the UDS Funding Partnerships and the UDS Capital Trusts with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus and any accompanying Prospectus Supplement do not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the UDS Funding Partnerships, the UDS Capital Trusts, and the Offered Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

    UDS is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Suite 1300, Seven World Trade Center, New York, New York 10048, and at The Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy and information statements and other information may be found on the Commission's web site address, http://www.sec.gov. In addition, certain securities of UDS are listed on the New York Stock Exchange (the "NYSE") and the Montreal Exchange (the "ME"). Material filed by the Company may be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005 and the ME at 800 Victoria Square, Montreal, Quebec, Canada H4Z 1A9.

    None of the UDS Capital Trusts and the UDS Funding Partnerships is currently subject to the information reporting requirements of the Exchange Act. The UDS Capital Trusts and the UDS Funding Partnerships will become subject to such requirements upon the effectiveness of the Registration Statement, although they intend to seek and expect to receive exemptions therefrom.

CERTAIN FORWARD-LOOKING STATEMENTS

    This Prospectus and the accompanying Prospectus Supplement (including the documents incorporated by reference herein) contains certain forward-looking statements (as such term is defined in the U.S. Private Securities Litigation Reform Act of 1995) and information relating to UDS that are based on the beliefs of the management of UDS as well as assumptions made by and information currently available to the management of UDS. When used in this Prospectus and the accompanying Prospectus Supplement, the words "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to UDS, the UDS Capital Trusts, the UDS Funding Partnerships, or the management of any such entities, identify forward-looking statements. Such statements reflect the current views of the management the registrants with respect to future events and are subject to certain risks, uncertainties and assumptions relating to the operations and results of operations of the registrants, including as a result of competitive factors and pricing pressures, shifts in market demand and general economic conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein as anticipated, believed, estimated, expected or intended.

                      DOCUMENTS INCORPORATED BY REFERENCE

    The following documents which have been filed with the Commission by UDS pursuant to the Exchange Act (File No. 1-11154) are hereby incorporated by reference:

        (i) Annual Report on Form 10-K for the year ended December 31, 1996;

        (ii) Current Report on Form 8-K dated March 4, 1997, and Amendment to Current Report on Form 8-K/A dated March 4, 1997; and

       (iii) Quarterly Report on Form 10-Q for the three months ended March 31, 1997.

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the accompanying Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the accompanying Prospectus Supplement.

    The Company will furnish without charge to each person, including any beneficial owner, to whom this Prospectus and the accompanying Prospectus Supplement is delivered, upon written or oral request of such person, a copy of any and all documents incorporated herein by reference (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Ultramar Diamond Shamrock Corporation, 9830 Colonnade Boulevard, San Antonio, TX 78230,
Attention: Secretary (telephone number: (210) 641-6800).

                     ULTRAMAR DIAMOND SHAMROCK CORPORATION

    UDS was the surviving corporation in the merger (the "UDS Merger") of two leading North American independent refining and marketing companies, Ultramar Corporation ("Ultramar") and Diamond Shamrock, Inc. ("DS"), effective in December 1996. UDS is a leading independent refiner and marketer of high-quality petroleum products in the Southwest United States, the Northeast United States and Eastern Canada. In 1996, UDS sold over 400,000 barrels per day ("BPD") of petroleum products and had total revenues of $10.2 billion. UDS is one of the largest independent refining and marketing companies in the United States and the largest retail marketer of gasoline in the state of Texas. In the Southwest United States, UDS owns and operates a 150,000 BPD refinery near Amarillo, Texas, a 100,000 BPD refinery near Long Beach, California and a 90,000 BPD refinery near San Antonio, Texas. UDS markets petroleum products and a broad range of convenience store items and other merchandise in the Southwest United States under the Diamond Shamrock-Registered Trademark-,
Beacon-Registered Trademark- and Ultramar-Registered Trademark- brand names through a network of approximately 3,000 outlets located across ten states in the United States. UDS is also one of the largest independent petroleum refining and marketing companies in the Northeast United States and Eastern Canada, owning and operating a 160,000 BPD refinery in St. Romuald, Quebec and marketing petroleum products through approximately 1,320 retail outlets and 84 unattended facilities in Eastern Canada. UDS is also one of the largest retail home heating oil companies in the Northeast United States and Eastern Canada, selling heating oil to approximately 210,000 households.

    The Company's principal executive offices are located at 9830 Colonnade Boulevard, San Antonio, TX 78230 and its telephone number is (210) 641-6800.

                                   THE TRUSTS

    Each of UDS Capital I and UDS Capital II is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust (each a "Declaration") executed by the Company, as sponsor for such trust (the "Sponsor") and the UDS Capital Trustees (as defined herein) for such trust and
(ii) the
filing of a certificate of trust with the Delaware Secretary of State on June 5, 1997. Each Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Each UDS Capital Trust exists for the exclusive purposes of (i) issuing the Trust Preferred Securities and common securities representing undivided beneficial interests in the assets of such Trust (the "Common Securities" and, together with the Trust Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds of the Trust Securities in Subordinated Debt Securities and/or a specific series of Partnership Preferred Securities and (iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities will be directly or indirectly owned by the Company. The Common Securities will rank PARI PASSU, and payments will be made thereon pro rata, with the Trust Preferred Securities except that upon an event of default under the applicable Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption, and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. The Company will, directly or indirectly, acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of each UDS Capital Trust. Each UDS Capital Trust's business and affairs will be conducted by the trustees (the "UDS Capital Trustees") appointed by the Company, as the direct or indirect holder of all the Common Securities. Except in certain limited circumstances the holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the UDS Capital Trustees of a UDS Capital Trust. The duties and obligations of the UDS Capital Trustees shall be governed by the Declaration of such UDS Capital Trust. A majority of the UDS Capital Trustees (the "Regular Trustees") of each UDS Capital Trust will be persons who are employees or officers of or affiliated with the Company. One UDS Capital Trustee of each UDS Capital Trust will be a financial institution which will be unaffiliated with the Company and which shall act as property trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Property Trustee"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one UDS Capital Trustee of each UDS Capital Trust will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the UDS Capital Trusts and the offering of Trust Securities, the payment of which will be guaranteed by the Company. The office of the Delaware Trustee for each UDS Capital Trust in the State of Delaware is The Bank of New York (Delaware), 23 White Clay Center, Route 273, Newark, Delaware 19711. The principal place of business of each UDS Capital Trust shall be c/o Ultramar Diamond Shamrock Corporation, 9830 Colonnade Boulevard, San Antonio, Texas 78230 and its telephone number is (210) 641-6800.

PROPOSED OFFERING

    Promptly after effectiveness of the Registration Statement, UDS Capital I intends to offer to the public $200,000,000 in aggregate liquidation amount of its Trust Preferred Securities. UDS Capital I intends to use the proceeds of such offering, together with proceeds received from the sale to the Company of $6,186,000 in aggregate liquidation amount of UDS Capital I's Trust Common Securities, to purchase $206,186,000 in aggregate liquidation amount of UDS Funding I, L.P.'s Partnership Preferred Securities. UDS Funding I, L.P., in turn, intends to use substantially all of the proceeds of such sale, together with a capital contribution received from the Company in exchange for a general partnership interest in UDS Funding I, L.P., to purchase debt securities of UDS and Affiliate Debentures and related Investment Guarantees, as well as Eligible Debt Securities (as defined herein), all as shall be described in a prospectus supplement filed with the Commission pursuant to Rule 430A under the Securities Act.

                                THE PARTNERSHIPS

    Each of UDS Funding I, L. P. and UDS Funding II, L. P. is a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act, as amended (the "Partnership Act") on June 5, 1997. Pursuant to the Certificate of Limited Partnership and the Agreement of Limited Partnership, the Company is the sole general partner of each UDS Funding Partnership (in such capacity the "General

Partner"). Upon the issuance of the Partnership Preferred Securities by a UDS Funding Partnership, which securities represent limited partnership interests in that UDS Funding Partnership, UDS Capital I or UDS Capital II, as the case may be, will be the sole limited partner of that UDS Funding Partnership. Contemporaneous with the issuance of the Partnership Preferred Securities, the General Partner will contribute capital to the UDS Funding Partnership in an amount sufficient to establish its initial capital account at an amount equal to at least 15% of the total capital of the UDS Funding Partnership.

    Each UDS Funding Partnership will be managed by the General Partner and exists for the sole purpose of (i) issuing its partnership interests, (ii) investing the proceeds thereof in Subordinated Debt Securities, Affiliate Debentures and certain U.S. government obligations and commercial paper of entities not affiliated with UDS (the "Eligible Debt Securities") and (iii) engaging in only those other activities necessary or incidental thereto. To the extent that aggregate payments to the UDS Funding Partnership on the Subordinated Debt Securities, the Affiliate Debentures and the Eligible Debt Securities exceed distributions payable with respect to the Partnership Preferred Securities, the UDS Funding Partnership may at times have excess funds which shall be allocated to and may, in the General Partner's sole discretion, be distributed to the General Partner. To the extent that the issuers (including, where applicable, UDS, as guarantor) of the securities in which the UDS Funding Partnerships invest fail to make any payments in respect of such securities (or, if applicable, guarantees), the UDS Funding Partnerships will not have sufficient funds to pay and will not declare or pay distributions on the Partnership Preferred Securities.

    For so long as the Partnership Preferred Securities remain outstanding, the General Partner will covenant in the Limited Partnership Agreement (i) to remain the sole general partner of the UDS Funding Partnership and to maintain direct ownership of 100% of the General Partner's interest in the UDS Funding Partnership, which interest will at all times represent at least 1% of the total capital of the UDS Funding Partnership, (ii) to cause the UDS Funding Partnership to remain a limited partnership and not to voluntarily dissolve, liquidate, wind-up or be terminated, except as permitted by the Limited Partnership Agreement, (iii) to use its commercially reasonable efforts to ensure that the UDS Funding Partnership will not be an "investment company" for purposes of the 1940 Act and (iv) to take no action that would be reasonably likely to cause the UDS Funding Partnership to be classified as an association taxable as a corporation for United States federal income tax purposes.

    The rights of the holders of the Partnership Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Limited Partnership Agreement and the Partnership Act. See "Description of the Partnership Preferred Securities."

    The Limited Partnership Agreement provides that the General Partner will have liability for the fees and expenses of the Partnership (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the UDS Funding Partnership) and be responsible for all debts and obligations of the UDS Funding Partnership (other than with respect to distributions on the Partnership Preferred Securities). Under Delaware law, assuming a limited partner in a Delaware limited partnership such as a UDS Funding Partnership (i.e., a holder of the Partnership Preferred Securities) does not participate in the control of the business of the limited partnership, such limited partner will not be personally liable for the debts, obligations and liabilities of such limited partnership, whether arising in contract, tort or otherwise, solely by reason of being a limited partner of such limited partnership (subject to any obligation such limited partner may have to repay any funds that may have been wrongfully distributed to it).

    The location of the principal executive offices of each UDS Funding Partnership is c/o Ultramar Diamond Shamrock Corporation, 9830 Colonnade Boulevard, San Antonio, TX 78230 and its telephone number is (210) 641-6800.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the ratio of earnings to fixed charges for the Company for each of the following periods:

                                                                                         YEAR ENDED DECEMBER 31,
                                                                            --------------------------------------------------
                                                        THREE MONTHS
                                                       ENDED MARCH 31
                                                  ------------------------
                                                     1996         1995         1996         1995         1994         1993
                                                     -----        -----        -----        -----        -----        -----
Ratio of earnings
    to fixed charges............................         2.2          1.9          1.2          1.8          3.0          2.6



                                                       PERIOD FROM
                                                     JULY 6, 1992 TO
                                                    DECEMBER 31, 1992
                                                  ---------------------
Ratio of earnings
    to fixed charges............................              2.1

    For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes, extraordinary items, and cumulative effect of changes in accounting principle, plus fixed charges (excluding capitalized interest but including amortization of amounts previously capitalized), less equity in undistributed earnings of companies owned less than 50 percent. Fixed charges consist of interest (including capitalized interest) on all indebtedness, amortization of debt discount and expense, and that portion of rental expense which the Company believes to be representative of interest. A statement setting forth the computation of the unaudited ratio of earnings to fixed charges has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

                                USE OF PROCEEDS

    The UDS Capital Trusts will use all proceeds received from the sale of the Trust Preferred Securities to purchase Subordinated Debt Securities from UDS and/or Partnership Preferred Securities from the UDS Funding Partnerships. The UDS Funding Partnerships will use all proceeds received from the sale of the Partnership Preferred Securities to purchase debt securities of UDS, Affiliated Debentures and Eligible Debt Securities. UDS and the subsidiaries of UDS which are the issuers of the Affiliate Debentures intend to add the net proceeds from the sale of the Subordinated Debt Securities or Affiliate Debentures, as applicable, along with the proceeds from the sale of Senior Debt Securities and Common Stock to their general funds, to be used for general corporate purposes, including capital expenditures, repayment or repurchases of outstanding long-term indebtedness, investments in subsidiaries, working capital, repayment of short-term commercial paper notes and/or other business opportunities. Funds not required immediately for such purposes may be invested in marketable securities and short-term investments.

                     DESCRIPTION OF SENIOR DEBT SECURITIES

    The Senior Debt Securities will be unsecured obligations of the Company issued in one or more series under an indenture (the "Senior Indenture") entered into between the Company and The Bank of New York, as trustee (the "Trustee") effective March 15, 1995, which is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Senior Indenture. Wherever particular provisions of the Senior Indenture or terms defined therein are referred to herein or in the Prospectus Supplement, such provisions or terms are incorporated by reference as a part of the statements made, and the statements are qualified in their entirety by such reference. Section references are references to sections of the Senior Indenture. Capitalized terms not otherwise defined herein have the meanings given to them in the Senior Indenture.

GENERAL

    The Senior Debt Securities will rank equally with all other unsecured and unsubordinated debt of the Company. The Senior Indenture does not limit the amount of Debt which may be issued by the Company under the Senior Indenture or otherwise. The Senior Indenture does, however, limit the ability of the Company's Subsidiaries to Incur Debt and issue any Preferred Stock. The Senior Debt Securities may be issued in one or more series with the same or various maturities, at par or a premium or with original issue discount and may include medium-term notes.

    Reference is made to the Prospectus Supplement for the following terms of the Senior Debt Securities offered pursuant to this Prospectus and the Prospectus Supplement: (i) the designation of and any limit upon the aggregate principal amount of such Senior Debt Securities; (ii) the price or prices at which such Senior Debt Securities will be offered (expressed as a percentage of the principal amount thereof); (iii) the date or dates on which such Senior Debt Securities will mature; (iv) the currency or currencies of denomination of such Senior Debt Securities, which may be U.S. dollars or any foreign currency or units based on or related to currencies; (v) the designation of the currency or currencies, or units based on or related to currencies, in which payment of the principal of and any premium and any interest on such Senior Debt Securities will be made, and if any such amounts are to be payable, at the election of the Company or a Holder, in a currency or currencies or units other than that in which such Senior Debt Securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made; (vi) the rate or rates (which may be fixed or floating) per annum, if any, at which such Senior Debt Securities will bear interest or the method of determining such rate or rates; (vii) the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any interest payable on any Interest Payment Date; (viii) any index of currencies, securities or commodities used to determine the amounts of payments of principal, (and premium, if any) or interest, if any, on such Senior Debt Securities; (ix) any provision for the exchange or conversion of such Senior Debt Securities at the option of the Holders or the Company for or into securities or other property; (x) any optional or mandatory redemption or repayment terms or any sinking or purchase fund or other analogous obligation; (xi) the denominations in which such Senior Debt Securities shall be issuable if other than denominations of $1,000 and any integral multiple thereof; (xii) whether such Senior Debt Securities are to be issued in the form of Global Securities and, if so, the identity of the Depositary with respect to such Global Securities; (xiii) in the case of Discount Securities, the principal amount thereof payable upon acceleration of the maturity thereof; and (xiv) any other specific terms associated with such Senior Debt Securities.

    Unless otherwise set forth in the applicable Prospectus Supplement, the principal of and any premium and any interest on the Senior Debt Securities is payable to registered Holders of Senior Debt Securities at the principal office of the Trustee in New York, New York, or at any paying agency maintained at the time by the Company for such purpose. At the option of the Company, payment of interest to registered holders of Senior Debt Securities may be made by check mailed to the address of the person entitled thereto as it appears on the register for Senior Debt Securities.

    The Senior Debt Securities shall be issued in fully registered form unless the Prospectus Supplement provides otherwise. (Section 301) Subject to the limitations provided in the Senior Indenture, Senior Debt Securities may be presented for registration of transfer or exchange at such office of the Trustee or at such other location or locations as may be established pursuant to the Senior Indenture without any service charge, although the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305)

GLOBAL SECURITIES

    The Senior Debt Securities may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, the Depositary identified in the Prospectus Supplement. Global Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Senior Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee of such Depositary to a successor Depositary or any nominee of such successor.

    The specific terms of any depositary arrangement with respect to Senior Debt Securities issued in the form of one or more Global Securities will be described in the Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the following provisions will apply to all depositary arrangements.

    Upon the issuance of a Global Security, the Depositary for such Global Security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual Senior Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary ("Participants"). Such accounts shall be designated by the underwriters, dealers, or agents with respect to such Senior Debt Securities or by the Company if such Senior Debt Securities are offered and sold directly by the Company. Owners of beneficial interests in a Global Security that are not Participants or persons that may hold through Participants but desire to sell or otherwise transfer ownership of such beneficial interests by book-entry on the records of the Depositary may do so only through Participants and persons that may hold through Participants. Because the Depositary can only act on behalf of Participants and persons that may hold through Participants, the ability of an owner of a beneficial interest in a Global Security to pledge such beneficial interests to persons or entities that do not participate in the book-entry and transfer system of the Depositary, or otherwise take actions in respect of such beneficial interests, may be limited. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations on the ownership of beneficial interests in a Global Security and such laws may impair the ability to transfer beneficial interests in a Global Security.

    So long as the Depositary for a Global Security or its nominee is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Senior Debt Securities represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Senior Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Senior Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Senior Indenture.

    Payments of principal of (and premium, if any) and interest, if any, on individual Senior Debt Securities represented by a Global Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Senior Debt Securities. None of the Company, the Trustee, any paying agent or registrar for such Senior Debt Securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Security for such Senior Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    The Company expects that the Depositary for a series of Senior Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a Global Security representing any of such Senior Debt Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". Such payments will be the responsibility of such Participants and not of the Company or the Depositary. Owners of beneficial interests in Global Securities may experience some delay in the receipt of interest and principal payments since the Depositary for such Global Securities will forward payments to its Participants, which in turn will forward them to persons that hold beneficial interests in such Global Securities through such Participants.

    If a Depositary for a series of Senior Debt Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Senior Debt Securities of such series in definitive form in exchange for the Global Security representing such series of Senior Debt Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement, determine not to have any Senior Debt Securities of such series represented by one or more Global Securities and, in such event, will issue individual Senior Debt Securities of such series in exchange for the Global Security or Securities representing such series of Senior Debt Securities. In either instance, the Company will issue Senior Debt Securities in definitive form, equal in aggregate principal amount to the Global Securities, in such names and in such principal amounts as the Depositary for such Global Securities shall request. Individual Senior Debt Securities of such series so issued will be issued in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof.

COVENANTS

    The covenants summarized below will be applicable (unless waived or amended) so long as any of the Senior Debt Securities are outstanding, unless stated otherwise in the Prospectus Supplement.

    LIMITATION ON SUBSIDIARY DEBT AND PREFERRED STOCK

    The Company will not permit any Subsidiary of the Company to Incur or suffer to exist any Debt or issue any Preferred Stock except: (i) Debt or Preferred Stock outstanding on the date of the original issuance of the Senior Debt Securities of a particular series; (ii) Debt under the Bank Credit Agreements and other Debt in an aggregate principal amount which, together, shall, at the time of such incurrence and after giving effect thereto, not exceed 80% of Consolidated Current Assets at the end of the preceding month; (iii) interest rate swap or similar agreements and foreign currency swap, exchange or similar agreements for the purpose of providing a hedge to protect against fluctuations in interest rates and currency exchange rates, respectively, and not for the purpose of speculation, PROVIDED that such agreements are entered into in, or are incidental to, the ordinary course of business or are entered into in connection with the incurrence of Debt permitted hereunder; (iv) Debt Incurred pursuant to industrial revenue or development bonds in an aggregate principal amount not to exceed $50 million at any one time outstanding; (v) Debt Incurred or Incurrable in respect of trade letters of credit, bankers' acceptances, performance or return-of-money bonds or other obligations of a like nature Incurred in the ordinary course of business; (vi) Debt or Preferred Stock issued to and held by the Company or a Wholly owned

Subsidiary of the Company, but only so long as held or owned by the Company or a Wholly owned Subsidiary of the Company; (vii) Debt Incurred or Preferred Stock issued by a Person prior to the time (A) such Person became a Subsidiary of the Company, (B) such Person merges into or consolidates with a Subsidiary of the Company or (C) another Subsidiary of the Company merges into or consolidates with such Person (in a transaction in which such Person becomes a Subsidiary of the Company), which Debt or Preferred Stock was not Incurred or issued in anticipation of such transaction; (viii) Debt Incurred for the purpose of financing all or any part of the purchase price or the cost of construction of or improvements (or additions to improvements) to the property of the Company or any of its Subsidiaries in an aggregate principal amount not to exceed the fair market value of such property, construction or improvements (or additions to improvements); (ix) Debt or Preferred Stock that is exchanged for, or the proceeds of which are used to refinance or refund, any Debt or Preferred Stock permitted to be outstanding pursuant to clauses (i) through (viii) (or any extension or renewal thereof) (A) in an aggregate principal amount (which, in the case of Debt or Preferred Stock that is a Discount Security, shall be the issue price thereof) not to exceed the principal amount of the Debt, in the case of Debt, or the liquidation preference of the Preferred Stock, in the case of Preferred Stock, so exchanged, refinanced or refunded (which, in the case of Debt or Preferred Stock that is a Discount Security, shall be the accreted value thereof, as determined by the Company for financial reporting purposes as of the date of such exchange, refinancing or refunding) and (B) PROVIDED that such Debt or Preferred Stock does not require the payment of all or a portion of the principal or liquidation value thereof (whether pursuant to purchase, redemption, defeasance, retirement, sinking fund payment, payment at Stated Maturity or otherwise, but excluding any payment or retirement required by virtue of acceleration of such Debt upon an event of default thereunder and any redemption or other retirement at the option of the holder of such Debt or Preferred Stock (including pursuant to an offer to purchase) which is conditioned upon the change of control of the Company or any Subsidiary) prior to the scheduled maturity or maturities of the Debt or Preferred Stock being refinanced or refunded; and (x) Debt not otherwise permitted to be Incurred pursuant to clauses (i) through (ix) above, which, together with any other outstanding Debt Incurred pursuant to this clause (x), has an aggregate principal amount not in excess of the greater of $25 million or 10% of Consolidated Stockholders' Equity. (Section 1006)

    LIMITATION ON LIENS

    The Company shall not Incur any Lien on property or assets of the Company to secure Debt without making effective provision for securing the Senior Debt Securities of each series having the benefit of this covenant (and, if required by its governing instruments, any other Debt of the Company that is not subordinate to the Senior Debt Securities of such series) equally and ratably with such Debt as to such property for so long as such Debt will be so secured or, in the event such Debt is Debt of the Company which is subordinate in right of payment to the Senior Debt Securities of such series, prior to such Debt as to such property for so long as such Debt will be so secured.

    With respect to any particular series of Senior Debt Securities, the foregoing restrictions will not apply to: (i) Liens existing at the date of original issuance of such series of Senior Debt Securities; (ii) Liens securing Debt Incurred under the Bank Credit Agreements or other Liens on inventories and accounts receivable existing from time to time; (iii) Liens securing the Senior Debt Securities of such series; (iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company and not securing Debt Incurred in anticipation of such transaction; (v) Liens on property existing at the time of acquisition thereof; (vi) Liens to secure Debt Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement (or additions to improvements) of the property subject to such Liens; (vii) Liens on property of the Company in favor of the United States of America or any state thereof, or any instrumentality of either, or Canada or any province thereof, or any instrumentality of either, to secure certain payments pursuant to any contract or statute; (viii) Liens granted to any bank or other institution on cash, marketable securities or other current assets to secure obligations under any interest rate swap or similar agreement or foreign currency swap, exchange or similar agreement for the purpose of providing a hedge to protect against fluctuations in interest rates and currency exchange rates, respectively, and not for the purpose of speculation, PROVIDED that such agreements are entered into in, or are incidental to, the ordinary course of business, between the Company and such institution; (ix) Liens granted to any bank or other institution on the payments to be made by such institution to the Company pursuant to any interest rate swap or similar agreement or foreign currency hedge, exchange or similar agreement designed to provide protection against fluctuations in interest rates and currency exchange rates, respectively, provided that such agreements are entered into in, or are incidental to, the ordinary course of business; (x) Liens to secure industrial revenue or development bonds, not to exceed $50 million at any one time outstanding; (xi) mechanics', workmen's, materialmen's or similar Liens arising in the ordinary course of business; (xii) Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Debt secured by Liens referred to in the foregoing clauses (i) to (xi) so long as such Lien does not extend to any other property and the Debt so secured is not increased; (xiii) Liens incurred in the ordinary course of business that are not material to the business or financial condition of the Company and its Subsidiaries taken as a whole and which do not secure Debt in an aggregate principal amount in excess of $25 million at any one time outstanding; and (xiv) any Liens securing Debt owed by the Company to one or more Wholly owned Subsidiaries of the Company (but only if such Debt is held by such Wholly owned Subsidiaries). (Section 1007)

    LIMITATION ON SALE AND LEASEBACK TRANSACTIONS

    The Company shall not enter into any Sale and Leaseback Transaction (except for a period not exceeding three years) unless: (1) the Company would be entitled to Incur a Lien to secure Debt by reason of the provisions described in clauses (i) through (xiv) of the second paragraph under the "Limitation on Liens" covenant in an amount equal to the Attributable Value of such Sale and Leaseback Transaction without equally and ratably securing all Outstanding Senior Debt Securities of each series having the benefit of this covenant or (2) the Company applies within one year an amount equal to the Net Available Proceeds of the sale pursuant to the Sale and Leaseback Transaction (A) to the repayment of Debt under the Bank Credit Agreements to the extent required, then (under each of the following clauses to the extent, if any, that Net Available Proceeds remain after the prior applications) (B) at the Company's option, to the acquisition of, or the construction of improvements (or additions to improvements) to, assets to be used in lines of business of the Company and its Subsidiaries as of the date of the Senior Indenture or in activities incidental thereto, then (C) to the redemption of the Senior Debt Securities of each series having the benefit of this covenant (if then permitted) on a pro rata basis or, if the Senior Debt Securities of any such series are not then redeemable, the Company shall apply any remaining Net Available Proceeds to defease the Senior Debt Securities of any such series, if then permitted under the defeasance provisions of the Senior Indenture; PROVIDED, HOWEVER, that nothing contained in this covenant of the Senior Indenture shall obligate the Company to redeem or defease the Senior Debt Securities of any series that are redeemable only upon the payment of a premium above the principal amount or, if the Senior Debt Securities of such Series are Discount Securities, at a premium above the portion of such principal amount that would at the time be payable upon acceleration following an Event of Default, then (D) to the repayment of Company Debt that is PARI PASSU with the Senior Debt Securities of any such series or Subsidiary Debt, in each case to the extent that such Debt can be repaid without premium or penalty, and then (E) to the repayment of other Company or Subsidiary Debt. (Section 1008)

    MERGERS, CONSOLIDATIONS AND CERTAIN SALES OF ASSETS

    The Company may not (i) (A) consolidate with or merge into any other Person,
(B) permit any other Person to consolidate with or merge into the Company or (C) permit any other Person to consolidate with or merge into any Significant Subsidiary of the Company (except in a transaction in which such Significant Subsidiary ceases to be a Subsidiary of the Company); or (ii) directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety, unless:

(a) immediately after giving effect to such transaction and treating any Debt Incurred by the Company or a Subsidiary as a result of such transaction as having been Incurred by the Company or such Subsidiary at the time of the transaction, no Event of Default with respect to any series of Senior Debt Securities or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default with respect to any series of Senior Debt Securities shall have occurred and be continuing; (b) in a transaction in which the Company does not survive or in which the Company transfers, conveys, sells, leases or otherwise disposes of all or substantially all its properties and assets as an entirety, the successor entity to the Company or such assets is a corporation, partnership or trust which is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and will expressly assume, by a supplemental Senior Indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of the Company's obligations under the Senior Indenture relating to the Senior Debt Securities of each series having the benefit of this covenant;
(c) if, as a result of any such transaction, property or assets of the Company would become subject to a Lien which would require the Company to equally and ratably secure the Senior Debt Securities of each series having the benefit of this covenant pursuant to the "Limitation on Liens" covenant, the Company or the successor entity to the Company will have secured the Senior Debt Securities of each such series as required by such covenant; and (d) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel as specified in the Senior Indenture. (Section 801)

    EVENTS OF DEFAULT; WAIVER AND NOTICE THEREOF; SENIOR DEBT SECURITIES IN
     FOREIGN CURRENCIES

    As to any series of Senior Debt Securities, an Event of Default is defined in the Senior Indenture as being any one of the following events and such other events as may be established for the Senior Debt Securities of such series: (a) failure to pay any interest on the Senior Debt Securities of such series when due, continued for 30 days; (b) failure to pay principal of (or premium, if any, on) the Senior Debt Securities of such series when due; (C) failure to pay any sinking fund, purchase or other analogous obligation, if any, when due, pertaining to such series of Senior Debt Securities; (d) failure to perform or comply with the provisions described under "Mergers, Consolidations and Certain Sales of Assets", continued for 30 days; (e) failure to perform any other covenant or warranty of the Company in the Senior Debt Securities of such series or in the Senior Indenture for the benefit of such series, continued for 60 days after written notice as provided in the Senior Indenture; (f) failure to pay when due at final maturity (after the expiration of any applicable grace period), or upon the acceleration of, any Debt of the Company or any of its Subsidiaries in an aggregate principal amount in excess of $50 million, if such indebtedness is not discharged, or such acceleration is not annulled, within 60 days after written notice as provided in the Senior Indenture; (g) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any of its Subsidiaries in an aggregate amount in excess of $25 million (to the extent not covered by insurance) which remains unstayed, undischarged or unbonded for a period of 30 days thereafter; or (h) certain events of bankruptcy, insolvency or reorganization affecting the Company or any Significant Subsidiary of the Company. Any additional Events of Default applicable to a particular series of Senior Debt Securities are described in the Prospectus Supplement relating to such series. (Sections 301 and 501)

    The Senior Indenture provides that (i) if an Event of Default described in clause (a), (b), (c), (d), (e), (f) or (g) above (in the case of clause (e), if the Event of Default is with respect to less than all series of Senior Debt Securities then Outstanding) shall have occurred and be continuing with respect to Senior Debt Securities of any series, then either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Senior Debt Securities of each series then Outstanding (each such series acting as a separate class) may declare the principal (or, in the case of Discount Securities, the portion thereof specified in the terms thereof) of all Outstanding Senior Debt Securities of such series and the interest accrued thereon, if any, to be due and payable immediately; (ii) if an Event of Default described in clause (e) above with respect to all series of Senior Debt Securities then Outstanding shall have occurred and be continuing, then either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Senior Debt Securities of each series then Outstanding (treated as one class) may declare the principal (or, in the case of Discount Securities, the portion thereof specified in the terms thereof) of all Senior Debt Securities of such series then Outstanding and the interest accrued thereon, if any, to be due and payable immediately; and (iii) if an Event of Default described in clause
(h) above shall have occurred and be continuing, the principal (or, in the case of Discount Securities, the portion thereof specified in the terms thereof) of all Senior Debt Securities then Outstanding and the interest accrued thereon, if any, shall become immediately due and payable; PROVIDED, HOWEVER, that upon certain conditions such declarations or accelerations, as the case may be, may be annulled and past defaults (except for defaults in the payment of principal of, any premium on, or any interest on the Senior Debt Securities of such series, or in the payment of any sinking fund, purchase or other analogous obligation, applicable to the Senior Debt Securities of such series, and in compliance with certain covenants) may be waived by the Holders of a majority in aggregate principal amount of the Senior Debt Securities of any series having the benefit of this covenant then Outstanding. (Sections 502 and 513)

    Under the Senior Indenture, the Trustee must give to the Holders of each series of Senior Debt Securities notice of all uncured defaults known to it with respect to such series within 90 days after such a default occurs, unless such default shall have been cured or waived; PROVIDED that in the case of a default described in clause (e) above, no such notice shall be given until at least 90 days after such default occurs; and PROVIDED FURTHER that, except in the case of default in the payment of principal of and any premium or any interest on any of the Senior Debt Securities, or default in the payment of any sinking or purchase fund installment or analogous obligations, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the Holders of the Senior Debt Securities of such series. For the purpose of this paragraph, the term "default" includes the events specified above without notice or grace periods. (Section 602)

    No Holder of any Senior Debt Securities of any series may institute any action under the Senior Indenture unless (a) such Holder shall have given the Trustee written notice of a continuing Event of Default with respect to such series; (b) the Holders of not less than 25% in aggregate principal amount of the Senior Debt Securities of such series then Outstanding shall have requested the Trustee to institute proceedings in respect of such Event of Default; (c) such Holder or Holders shall have offered the Trustee such reasonable indemnity as the Trustee may require; (d) the Trustee shall have failed to institute an action for 60 days thereafter; and (e) no inconsistent direction shall have been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of Senior Debt Securities of such series. (Section
507) However, such limitations do not apply to a suit instituted by the Holder of Senior Debt Securities of any series entitled to the benefit of this covenant for enforcement of payment of the principal of (and premium, if any) or interest on Senior Debt Securities of such series on or after the respective Stated Maturities expressed in the Senior Debt Securities of such series (or in the case of redemption or repayment, on the Redemption Date or Repayment Date, as the case may be). (Section 508)

    The Holders of a majority in aggregate principal amount of the Senior Debt Securities of any series affected and then Outstanding will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to such series of Senior Debt Securities. (Section 512) The Senior Indenture provides that, in case an Event of Default shall occur and be continuing, the Trustee, in exercising its rights and powers under the Senior Indenture, will be required to use the degree of care of a prudent person in the conduct of his or her own affairs. The Senior Indenture further provides that the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Senior Indenture if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. (Section 601)

    The Company must furnish to the Trustee within 120 days after the end of each fiscal year an Officers' Certificate to the effect that a review of the activities of the Company during such year and of its performance under the Senior Indenture and the terms of the Senior Debt Securities has been made, and, to the best of the knowledge of the signatories based on such review, the Company is not in default in the performance and observance of the terms of the Senior Indenture or, if the Company is in default, specifying such default. (Section 1004)

    If any Senior Debt Securities are not denominated in United States Dollars, then for the purposes of determining whether the Holders of the requisite principal amount of Senior Debt Securities have taken any action as described in the Senior Indenture, the principal amount of such Senior Debt Securities shall be deemed to be that amount of United States Dollars that could be obtained for such principal amount on the basis of the spot rate of exchange into United States Dollars for the currency or units based on or related to currencies in which such Senior Debt Securities are denominated (as evidenced to the Trustee by an Officers' Certificate) as of the date the taking of such action by the Holders of such requisite principal amount is evidenced to the Trustee as provided in the Senior Indenture. (Section 104)

    If any Senior Debt Securities are Discount Securities, then for the purposes of determining whether the Holders of the requisite principal amount of Senior Debt Securities have taken any action herein described, the principal amount of such Senior Debt Securities shall be deemed to be the portion of such principal amount that would be due and payable at the time of the taking of such action upon acceleration of the maturity thereof. (Section 101)

    DEFEASANCE

    The Company may discharge any and all obligations in respect of the Outstanding Senior Debt Securities of any series (except for certain obligations to issue temporary Senior Debt Securities of each series and exchange them for definitive Senior Debt Securities of such series, register the transfer or exchange of Senior Debt Securities of each series, replace mutilated, destroyed, lost and stolen Senior Debt Securities of each series, and maintain paying agencies) if all Senior Debt Securities of such series mature within one year or are to be called for redemption within one year and if (i) the Company irrevocably deposits with the Trustee, in trust, (a) money in the currency in which the Senior Debt Securities of a particular series are denominated in an amount, or (b) the equivalent in securities of the government which issued the currency in which the Senior Debt Securities of such series are denominated or government agencies backed by the full faith and credit of such government, or
(C) a combination of (a) and (b), sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, if any, and each installment of interest, if any, on the Outstanding Senior Debt Securities of such series to maturity or redemption, as the case may be, and (ii) certain other conditions are satisfied. (Section 401)

    The Company may (A) be discharged from any and all obligations in respect of the Outstanding Senior Debt Securities of any series (except for certain obligations to issue temporary Senior Debt Securities of each series and exchange them for definitive Senior Debt Securities of such series, register the transfer or exchange of Senior Debt Securities of each series, replace mutilated, destroyed, lost and stolen Senior Debt Securities of each series and maintain paying agencies) or (B) omit to comply with certain restrictive covenants applicable to Senior Debt Securities of any series that are described in the Senior Indenture (including those described under "Limitation on Subsidiary Debt", "Limitations on Liens", and "Limitation on Sale and Leaseback Transactions" and any additional covenants provided for the benefit of a particular series of Senior Debt Securities) and the events described in clauses
(c) through (g) under "Events of Default" and any other Events of Default for which this provision is specified to be applicable shall not constitute Events of Default with respect to the Senior Debt Securities of such series, in either case (A) or (B) upon irrevocable deposit with the Trustee, in trust, of (i) money in the currency in which the Senior Debt Securities of a particular series are denominated in an amount, or (ii) the equivalent in securities of the government which issued the currency in which the Senior Debt Securities of such series are denominated or government agencies backed by the full faith and credit of such government, or (iii) a combination of (i) and (ii), which through the payment of interest thereon and principal thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay the principal of and premium, if any, and each installment of interest, if any, on the applicable Outstanding Senior Debt Securities of such series. The obligations with respect to the Senior Debt Securities of such series under the Senior Indenture, other than with respect to the covenants described in clause (B) and the Events of Default with respect to the Senior Debt Securities of such series under the Senior Indenture, other than the Events of Default described in clause (B), shall remain in full force and effect. Such trust may only be established if, among other things, (i) the Company has delivered to the Trustee (a) a ruling from the Internal Revenue Service directed to the Trustee or an Opinion of Counsel accompanied by a ruling from the Internal Revenue Service to the effect that the deposit and related defeasance would not cause the Holders of the Senior Debt Securities of such series to recognize gain or loss for United States Federal income tax purposes, unless there has been a change in applicable United States federal income tax law, which, in the opinion of such counsel, makes such ruling unnecessary, which change in federal income tax law shall be based upon a ruling of the Internal Revenue Service or a change in applicable United States Federal income tax laws occurring after March 15, 1995; and (b) an Officers' Certificate to the effect that the Senior Debt Securities of such series, if then listed on any securities exchange, will not be delisted as a result of such deposit; (ii) no Event of Default with respect to the Senior Debt Securities of such series or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default with respect to the Senior Debt Securities of such series shall have occurred or be continuing (a) on the date of such deposit, or (b) insofar as certain events of bankruptcy, insolvency, or reorganization are concerned, at any time during the period ending on the 123rd day after the date of such deposit; (iii) such defeasance or covenant defeasance will not result in the trust arising from such deposit being in violation of the Investment Company Act of 1940, as amended; and (iv) certain other conditions are satisfied. (Sections 402 and 403)

    MODIFICATION AND WAIVER

    With certain exceptions, the Senior Indenture or the rights of the Holders of the Senior Debt Securities may be modified by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Senior Debt Securities of each series affected by such modification then Outstanding, but no such modification may be made without the consent of the Holder of each Outstanding Senior Debt Security affected thereby which would (a) change the Maturity of the principal of, or the Stated Maturity of any premium on or any installment of interest on any Senior Debt Security, or reduce the principal amount thereof or the interest or any premium thereon, or change the method of computing the amount of principal thereof or interest thereon on any date or change any place of payment where, or the currency (or units based on or related to currencies) in which, any Senior Debt Security or any premium or interest thereon is payable, or change the currency (or units based on or related to currencies) in which any Senior Debt Security is denominated, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity or Stated Maturity, as the case may be, thereof (or, in the case of redemption or repayment, on or after the Redemption Date or the Repayment Date, as the case may be); (b) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required for any such modification, or the consent of whose Holders is required for any waiver of compliance with certain provisions of the Senior Indenture or certain defaults thereunder and their consequences provided for in the Senior Indenture; or (C) modify any of the provisions of certain sections of the Senior Indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the Senior Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Senior Debt Security affected thereby. (Section 902)

    The Holders of a majority in aggregate principal amount of the Outstanding Senior Debt Securities of any series under the Senior Indenture may waive compliance by the Company with certain restrictive provisions of the Senior Indenture. The Holders of a majority in aggregate principal amount of the Outstanding Senior Debt Securities of any series under the Senior Indenture may waive any past default under such Senior Indenture, except a default in the payment of principal of, any premium on, or any interest on the Senior Debt Securities of such series, or in the payment of any sinking fund, purchase or other analogous obligation applicable to the Senior Debt Securities of such series. (Sections 513 and 1010)

CERTAIN DEFINITIONS

    Certain terms defined in Section 101 of the Senior Indenture are summarized below.

    "Asset Disposition" by any Person means any transfer, conveyance, sale, lease or other disposition, directly or indirectly, by such Person or any of its Subsidiaries of assets or rights of such Person or any of its Subsidiaries outside of the ordinary course of business.

    "Attributable Value" means, as to any particular lease under which any Person is at the time liable other than a Capital Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with GAAP, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capital Lease Obligation with like term in accordance with GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. "Attributable Value" means, as to a Capital Lease Obligation under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

    "Bank Credit Agreements" means the Credit Agreement dated as of December 19, 1996 among UDS, the banks named therein and Morgan Guaranty Trust Company of New York, as agent, and the Credit Agreement dated as of December 19, 1996 among Canadian Ultramar Company, the Company, the banks named therein and Canadian Imperial Bank of Commerce, as agent, as such agreements may have been amended from time to time.

    "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP. The stated maturity of such obligation shall be the date of the last payment of rent or on any other amount due under such lease or other Debt arrangements prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

    "Consolidated Current Assets" of any Person means all assets of such Person which would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting reserves against current assets in each case in which a reserve is proper in accordance with GAAP.

    "Consolidated Stockholders' Equity" of any Person means the consolidated stockholders' equity of such Person and its consolidated subsidiaries, as determined on a consolidated basis in accordance with GAAP, excluding amounts attributable to Redeemable Stock of such Person.

    "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with acquisition of property, assets or businesses (even though the rights and remedies of the seller in the event of a default are limited to repossession or sale of the property, assets or business), (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every Capital Lease Obligation of such Person,
(vi) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination, (vii) every payment obligation of such Person under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, (viii) every obligation to pay rent or other similar amounts of such Person with respect to any Sale and Leaseback Transaction to which such Person is a party and (ix) every obligation of the type referred to in clauses (i) through (viii) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise and such obligations secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien or property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such obligation.

    "Discount Security" means (i) any security (including any Senior Debt Security) which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof; and (ii) any other security (including any Senior Debt Security) deemed a Discount Security for United States Federal income tax purposes.

    "GAAP" means generally accepted accounting principles in the United States, consistently applied, that are in effect from time to time.

    "Holder" means a Person in whose name a Senior Debt Security is registered in the Security Register.

    "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); PROVIDED, HOWEVER, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

    "Interest Payment Date", when used with respect to any series of Senior Debt Securities, means the Stated Maturity of any installment of interest on those Senior Debt Securities.

    "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit agreement, security interest, lien, charge, easement (other than any title defect or easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

    "Net Available Proceeds" from any Asset Disposition by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiror of Debt or other obligations relating to such properties or assets or received in any other noncash form) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Subsidiaries on any Debt which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien or in order to obtain a necessary consent to such Asset Disposition or by applicable law be repaid out of the proceeds from such Asset Disposition, and
(iii) all distributions and other payments made to minority interest holders in Subsidiaries of such Person or joint ventures as a result of such Asset Disposition.

    "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and the Chief Financial Officer, Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

    "Opinion of Counsel" means a written opinion of counsel, who may be an employee of or counsel for the Company, and who shall be reasonably acceptable to the Trustee.

    "PARI PASSU", when used with respect to the ranking of any Debt of any Person in relation to other Debt of such Person, means that each such Debt (a) either (i) is not subordinated in right of payment to any other Debt of such Person or (ii) is subordinate in right of payment to the same Debt of such Person as is the other and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other or to any Debt of such Person as to which the other is not so subordinate.

    "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

    "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

    "Redeemable Stock" of any Person means any equity security of such Person that by its terms or otherwise is required to be redeemed prior to the Stated Maturity of the Senior Debt Securities of such series or is redeemable at the option of the holder thereof at any time prior to the Stated Maturity of the Senior Debt Securities of such series.

    "Redemption Date", when used with respect to any Senior Debt Security to be redeemed, means the date fixed for such redemption by or pursuant to the Senior Indenture.

    "Regular Record Date" for the interest payable on any Senior Debt Security on any Interest Payment Date means the date specified in such Senior Debt Security as the Regular Record Date.

    "Repayment Date", when used with respect to any Senior Debt Security to be repaid, means the date fixed for such repayment pursuant to such Senior Debt Security.

    "Sale and Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than one year after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other similar amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

    "Significant Subsidiary" of any Person means a Subsidiary of such Person that is a "significant subsidiary" as defined in Regulation S-X, as promulgated by the Commission.

    "Stated Maturity", when used with respect to any Senior Debt Security or any installment of principal thereof or interest thereon, means the date specified in such Senior Debt Security as the fixed date on which the principal of such Senior Debt Security or such installment of principal or interest is due and payable.

    "Subsidiary" of any Person means (i) a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

    "Wholly owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly owned Subsidiaries of such Person or by such Person and one or more Wholly owned Subsidiaries of such Person.

CONCERNING THE TRUSTEE

    The Bank of New York is the Trustee under the Senior Indenture.

GOVERNING LAW

    The Senior Debt Securities of each series and the Senior Indenture shall be governed by and construed in accordance with the laws of the State of New York.

                DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES

    Subordinated Debt Securities may be issued from time to time in one or more series under an indenture (the "Subordinated Indenture"), to be entered into between the Company and The Bank of New York, as Trustee (the "Debt Trustee") the form of which is filed as an exhibit to the Registration Statement of which this prospectus is a part. The terms of the Subordinated Debt Securities will include those stated in the Subordinated Indenture and those made part of the Subordinated Indenture by reference to the Trust Indenture Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Subordinated Indenture and the Trust Indenture Act. Whenever particular provisions or defined terms in the Subordinated Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section and Article references used herein are references to provisions of the Subordinated Indenture unless otherwise noted.

GENERAL

    The Subordinated Debt Securities will be unsecured, subordinated obligations of the Company. The Subordinated Indenture does not limit the aggregate principal amount of Subordinated Debt Securities which may be issued thereunder and provides that the Subordinated Debt Securities may be issued from time to time in one or more series. The Subordinated Debt Securities are issuable in one or more series pursuant to an Subordinated Indenture supplemental to the Subordinated Indenture or a resolution of the Company's Board of Directors or a special committee appointed thereby (each, a "Supplemental Subordinated Indenture").

    In the event Subordinated Debt Securities are issued to a UDS Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such UDS Capital Trust, such Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such UDS Capital Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Subordinated Debt Securities will be issued to a UDS Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such UDS Capital Trust.

    Reference is made to the Prospectus Supplement relating to the particular Subordinated Debt Securities being offered thereby for the following terms: (1) the designation of such Subordinated Debt Securities; (2) the aggregate principal amount of such Subordinated Debt Securities; (3) the percentage of their principal amount at which such Subordinated Debt Securities will be issued, (4) the date or dates on which such Subordinated Debt Securities will mature and the right, if any, to extend such date or dates; (5) the rate or rates, if any, per annum, at which such Subordinated Debt Securities will bear interest, or the method of determination of such rate or rates; (6) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (7) the right, if any, to extend the interest payment periods and the duration of such extension; (8) provisions for a sinking purchase or other analogous fund, if any; (9) the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which such Subordinated Debt Securities may be redeemed, in whole or in part, at the option of the Company or the holder; (10) the form of such Subordinated Debt Securities; and (11) any other specific terms of the Subordinated Debt Securities. Principal, premium, if any, and interest, if any, will be payable, and the Subordinated Debt Securities offered hereby will be transferable, at the corporate trust office of the Debt Trustee in New York, New York, provided that payment of interest, if any, may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears in the Security Register.

    If a Prospectus Supplement specifies that a series of Subordinated Debt Securities is denominated in a currency or currency unit other than United States dollars, such Prospectus Supplement shall also specify the denomination in which such Subordinated Debt Securities will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on such Subordinated Debt Securities will be payable, which may be United States dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due.

    The Subordinated Indenture contains no covenants or other provisions to afford protection to holders of the Subordinated Debt Securities in the event of a highly leveraged transaction or a change in control of the Company, except to the limited extent described under "Limitation on Mergers and Sales of Assets" below.

FORM, EXCHANGE, REGISTRATION, TRANSFER AND PAYMENT

    Unless otherwise specified in the applicable Prospectus Supplement, the Subordinated Debt Securities will be issued in fully registered form without coupons and in denominations of $1,000 and multiples of $1,000. No service charge will be made for any transfer or exchange of the Subordinated Debt Securities, but the Company or the Debt Trustee may require payment of a sum sufficient to cover any tax or other government charge payable in connection therewith. Where Subordinated Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special United States federal income tax considerations, applicable to any such Subordinated Debt Securities and to payment on and transfer and exchange of such Subordinated Debt Securities will be described in the applicable Prospectus Supplement. Bearer Subordinated Debt Securities will be transferrable by delivery.

    Unless otherwise provided in the applicable Prospectus Supplement, principal and premium, if any, or interest, if any, will be payable and the Subordinated Debt Securities may be surrendered for payment or transferred at the offices of the Debt Trustee as paying and authenticating agent, provided that payment of interest on registered securities may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears in the Security Register. Payment of Subordinated Debt Securities in bearer form will be made at such paying agencies outside of the United States as the Company may appoint.

BOOK-ENTRY SUBORDINATED DEBT SECURITIES

    The Subordinated Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the "Global Depositary"), or its nominee, identified in the Prospectus Supplement relating to such series. In such a case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of Outstanding Subordinated Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Subordinated Debt Securities in definitive registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Global Depositary for such Global Security to a nominee for such Global Depositary and except in the circumstances described in the applicable Prospectus Supplement.

    The specific terms of the depositary arrangement with respect to any portion of a series of Subordinated Debt Securities to be represented by a Global Security and a description of the Global Depositary will be provided in the applicable Prospectus Supplement.

SUBORDINATION

    The Subordinated Debt Securities will be subordinated and junior in right of payment to certain other indebtedness of the Company to the extent set forth in the applicable Prospectus Supplement.

CERTAIN COVENANTS OF THE COMPANY

    If Subordinated Debt Securities are issued to a UDS Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such UDS Capital Trust and (i) there shall have occurred any event that would constitute an Event of Default (as defined herein) or (ii) the Company shall be in default with respect to its payment of any obligations under the related Trust Guarantee or Common Securities Guarantee, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of UDS Common Stock in connection with the satisfaction by UDS of its obligations under any employee benefit plans or the satisfaction by UDS of its obligations pursuant to any contract or security requiring UDS to purchase shares of UDS Common Stock, or (ii) the purchase of fractional interests in shares of UDS capital stock as a result of a reclassification of UDS capital stock or the exchange or conversion of one class or series of UDS capital stock for another class or series of UDS capital stock) or make any guarantee payments with respect to the foregoing, and
(b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank PARI PASSU with or junior to such Subordinated Debt Securities.

    If Subordinated Debt Securities are issued to a UDS Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such UDS Capital Trust and the Company shall have given notice of its election to defer payments of interest on such Subordinated Debt Securities by extending the interest payment period as provided in the Subordinated Indenture and such period, or any extension thereof, shall be continuing, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank PARI PASSU with or junior to such Subordinated Debt Securities.

    In the event Subordinated Debt Securities are issued to a UDS Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities of such UDS Capital Trust, for so long as such Trust Securities remain outstanding, the Company will covenant (i) to directly or indirectly maintain 100% ownership of the Common Securities of such UDS Capital Trust; provided, however, that any permitted successor of the Company under the Subordinated Indenture may succeed to the Company's ownership of such Common Securities, (ii) to use its reasonable efforts to cause such UDS Capital Trust (a) to remain a statutory business trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of such UDS Capital Trust, the redemption of all of the Trust Securities of such UDS Capital Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such UDS Capital Trust, and (b) to otherwise continue not to be classified as an association taxable as a corporation or partnership for United States federal income tax purposes and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Subordinated Debt Securities.

LIMITATION ON MERGERS AND SALES OF ASSETS

    The Company shall not consolidate with, or merge into, any corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless the successor entity shall be a corporation organized under the laws of the United States or any State or the District of Columbia and shall expressly assume the obligations of the Company under the Subordinated Indenture.

EVENTS OF DEFAULT, WAIVER AND NOTICE

    The Subordinated Indenture provides than any one or more of the following described events which has occurred and is continuing constitutes an "Event of Default" with respect to each series of Subordinated Debt Securities:

    (a) default for 30 days in payment of any interest on the Subordinated Debt Securities of that series, including any Additional Interest in respect thereof, when due; provided, however, that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose; or

    (b) default in payment of principal and premium, if any, on the Subordinated Debt Securities of that series when due either at maturity, upon redemption, by declaration or otherwise; provided, however, that a valid extension of the maturity of such Subordinated Debt Securities shall not constitute a default for this purpose; or

    (c) default by the Company in the performance of any other of the covenants or agreements in the Subordinated Indenture which shall not have been remedied for a period of 90 days after notice; or

    (d) certain events of bankruptcy, insolvency or reorganization of the Company; or

    (e) in the event Subordinated Debt Securities are issued to a UDS Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such UDS Capital Trust, the voluntary or involuntary dissolution, winding-up or termination of such UDS Capital Trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of such UDS Capital Trust, the redemption of all of the Trust Securities of such UDS Capital Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such UDS Capital Trust.

    The Subordinated Indenture provides that the Debt Trustee may withhold notice to the holders of a series of Subordinated Debt Securities (except in payment of principal or of interest or premium on the Subordinated Debt Securities) if the Trustee considers it in the interest of such holders to do so.

    The Subordinated Indenture provides that, (a) if an Event of Default due to the default in the payment of principal, interest or premium, if any, on any series of Subordinated Debt Securities shall have occurred and be continuing, either the Debt Trustee or the holders of 25 percent in principal amount of the Subordinated Debt Securities of all series affected thereby then outstanding may declare the principal of all such Subordinated Debt Securities to be due and payable immediately, and (b) if an Event of Default resulting from default in the performance of any other of the covenants or agreements in the Subordinated Indenture or certain events of bankruptcy, insolvency and reorganization of the Company shall have occurred and be continuing, either the Debt Trustee or the holders of 25 percent in principal amount of all Subordinated Debt Securities then outstanding (treated as one class) may declare the principal of all Subordinated Debt Securities to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except defaults in payment of principal of or interest or premium on the Subordinated Debt Securities) by the holders of a majority in principal amount of the Subordinated Debt Securities of such series (or of all series, as the case may be) then outstanding.

    The holders of a majority in principal amount of the Subordinated Debt Securities of any and all series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee under the Subordinated Indenture, provided that the holders of the Subordinated Debt Securities shall have offered to the Debt Trustee reasonable indemnity against expenses and liabilities. The Subordinated Indenture requires the annual filing by the Company with the Debt Trustee of a certificate as to the absence of certain defaults under the Subordinated Indenture.

MODIFICATION

    The Subordinated Indenture contains provisions permitting the Company and the Debt Trustee, with the consent of the holders of not less than a majority in principal amount of the Subordinated Debt Securities of all series affected by such modification at the time outstanding, to modify the Subordinated Indenture or any supplemental Subordinated Indenture or the rights of the holders of the Subordinated Debt Securities; provided that no such modification shall (i) extend the fixed maturity of any Security, or reduce the principal amount thereof (including in the case of a discounted Security the amount payable thereon in the event of acceleration or the amount provable in bankruptcy) or any redemption premium thereon, or reduce the rate or extend the time of payment of interest thereon, or make the principal of, or interest or premium on, the Subordinated Debt Securities payable in any coin or currency other than that provided in the Subordinated Debt Securities, or impair or affect the right of any holder of Subordinated Debt Securities to institute suit for the payment thereof or the right of prepayment, if any, at the option of the holder, without the consent of the holder of each Security so affected, or (ii) reduce the aforesaid percentage of Subordinated Debt Securities the consent of the holders of which is required for any such modification without the consent of the holders of each Security affected.

DEFEASANCE

    The Subordinated Indenture provides that the Company, at the Company's option: (a) will be Discharged from any and all obligations in respect of the Subordinated Debt Securities of a series (except for certain obligations to register the transfer or exchange of Subordinated Debt Securities, replace stolen, lost or mutilated Subordinated Debt Securities, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Subordinated Indenture (including those described under "Certain Covenants of the Company"), in each case if the Company deposits, in trust with the Debt Trustee or the Defeasance Agent, money or U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest and premium, if any, on, the Subordinated Debt Securities of such series on the dates such payments are due in accordance with the terms of such Subordinated Debt Securities. To exercise any such option, the Company is required to deliver to the Debt Trustee and the Defeasance Agent, if any, an opinion of counsel to the effect that (i) the deposit and related defeasance would not cause the holders of the Subordinated Debt Securities of such series to recognize income, gain or loss for federal income tax purposes and, in the case of a Discharge pursuant to clause (a), such opinion shall be accompanied by a private letter ruling to the same effect received from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to the same effect published by the United States Internal Revenue Service, and (ii) if listed on any national securities exchange, such Subordinated Debt Securities would not be delisted from such exchange as a result of the exercise of such option.

GOVERNING LAW

    The Subordinated Indenture and the Subordinated Debt Securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

THE DEBT TRUSTEE

    The Company may have normal banking relationships with the Debt Trustee in the ordinary course of business.

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

    Each UDS Capital Trust may issue, from time to time, only one series of Trust Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each UDS Capital Trust authorizes the Regular Trustees of such UDS Capital Trust to issue on behalf of such UDS Capital Trust one series of Trust Preferred Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Trust Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act. Reference is made to the Prospectus Supplement relating to the Trust Preferred Securities of the UDS Capital Trust for specific terms, including (i) the distinctive designation of such Trust Preferred Securities; (ii) the number of Trust Preferred Securities issued by such UDS Capital Trust; (iii) the annual distribution rate (or method of determining such rate) for Trust Preferred Securities issued by such UDS Capital Trust and the date or dates upon which such distributions shall be payable; provided, however, that distributions on such Trust Preferred Securities shall be payable on a quarterly basis to holders of such Trust Preferred Securities as of a record date in each quarter during which such Trust Preferred Securities are outstanding; (iv) whether distributions on Trust Preferred Securities issued by such UDS Capital Trust shall be cumulative, and, in the case of Trust Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Trust Preferred Securities issued by such UDS Capital Trust shall be cumulative;
(v) the amount or amounts which shall be paid out of the assets of such UDS Capital Trust to the holders of Trust Preferred Securities of such UDS Capital Trust upon voluntary or involuntary dissolution, winding-up or termination of such UDS Capital Trust; (vi) the obligation, if any, of such UDS Capital Trust to purchase or redeem Trust Preferred Securities issued by such UDS Capital Trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Trust Preferred Securities issued by such UDS Capital Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (vii) the voting rights, if any, of Trust Preferred Securities issued by such UDS Capital Trust in addition to those required by law, including the number of votes per Trust Preferred Security and any requirement for the approval by the holders of Trust Preferred Securities, or of Trust Preferred Securities issued by one or more UDS Capital Trusts, or of both, as a condition to specified action or amendments to the Declaration of such UDS Capital Trust; (viii) the terms and conditions, if any, upon which the assets of such UDS Capital Trust may be distributed to holders of Trust Preferred Securities; (ix) if applicable, any securities exchange upon which the Trust Preferred Securities shall be listed; and (x) any other relevant rights, preferences, privileges, limitations or restrictions of Trust Preferred Securities issued by such UDS Capital Trust not inconsistent with the Declaration of such UDS Capital Trust or with applicable law. All Trust Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of the Trust Guarantees." Any United States federal income tax considerations applicable to any offering of Trust Preferred Securities will be described in the Prospectus Supplement relating thereto.

    In connection with the issuance of Trust Preferred Securities, each UDS Capital Trust will issue one series of Common Securities. The Declaration of each UDS Capital Trust authorizes the Regular Trustees of such trust to issue on behalf of such UDS Capital Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by a UDS Capital Trust will be substantially identical to the terms of the Trust Preferred Securities issued by such trust and the Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities except that, upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote to appoint, remove or replace any of the UDS Capital Trustees of a UDS Capital Trust. All of the Common Securities of each UDS Capital Trust will be directly or indirectly owned by the Company.

                      DESCRIPTION OF THE TRUST GUARANTEES

    Set forth below is a summary of information concerning the Trust Guarantees which will be executed and delivered by UDS for the benefit of the holders from time to time of Trust Preferred Securities. Each Trust Guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as indenture trustee under each Trust Guarantee (the "Preferred Guarantee Trustee"). The terms of each Trust Guarantee will be those set forth in such Trust Guarantee and those made part of such Trust Guarantee by the Trust Indenture Act. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Trust Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Trust Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Trust Preferred Securities of the applicable UDS Capital Trust.

GENERAL

    Pursuant to each Trust Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Trust Preferred Securities issued by a UDS Capital Trust, the Trust Guarantee Payments (as defined herein) (except to the extent paid by such UDS Capital Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such UDS Capital Trust may have or assert. The following payments with respect to Trust Preferred Securities issued by a UDS Capital Trust to the extent not paid by such UDS Capital Trust (the "Trust Guarantee Payments"), will be subject to the Trust Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on such Trust Preferred Securities, to the extent such UDS Capital Trust shall have funds available therefor; (ii) the redemption price, including all accrued and unpaid distributions (the "Redemption Price"), to the extent such UDS Capital Trust has funds available therefor with respect to any Trust Preferred Securities called for redemption by such UDS Capital Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such UDS Capital Trust (other than in connection with the distribution of the assets of such UDS Capital Trust to the holders of Trust Preferred Securities or the redemption of all of the Trust Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Trust Preferred Securities to the date of payment, to the extent such UDS Capital Trust has funds available therefor and (b) the amount of assets of such UDS Capital Trust remaining available for distribution to holders of such Trust Preferred Securities in liquidation of such UDS Capital Trust. The Company's obligation to make a Trust Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Trust Preferred Securities or by causing the applicable UDS Capital Trust to pay such amounts to such holders.

    Each Trust Guarantee will be a full and unconditional guarantee with respect to the Trust Preferred Securities issued by the applicable UDS Capital Trust, but will not apply to any payment of distributions except to the extent such UDS Capital Trust shall have funds available therefor. If the Company does not make interest payments on the Subordinated Debt Securities purchased by a UDS Capital Trust or if the respective UDS Funding Partnership does not make distributions on the Partnership Preferred Securities purchased by a UDS Capital Trust, such UDS Capital Trust will not pay distributions on the Trust Preferred Securities issued by such UDS Capital Trust and will not have funds available therefor. See "Description of the Subordinated Debt Securities--Certain Covenants" and "Description of the Partnership Preferred Securities."

    The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of the UDS Capital Trusts with respect to the Common Securities (the "Common Securities Guarantees") to the same extent as the Trust Guarantees, except that upon an event of default under the Subordinated Indenture, holders of Trust Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY

    In each Trust Guarantee, the Company will covenant that, so long as any Trust Preferred Securities issued by the applicable UDS Capital Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such Trust Guarantee or the Declaration of such UDS Capital Trust, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of UDS Common Stock in connection with the satisfaction by UDS of its obligations under any employee benefit plans or the satisfaction by UDS of its obligations pursuant to any contract or security requiring UDS to purchase shares of UDS Common Stock or, (ii) the purchase of fractional interests in shares of UDS capital stock as a result of a reclassification of UDS capital stock or the exchange or conversion of one class or series of UDS capital stock for another class or series of UDS capital stock or make any guarantee payments with respect to the foregoing and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank pari passu with or junior to such Subordinated Debt Securities.

MODIFICATION OF THE TRUST GUARANTEES; ASSIGNMENT

    Except with respect to any changes which do not adversely affect the rights of holders of Trust Preferred Securities (in which case no vote will be required), each Trust Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Trust Preferred Securities issued by the applicable UDS Capital Trust. The manner of obtaining any such approval of holders of such Trust Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Trust Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Trust Preferred Securities of the applicable UDS Capital Trust then outstanding.

TERMINATION

    Each Trust Guarantee will terminate as to the Trust Preferred Securities issued by the applicable UDS Capital Trust (a) upon full payment of the Redemption Price of all Trust Preferred Securities of such UDS Capital Trust,
(b) upon distribution of the assets of such UDS Capital Trust to the holders of the Trust Preferred Securities of such UDS Capital Trust or (c) upon full payment of the amounts payable in accordance with the Declaration of such UDS Capital Trust upon liquidation of such UDS Capital Trust. Each Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities issued by the applicable UDS Capital Trust must restore payment of any sums paid under such Trust Preferred Securities or such Trust Guarantee.

EVENTS OF DEFAULT

    An event of default under a Trust Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

    The holders of a majority in liquidation amount of the Trust Preferred Securities relating to such Trust Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Trust Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under such Trust Preferred Securities. If the Preferred Guarantee Trustee fails to enforce such Trust Guarantee, any holder of Trust Preferred Securities relating to such Trust Guarantee may institute a legal proceeding directly against the Company to enforce the Preferred Guarantee Trustee's rights under such Trust Guarantee, without first instituting a legal proceeding against the relevant UDS Capital Trust, the Preferred Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a guarantee payment, a holder of Trust Preferred Securities may directly institute a proceeding against the Company for enforcement of the Trust Guarantee for such payment. The Company waives any right or remedy to require that any action be brought first against such UDS Capital Trust or any other person or entity before proceeding directly against the Company.

STATUS OF THE TRUST GUARANTEES

    The Trust Guarantees will constitute unsecured obligations of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by UDS in respect of any preferred or preference stock of any affiliate of the Company; and (iii) senior to the Company's common stock. The terms of the Trust Preferred Securities provide that each holder of Trust Preferred Securities issued by the applicable UDS Capital Trust by acceptance thereof agrees to the subordination provisions and other terms of the Trust Guarantee relating thereto.

    The Trust Guarantees will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Trust Guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE TRUST GUARANTEE TRUSTEE

    The Trust Guarantee Trustee, prior to the occurrence of a default with respect to a Trust Guarantee, undertakes to perform only such duties as are specifically set forth in such Trust Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Trust Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Trust Guarantee at the request of any holder of Trust Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

    The Company and certain of its affiliates may from time to time maintain a banking relationship with the Trust Guarantee Trustee.

GOVERNING LAW

    The Trust Guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

              DESCRIPTION OF THE PARTNERSHIP PREFERRED SECURITIES

    All of the partnership interests in the UDS Funding Partnerships, other than the Partnership Preferred Securities acquired by the UDS Capital Trusts, will be owned directly by UDS. Initially, UDS will be the sole General Partner of each UDS Funding Partnership. The Limited Partnership Agreement of each of the UDS Funding Partnerships authorizes and creates the Partnership Preferred Securities, which represent limited partner interests in such UDS Funding Partnerships. The limited partner interests represented by the Partnership Preferred Securities will have a preference with respect to distributions and amounts payable on redemption or liquidation over the General Partner's interest in each UDS Funding Partnership. Except as otherwise described in the applicable Prospectus Supplement, the Limited Partnership Agreements of each UDS Funding Partnership do not permit the issuance of any additional partnership interests, or the incurrence of any indebtedness by the UDS Funding Partnerships. The

Partnership Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Limited Partnership Agreement or made part of the Limited Partnership Agreement by the Partnership Act. Reference is made to the Prospectus Supplement relating to the Partnership Preferred Securities of the UDS Funding Partnership for specific terms, including (i) the distinctive designation of such Partnership Preferred Securities; (ii) the number of Partnership Preferred Securities issued by such UDS Funding Partnership; (iii) the annual distribution rate (or method of determining such rate) for Partnership Preferred Securities issued by such UDS Funding Partnership and the date or dates upon which such distributions shall be payable; provided, however, that distributions on such Partnership Preferred Securities shall be payable on a quarterly basis to holders of such Partnership Preferred Securities, if, as and when declared by the General Partner, as of a record date in each quarter during which such Partnership Preferred Securities are outstanding; (iv) whether distributions on Partnership Preferred Securities issued by such UDS Funding Partnership shall be cumulative, and, in the case of Partnership Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Partnership Preferred Securities issued by such UDS Funding Partnership shall be cumulative; (v) the amount or amounts which shall be paid out of the assets of such UDS Funding Partnership to the holders of Partnership Preferred Securities of such UDS Funding Partnership upon voluntary or involuntary dissolution, winding-up or termination of such UDS Funding Partnership; (vi) the obligation, if any, of such UDS Funding Partnership to purchase or redeem Partnership Preferred Securities issued by such UDS Funding Partnership and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Partnership Preferred Securities issued by such UDS Funding Partnership shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (vii) the voting rights, if any, of Partnership Preferred Securities issued by such UDS Funding Partnership in addition to those required by law, including the number of votes per Partnership Preferred Security, any rights to appoint and authorize a special representative (a "Special Representative") of the UDS Funding Partnership to enforce the rights of the holders of Partnership Preferred Securities in certain situations and any requirement for the approval by the holders of Partnership Preferred Securities, or of Partnership Preferred Securities issued by one or more UDS Funding Partnerships, or of both, as a condition to specified action or amendments to the Limited Partnership Agreement of such UDS Funding Partnership;
(viii) the terms and conditions, if any, upon which the assets of such UDS Funding Partnership may be distributed to holders of Partnership Preferred Securities; (ix) if applicable, any securities exchange upon which the Partnership Preferred Securities shall be listed; and (x) any other relevant rights, preferences, privileges, limitations or restrictions of Partnership Preferred Securities issued by such UDS Funding Partnership not inconsistent with the Limited Partnership Agreement of such UDS Funding Partnership or with applicable law. All Partnership Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of the Partnership Guarantees." Any United States federal income tax considerations applicable to any offering of Partnership Preferred Securities will be described in the Prospectus Supplement relating thereto.

                   DESCRIPTION OF THE PARTNERSHIP GUARANTEES

    Set forth below is a summary of information concerning the Partnership Guarantees which will be executed and delivered by UDS for the benefit of the holders from time to time of Partnership Preferred Securities. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Partnership Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Partnership Guarantee will be held by the General Partner of the applicable UDS Funding Partnership for the benefit of the holders of the Partnership Preferred Securities of the applicable UDS Funding Partnership.

GENERAL

    Pursuant to each Partnership Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Partnership Preferred Securities issued by a UDS Funding Partnership, the Partnership Guarantee Payments (as defined herein) (except to the extent paid by such UDS Funding Partnership), as and when due, regardless of any defense, right of set-off or counterclaim which such UDS Funding Partnership may have or assert. The following payments with respect to Partnership Preferred Securities issued by a UDS Funding Partnership to the extent not paid by such UDS Funding Partnership (the "Partnership Guarantee Payments"), will be subject to the Partnership Guarantee thereon (without duplication): (i) any accrued and unpaid distributions that have been declared on such Partnership Preferred Securities, out of Funds legally available therefor; (ii) the redemption price, including all accrued and unpaid distributions (the "Redemption Price"), out of funds legally available therefor with respect to any Partnership Preferred Securities called for redemption by such UDS Funding Partnership and (iii) upon a liquidation of such UDS Funding Partnership, the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Partnership Preferred Securities to the date of payment, and (b) the amount of assets of such UDS Funding Partnership, after satisfaction of all liabilities, remaining available for distribution to holders of such Partnership Preferred Securities in liquidation of such UDS Funding Partnership. The Company's obligation to make a Partnership Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Partnership Preferred Securities or by causing the applicable UDS Funding Partnership to pay such amounts to such holders.

    Each Partnership Guarantee will be a full and unconditional guarantee with respect to the Partnership Preferred Securities issued by the applicable UDS Funding Partnership, but will not apply to any payment of distributions or Redemption Price, or to payments upon the liquidation of the applicable UDS Funding Partnership, except to the extent such UDS Funding Partnership shall have funds legally available therefor. If issuers (including, where applicable, UDS, as guarantor) of the securities in which the UDS Funding Partnerships invest fail to make any payments in respect of such securities (or, if applicable, guarantees), the applicable UDS Funding Partnership may not declare or pay dividends on the Partnership Preferred Securities of such UDS Funding Partnership. In such event, holders of such Partnership Preferred Securities would not be able to rely upon the Partnership Guarantee for payment of such amounts. Instead, holders of such Partnership Preferred Securities shall have certain remedies described in the applicable Prospectus Supplement, including the right to direct the General Partner or the Special Representative, as the case may be, to enforce the covenant restricting certain distributions by UDS. See "--Certain Covenants of the Company" below.

CERTAIN COVENANTS OF THE COMPANY

    In each Partnership Guarantee, UDS will covenant that if for any distribution period, (a) full distributions on a cumulative basis on any Partnership Preferred Securities have not been paid or declared and set a part for payment, (b) an event of default by UDS or certain domestic eligible controlled affiliates in respect of any debt security in which the UDS Funding Partnership invests has occurred and is continuing or (c) UDS is in default of its obligations under the applicable Trust Guarantee, Partnership Guarantee or any Investment Guarantee, then, during such period (i) UDS shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to any of its capital stock (except for dividends or distributions in shares of its common stock and exchanges of common stock of one class for common stock of another class), (ii) UDS shall not make any payment or cause any payment to be made that would result in, and shall take such action as shall be necessary to prevent, the payment of dividends on, any distribution with respect to, any redemption, purchase or other acquisition of, or any liquidation payment with respect to, any preferred security hereafter issued by any finance subsidiary of UDS, the principal purpose of which is to lend the proceeds of the sale thereof to UDS or to eligible affiliates of UDS, and (iii) UDS shall not make any guarantee payments with respect to the foregoing.

MODIFICATION OF THE PARTNERSHIP GUARANTEES; ASSIGNMENT

    Except with respect to any changes which do not adversely affect the rights of holders of Partnership Preferred Securities (in which case no vote will be required), each Partnership Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Partnership Preferred Securities issued by the applicable UDS Funding Partnership. The manner of obtaining any such approval of holders of such Partnership Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Partnership Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Partnership Preferred Securities of the applicable UDS Funding Partnership then outstanding.

TERMINATION

    Each Partnership Guarantee will terminate as to the Partnership Preferred Securities issued by the applicable UDS Funding Partnership (a) upon full payment of the Redemption Price of all Partnership Preferred Securities of such UDS Funding Partnership, or (b) upon full payment of the amounts payable in accordance with the Limited Partnership Agreement of such UDS Funding Partnership upon liquidation of such UDS Funding Partnership. Each Partnership Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Partnership Preferred Securities issued by the applicable UDS Funding Partnership must restore payment of any sums paid under such Partnership Preferred Securities or such Partnership Guarantee. The Partnership Act provides that a limited partner of a limited partnership who wrongfully receives a distribution may be liable to the limited partnership for the amount of such distribution.

EVENTS OF DEFAULT; ENFORCEMENT OF PARTNERSHIP GUARANTEE

    An event of default under a Partnership Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

    The holders of a majority in liquidation amount of the Partnership Preferred Securities relating to such Partnership Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Special Representative in respect of the Partnership Guarantee or to direct the exercise of any trust or power conferred upon the Special Representative under such Guarantee. If the Special Representative fails to enforce its rights under such Partnership Guarantee, after a holder of Partnership Preferred Securities has made a written request, such holder of Partnership Preferred Securities relating to such Partnership Guarantee may institute a legal proceeding directly against the Company to enforce the Special Representative's rights under such Partnership Guarantee, without first instituting a legal proceeding against the relevant UDS Funding Partnership, the Special Representative or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a Partnership Guarantee Payment, a holder of Partnership Preferred Securities may directly institute a proceeding against the Company for enforcement of the Partnership Guarantee for such payment.

STATUS OF THE PARTNERSHIP GUARANTEES

    The Partnership Guarantees will constitute unsecured obligations of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by UDS in respect of any preferred or preference stock of any affiliate of the Company; and (iii) senior to the Company's common stock. The terms of the Partnership Preferred Securities provide that each holder of Partnership Preferred Securities issued by the applicable UDS Funding Partnership by acceptance thereof agrees to the subordination provisions and other terms of the Partnership Guarantee relating thereto.

    The Partnership Guarantees will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Partnership Guarantee without instituting a legal proceeding against any other person or entity).

    Each Partnership Guarantee will be deposited with the General Partner of the applicable UDS Funding Partnership to be held for the benefit or the holders of the Partnership Preferred Securities of such UDS Funding Partnership. In the event of an appointment of a Special Representative to, among other things, enforce a Partnership Guarantee, the Special Representative may take possession of the applicable Partnership Guarantee for such purpose. If no Special Representative has been appointed to enforce such Partnership Guarantee, the General Partner has the right to enforce such Partnership Guarantee on behalf of the holders of the Partnership Preferred Securities of the applicable UDS Funding Partnership.

GOVERNING LAW

    The Partnership Guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

                      DESCRIPTION OF CAPITAL STOCK OF UDS

    The following summary does not purport to be complete and is subject in all respects to the applicable provisions of the Delaware General Corporation Law (the "DGCL"), the certificate of incorporation of UDS (the "UDS Charter") and the terms of the UDS Rights Agreement (as defined below under "--UDS Rights Plan").

    UDS's authorized capital stock consists of 250,000,000 shares of common stock (the "UDS Shares"), of which 74,814,610 shares were issued and outstanding on May 30, 1997, and 25,000,000 preferred shares, of which 1,725,000 were issued and outstanding on May 30, 1997.

UDS COMMON STOCK

    DIVIDEND RIGHTS. Holders of UDS Shares are entitled to receive dividends when, as and if declared by the UDS Board, out of funds legally available therefor, subject, however, to the rights relating to any outstanding preferred stock of UDS.

    VOTING RIGHTS. Subject to the rights, if any, of the holders of any series of preferred stock of UDS, all voting rights are vested in the holders of UDS Shares, each share being entitled to one vote on each matter presented for a vote, including the election of directors. The UDS Board, which currently consists of 12 directors, is divided into three classes of directors with the term of one class expiring at each annual meeting of stockholders. Because holders of UDS Shares do not have cumulative voting rights, the holders of a plurality of the UDS Shares represented at a meeting can elect all the directors standing for election at such meeting.

    RIGHTS UPON LIQUIDATION. In the event of the liquidation, dissolution or winding up of UDS, whether voluntary or involuntary, the holders of UDS Shares will be entitled to share ratably in assets available for distribution to holders of UDS Shares, subject, however, to the rights relating to any outstanding preferred stock of UDS.

    MISCELLANEOUS. UDS Shares are not liable for further calls or assessments by UDS and the holders of UDS Shares are not liable for any liabilities of UDS. The UDS Shares do not have preemptive or other subscription rights, any conversion rights or any redemption or sinking fund provisions. Registrar and Transfer Company and The R-M Trust Company act as transfer agent and registrar for the UDS Shares in the United States and Canada, respectively.

    UDS RIGHTS. For a description of rights which are attached to each outstanding UDS Share, see "--UDS Rights."

UDS CONVERTIBLE PREFERRED STOCK

    The following description of the terms of the 5% Cumulative Convertible Preferred Stock of UDS (the "UDS Convertible Preferred Stock") is subject to and qualified in its entirety by reference to the certificate of designations (the "Certificate") relating to the UDS Convertible Preferred Stock.

    GENERAL. The UDS Charter authorizes the UDS Board to provide for the issuance, from time to time, of preferred stock in series, to establish the number of shares to be included in any such series, to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereon. Because the UDS Board has the power to establish the preferences and rights of the shares of any such series of preferred stock, it may afford holders of any preferred stock voting rights and preferences, powers and rights senior to the rights of the holders of UDS Shares, which could adversely affect the rights of holders of UDS Shares. As of May 30, 1997, UDS had issued and outstanding 1,725,000 shares of UDS Convertible Preferred Stock.

    The holders of the UDS Convertible Preferred Stock do not have preemptive rights with respect to any shares of capital stock of UDS or any other securities of UDS convertible into or carrying rights or options to purchase any such shares.

    DIVIDEND RIGHTS. Holders of shares of the UDS Convertible Preferred Stock are entitled to receive, when, as, and if declared by the UDS Board out of funds of UDS legally available for payment, cash dividends at the annual rate of $2.50 per share, payable in arrears quarterly on March 15, June 15, September 15 and December 15, except that if any such date is a Saturday, Sunday or legal holiday, then such dividend is payable on the next day that is not a Saturday, Sunday or legal holiday. Dividends are cumulative and payable to holders of record as they appear on the stock books of UDS on such record dates as are fixed by the UDS Board. The amount of dividends payable per share of UDS Convertible Preferred Stock for each quarterly dividend period will be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and for any period shorter than a full quarterly dividend period will be computed on the basis of a 360-day year of twelve 30-day months. No interest will be payable in respect of any dividend payment on the UDS Convertible Preferred Stock which may be in arrears.

    The UDS Convertible Preferred Stock has priority as to dividends over UDS Shares and any other series or class of UDS's stock hereafter issued which ranks junior as to dividends to the UDS Convertible Preferred Stock ("junior dividend stock"), and no dividend (other than dividends payable solely in junior dividend stock) may be paid on, and no purchase, redemption or other acquisition may be made by UDS of, any junior dividend stock unless all accrued and unpaid dividends on the UDS Convertible Preferred Stock have been paid or declared and set apart for payment. UDS may not pay dividends on any class or series of UDS stock having parity with the UDS Convertible Preferred Stock as to dividends ("parity dividend stock"), unless it has paid or declared and set apart for payment or contemporaneously pays or declares and sets apart for payment all accrued and unpaid dividends for all prior periods on the UDS Convertible Preferred Stock and may not pay dividends on the UDS Convertible Preferred Stock unless it has paid or declared and set apart for payment or contemporaneously pays or declares and sets apart for payment all accrued and unpaid dividends for all prior periods on the parity dividend stock. Whenever all accrued dividends are not paid in full on the UDS Convertible Preferred Stock or any parity dividend stock, all dividends declared on the UDS Convertible Preferred Stock and such parity dividend stock will be declared or made pro rata so that the amount of dividends declared per share on the UDS Convertible Preferred Stock and such parity dividend stock will bear the same ratio that accrued and unpaid dividends per share on the UDS Convertible Preferred Stock and such parity dividend stock bear to each other. The UDS Convertible Preferred Stock will be junior as to dividends to any series or class of UDS's stock hereafter issued which ranks senior as to dividends to the UDS Convertible Preferred Stock ("senior dividend stock"), and if at any time UDS has failed to pay or declare and set apart for payment accrued and unpaid dividends on any senior dividend stock, UDS may not pay any dividend on the UDS Convertible Preferred Stock.

    See "-- Redemption" below for information regarding restrictions on UDS's ability to redeem the UDS Convertible Preferred Stock when dividends on the UDS Convertible Preferred Stock are in arrears.

    Under Delaware law, UDS may declare and pay dividends on its shares of capital stock out of its surplus or, in case there is no such surplus, out of net income for the fiscal year in which the dividend is declared and/or the preceding fiscal year. In addition, certain covenants in credit agreements to which UDS is a party have the effect of limiting the payment of cash dividends in certain circumstances.

    VOTING RIGHTS. The holders of UDS Convertible Preferred Stock have no voting rights except as described below or as required by Delaware law. In exercising any such vote, each outstanding share of UDS Convertible Preferred Stock will be entitled to one vote.

    Whenever dividends on UDS Convertible Preferred Stock or on any outstanding shares of parity dividend stock have not been paid in an aggregate amount equal to at least six quarterly dividends on such shares (whether or not consecutive) the holders of the UDS Convertible Preferred Stock, voting separately as a class with the holders of parity dividend stock on which like voting rights have been conferred and are exercisable, will be entitled to elect two directors to the UDS Board (which directors will be in addition to those directors then serving on the UDS Board to the extent that the total number of directors permitted by the UDS Charter is greater than the number of directors then serving on the UDS Board) at any meeting of stockholders of UDS at which directors are to be elected held during the period such dividends remain in arrears. Whenever the right of the holders of UDS Convertible Preferred Stock to elect directors shall have accrued, the proper officers of UDS will call a meeting for the election of such directors to be held not more than 90 nor fewer than 45 days after the accrual of such right. Such voting right will terminate when all such dividends accrued and in default have been paid in full or set apart for payment. The term of office of all directors so elected will terminate immediately upon the termination of the right of the holders of UDS Convertible Preferred Stock and such parity dividend stock to vote for such two directors.

    So long as any shares of UDS Convertible Preferred Stock are outstanding, UDS will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of UDS Convertible Preferred Stock, voting separately as a class with holders of any other class of UDS's preferred stock entitled to vote in the circumstances, create, authorize, or issue any shares of any other class of senior dividend stock or senior liquidation stock or amend the Certificate in a manner adversely affecting the rights of such stockholders.

    RIGHTS UPON LIQUIDATION. In case of the voluntary or involuntary liquidation, dissolution or winding up of UDS, holders of shares of UDS Convertible Preferred Stock are entitled to receive the liquidation price of $50.00 per share, plus any accrued and unpaid dividends to the payment date, before any payment or distribution is made to the holders of UDS Shares or any other series or class of UDS stock hereafter issued which ranks junior as to liquidation rights to the UDS Convertible Preferred Stock, but the holders of the shares of the UDS Convertible Preferred Stock will not be entitled to receive the liquidation price of such shares until the liquidation price of any other series or class of UDS stock hereafter issued which ranks senior as to liquidation rights to the UDS Convertible Preferred Stock ("senior liquidation stock") has been paid in full. The holders of UDS Convertible Preferred Stock and all series or classes of UDS stock hereafter issued which rank on a parity as to liquidation rights with the UDS Convertible Preferred Stock are entitled to share ratably, in accordance with the respective preferential amounts payable on such stock, in any distribution (after payment of the liquidation price of the senior liquidation stock) which is not sufficient to pay in full the aggregate of the amounts payable thereon. After payment in full of the liquidation price of the shares of the UDS Convertible Preferred Stock, the holders of such shares will not be entitled to any further participation in any distribution of assets by UDS. Neither a consolidation or merger of UDS with another corporation nor a sale or transfer of all or part of UDS assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of UDS.

    REDEMPTION. From time to time and until June 14, 2000, the UDS Convertible Preferred Stock will be redeemable at the option of UDS, in whole or in part, for such number of UDS shares as equals the $50.00 per share liquidation price of the UDS Convertible Preferred Stock divided by the Conversion Price (as defined below). UDS may exercise this option only if, for 20 of any 30 consecutive trading days, including the last trading day of such period, the closing price of the UDS Shares on the NYSE exceeds $33.77, subject to adjustment in certain circumstances. To exercise this redemption right, UDS must issue a press release announcing the redemption prior to 9:00 a.m., New York City time, on the second trading day after the end of any such 30-trading-day period. The date for the redemption will be a date selected by UDS not fewer than 15 nor more than 60 days after the date on which UDS mails the required notice of redemption.

    On or after June 15, 2000, the UDS Convertible Preferred Stock will be redeemable for cash, in whole or in part, at any time at the option of UDS, at a redemption price of $50.00 per share plus accrued and unpaid dividends to the redemption date. If UDS redeems the UDS Convertible Preferred Stock for cash, it will pay any accrued and unpaid dividends on the UDS Convertible Preferred Stock, in arrears, for any dividend period ending on or prior to the redemption date. If the redemption date falls after a dividend payment record date but prior to the related payment date, the record holders of the UDS Convertible Preferred Stock on that record date will be entitled to receive the dividend payable on the UDS Convertible Preferred Stock notwithstanding the redemption thereof. Except as provided in this paragraph, no payment or allowance will be made for accrued dividends on any shares of UDS Convertible Preferred Stock called for redemption.

    Notice of redemption for UDS Convertible Preferred Stock prior to June 15, 2000 will be mailed not more than four days after UDS issues the press release announcing such redemption to each holder of record of shares of UDS Convertible Preferred Stock to be redeemed at the address shown on the books of UDS. Notice of redemption for cash on or after June 15, 2000 will be mailed at least 15 days but not more than 60 days before the redemption date to each holder of record of shares of UDS Convertible Preferred Stock to be redeemed at the address shown on the books of UDS. Shares of UDS Convertible Preferred Stock redeemed by UDS will be restored to the status of authorized but unissued shares of preferred stock, without designation as to class, and may thereafter be issued, but not as shares of UDS Convertible Preferred Stock.

    If less than all of the outstanding shares of UDS Convertible Preferred Stock are to be redeemed, UDS will select those to be redeemed pro rata or by lot or in such other manner as the UDS Board may determine. There is no mandatory redemption or sinking fund obligation with respect to the UDS Convertible Preferred Stock.

    Provided that UDS has made available at the office of the Transfer Agent (as defined below) a sufficient number of UDS Shares, if applicable, and a sufficient amount of cash to effect the redemption, on and after the redemption date, dividends will cease to accrue on the UDS Convertible Preferred Stock called for redemption, such shares will no longer be deemed to be outstanding, and all rights of the holders of such shares of UDS Convertible Preferred Stock will cease, other than the right to receive any UDS Shares issuable, and any cash payable, upon such redemption, without interest. If the UDS Convertible Preferred Stock is to be redeemed for UDS Shares, each holder of UDS Convertible Preferred Stock designated for redemption will be, without further action, deemed a holder of the UDS Shares for which such UDS Convertible Preferred Stock is redeemable (unless UDS defaults in the delivery of the UDS Shares).

    Fractional UDS Shares will not be issued upon redemption of the UDS Convertible Preferred Stock, but, in lieu thereof, UDS will pay a cash adjustment based on the then-current market price (as determined in the Certificate) of UDS Shares.

    CONVERSION AND EXCHANGE RIGHTS; PREEMPTIVE RIGHTS. Holders of UDS Convertible Preferred Stock are entitled to convert their shares of UDS Convertible Preferred Stock into UDS Shares at the conversion price of $25.98 per UDS Share (the "Conversion Price"), subject to adjustment as described below, except that, with respect to shares of UDS Convertible Preferred Stock called for redemption, conversion rights will expire at the close of business on the redemption date (unless UDS defaults in the payment of the redemption price). No payment or adjustment will be made in respect of dividends on UDS Shares or UDS Convertible Preferred Stock that may be accrued or unpaid or in arrears upon conversion of shares of UDS Convertible Preferred Stock. No fractional shares will be issued and, in lieu of any fractional share, UDS will pay a cash adjustment based on the then-current market price (as determined in the Certificate) of UDS Shares.

    The Conversion Price is subject to adjustment in certain circumstances, including the issuance of UDS Shares as a stock dividend, combinations and subdivisions of UDS Shares, certain reclassifications of UDS Shares, the issuance to UDS's stockholders of rights or warrants to subscribe for or purchase shares of UDS Shares at a price per share less than the then-current market price of UDS Shares (as determined in the Certificate), and certain distributions to UDS's stockholders of evidences of indebtedness or assets. No adjustment in the Conversion Price is required unless it would result in at least a 1% increase or decrease in the Conversion Price; however, any adjustment not made is carried forward.

    In case of any consolidation or merger of UDS with any other corporation (other than a wholly owned subsidiary), or in case of a sale or transfer of all or substantially all of the assets of UDS, or in the case of any share exchange whereby UDS Shares are converted into other securities or property, UDS will be required to make proper provision so that the holder of each share of UDS Convertible Preferred Stock then outstanding will have the right thereafter to convert such share of UDS Convertible Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer or share exchange by a holder of the number of UDS Shares into which such share of UDS Convertible Preferred Stock might have been converted immediately prior to such consolidation, merger, sale, transfer or share exchange.

    TRANSFER AGENT AND REGISTRAR. The transfer agent, conversion agent, and registrar for the UDS Convertible Preferred Stock and the transfer agent and registrar for the UDS Shares issuable upon conversion or redemption thereof is Registrar and Transfer Company (the "Transfer Agent").

UDS RIGHTS

    UDS has entered into a rights agreement with Registrar and Transfer Company, as rights agent. Pursuant to the Rights Agreement, a right initially representing the right to purchase one UDS Share (a "UDS Right") at a price of $75 (the "UDS Rights Purchase Price"), exercisable only in certain circumstances, was issued with respect to each UDS Share outstanding on June 25, 1992 and will be issued with respect to each UDS Share issued by UDS until the earliest of the UDS Distribution Date (as defined below), the redemption of the UDS Rights or the UDS Rights Expiration Date (as defined below). UDS Rights may also be issued with respect to UDS Shares issued after the UDS Distribution Date in certain circumstances. A UDS Right was issued with respect to each UDS Share issued to holders of common stock of Diamond Shamrock, Inc. in the merger of Diamond Shamrock, Inc. with and into the Company. Until a UDS Right is exercised, the holder thereof, as such, will have no rights as a stockholder of UDS, including, without limitation, the right to vote or to receive dividends.

    Until the earlier of (i) such time as UDS learns that a person has become a UDS Acquiring Person (as defined below) and (ii) the close of business on such date, if any, as may be designated by the UDS Board following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer by any person (subject to certain exceptions) for outstanding UDS Shares, if upon consummation of such tender or exchange offer such person's beneficial ownership of outstanding UDS Shares could equal or exceed such person's Ownership Threshold (as defined below) (the earlier of such dates being the "UDS Distribution Date"), the UDS Rights will be evidenced by the certificates for UDS Shares registered in the names of the holders thereof and not by separate right certificates. Therefore, until the UDS Distribution Date, the UDS Rights will be transferred with and only with the UDS Shares.

    For purposes of the UDS Rights Agreement, (i) the term "UDS Acquiring Person" means, subject to certain exceptions set forth in the UDS Rights Agreement, any person, alone or together with all affiliates and associates of such person, whose beneficial ownership of outstanding UDS Shares equals or exceeds such person's Ownership Threshold and (ii) the term "Ownership Threshold" means, with respect to any person, beneficial ownership of the greater of (a) 10% of the outstanding UDS Shares or (b) 3% plus the percentage of the outstanding UDS Shares beneficially owned by such person on May 10, 1994.

    Pursuant to its terms and with certain limited exceptions, the Rights Agreement may be amended or supplemented by UDS without the approval of any holder of UDS Rights.

    In the event a person becomes a UDS Acquiring Person, the UDS Rights will entitle each holder thereof (other than the UDS Acquiring Person (or any affiliate or associate of such UDS Acquiring Person)) to purchase, for the UDS Rights Purchase Price, that number of UDS Shares equivalent to the number of UDS Shares which at the time of the transaction would have a market value of twice the UDS Rights Purchase Price. Any UDS Rights that are at any time beneficially owned by a UDS Acquiring Person (or any affiliate or associate of a UDS Acquiring Person) will be null and void and nontransferable and any holder of any such UDS Right (including any purported transferee or subsequent holder) will be unable to exercise or transfer any such UDS Right.

    After there is a UDS Acquiring Person, the UDS Board may elect to exchange each UDS Right (other than UDS Rights that have become null and void and nontransferable as described above) for consideration per UDS Right consisting of one-half of the securities that would be issuable at such time upon the exercise of one UDS Right pursuant to the terms of the UDS Rights Agreement, and without payment of the UDS Rights Purchase Price.

    In the event that, following a UDS Distribution Date, UDS is acquired in a merger by, or other business combination with, or 50% or more of its assets or assets representing 50% or more of its earning power are sold, leased, exchanged or otherwise transferred (in one or more transactions) to, a publicly traded corporation, or such corporation merges with and into UDS (in certain circumstances), each UDS Right will entitle its holder (subject to the next paragraph) to purchase, for the UDS Rights Purchase Price, that number of common shares of such corporation which at the time of the transaction would have a market value of twice the UDS Rights Purchase Price. In the event UDS is acquired in a merger by, or other business combination with, or 50% or more of its assets or assets representing 50% or more of the earning power of UDS are sold, leased, exchanged or otherwise transferred (in one or more transactions) to, an entity that is not a publicly traded corporation or such corporation merges with and into UDS (in certain circumstances), each UDS Right will entitle its holder (subject to the next paragraph) to purchase, for the UDS Rights Purchase Price, at such holder's option, (i) that number of shares of such entity (or, at such holder's option, of the surviving corporation in such acquisition, which could be UDS) which at the time of the transaction would have a book value of twice the UDS Rights Purchase Price or (ii) if such entity has an affiliate which has publicly traded common shares, that number of common shares of such affiliate which at the time of the transaction would have a market value of twice the UDS Rights Purchase Price.

    The UDS Rights are not exercisable until the UDS Distribution Date and will expire on July 6, 2002 (the "UDS Rights Expiration Date") unless earlier redeemed or canceled by UDS as described below. At any time prior to the earlier of (i) such time as a person becomes an UDS Acquiring Person and (ii) the UDS Rights Expiration Date, the UDS Board may redeem the UDS Rights in whole, but not in part, at a price (in cash or UDS Shares or other securities of UDS deemed by the UDS Board to be at least equivalent in value) of $.01 per UDS Right, subject to adjustment as provided in the UDS Rights Agreement (the "UDS Rights Redemption Price"); provided that, for the 120-day period after any date of a change (resulting from a proxy or consent solicitation) in a majority of the UDS Board in office at the commencement of such solicitation, the UDS Rights may only be redeemed if (a) there are directors then in office who were in office at the commencement of such solicitation and (b) the UDS Board, with the concurrence of a majority of such directors then in office, determines that such redemption is, in its judgment, in the best interests of UDS and its stockholders. Immediately upon the action of the UDS Board electing to redeem the UDS Rights, the right to exercise the UDS Rights will terminate and within ten business days, UDS will give notice thereof to holders of UDS Rights.

THE DELAWARE BUSINESS COMBINATION ACT

    Section 203 of the General Corporation Law of the State of Delaware (the "DGCL") imposes a three-year moratorium on business combinations (as defined) between a Delaware corporation and an "interested stockholder" (in general, a stockholder owning 15 percent or more of a corporation's outstanding voting stock) or an affiliate or associate thereof unless (a) prior to an interested stockholder becoming such, the Board of Directors of the corporation approved either the business combination or the transaction resulting in the interested stockholder becoming such, (b) upon consummation of the transaction resulting in an interested stockholder becoming such, the interested stockholder owns 85 percent of the voting stock outstanding at the time the transaction commenced (excluding, from the calculation of outstanding shares, shares beneficially owned by management, directors and certain employee stock plans) or (c) on or after an interested stockholder becomes such, the business combination is approved by (i) the board of directors and (ii) holders of at least 66-2/3 percent of the outstanding shares (other than those shares beneficially owned by the interested stockholder) at a meeting of stockholders.

    Business combinations include (a) mergers or consolidations, (b) sales, leases, exchanges or other transfers of ten percent or more of the aggregate assets of the company, (c) issuance or transfers by the corporation of any stock of the corporation which would have the effect of increasing the interested stockholder's proportionate share of the stock of any class or series of the corporation, (d) any other transaction which has the effect of increasing the proportionate share of the stock of any class or series of the corporation which is owned by an interested stockholder and (e) receipt by an interested stockholder of the benefit (except proportionately as stockholder) of loans, advances, guarantees, pledges or other financial benefits provided by the corporation.

CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BY-LAWS

    The Certificate of Incorporation of the Company (the "Certificate") and By-laws of the Company (the "By-laws") contain certain provisions that may delay, defer or prevent a change in control of the Company and make removal of management of the Company more difficult.

    The Certificate provides that the Board of Directors of the Company is divided into three classes that are elected for staggered three-year terms, with the number of directors in each class to be as nearly equal as possible. The Certificate provides that stockholder action may be taken only at an annual or special meeting of stockholders, and may not be taken by written consent of the stockholders. The Certificate also provides that special meetings may be called only by the Chairman of the Board, if there be one, the President or the Board of Directors.

    The Certificate also contains certain "fair price provisions" designed to provide safeguards for stockholders when an "interested stockholder" (defined as a stockholder owning ten percent or more of the Company's voting stock) or its affiliate or associate attempts to effect a "business combination" with the Company. The term "business combination" includes any merger or consolidation of the Company involving the interested stockholder, certain dispositions of assets of the Company, any issuance of securities of the Company, meeting certain threshold amounts, to the interested stockholder, adoption of any plan of liquidation or dissolution of the Company proposed by the interested stockholder and any reclassification of securities of the Company having the effect of increasing the proportionate share of ownership of the interested stockholder. In general, a business combination between the Company and the interested stockholder must be approved by the affirmative vote of 80% of the outstanding voting stock, excluding voting stock owned by such interested stockholder, unless the transaction is approved by a majority of the members of the Board of Directors who are not affiliated with the interested stockholder or certain minimum price and form of consideration requirements are satisfied. See also "The Delaware Business Combination Act."

    The By-laws provide that the Board of Directors shall fix the number of directors and that a stockholder may nominate directors only if written notice is delivered to the Company by such stockholder 60 days in advance of an annual meeting or within ten days after the date of notice by the Company of a special meeting involving the election of directors. The By-laws and Certificate also provide that any newly created directorship resulting from an increase in the number of directors or a vacancy on the Board shall be filled by vote of a majority of the remaining directors then in office, even, in the case of a vacancy other than a newly created directorship, if less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. A director elected by reason of an increase in the number of directors shall be elected until the next election of one or more directors by the stockholders. Directors may be removed from office but only for cause and only by the affirmative vote of a majority of the then outstanding shares of stock entitled to vote on the matter. "Cause" is defined in the Certificate to mean the "wilful and continuous failure of a director to substantially perform such director's duties to the Corporation (including any such failure resulting from incapacity due to physical or mental illness) or the wilful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation". The Certificate provides that the By-laws and Certificate may not be amended without the approval of at least 80% of the voting power of all shares of the Company entitled to vote generally in the election of directors, voting together as a single class.

    The foregoing provisions, together with the ability of the Board to issue Preferred Stock without further stockholder action, could delay or frustrate the removal of incumbent directors or the assumption of control by the holder of a large block of the Company's Common Stock even if such removal or assumption would be beneficial, in the short term, to stockholders of the Company. The provisions could also discourage or make more difficult a merger, tender offer or proxy contest even if such event would be favorable to the interests of stockholders.

                              PLAN OF DISTRIBUTION

    UDS may sell the Senior Debt Securities, the Subordinated Debt Securities or the Common Stock, any UDS Funding Partnership may sell the Partnership Preferred Securities and any UDS Capital Trust may sell Trust Preferred Securities in any of, or any combination of, the following ways: (i) directly to purchasers; (ii) through agents, (iii) through underwriters, and (iv) through dealers.

    Offers to purchase Offered Securities may be solicited directly by UDS, any UDS Funding Partnership and/or any UDS Capital Trust, as the case may be, or by agents designated by UDS, any UDS Funding Partnership and/or any UDS Capital Trust, as the case may be, from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by UDS to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agency will be acting in a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

    If an underwriter or underwriters are utilized in the sale, UDS will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make releases of the Offered Securities in respect of which this Prospectus is delivered to the public.

    If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, UDS, any UDS Funding Partnership and/or any UDS Capital Trust, as the case may be, will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement.

    Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by UDS, any UDS Funding Partnership and/or any UDS Capital Trust, as the case may be, against certain liabilities, including liabilities under the Securities Act of 1933.

    The place and time of delivery for the Offered Securities in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.

                                 LEGAL MATTERS

    Certain matters of Delaware law relating to the validity of the Trust Preferred Securities and the Partnership Preferred Securities will be passed upon on behalf of the UDS Capital Trusts and the UDS Funding Partnerships by Skadden, Arps, Slate, Meagher & Flom LLP, special Delaware counsel to the UDS Capital Trusts and the UDS Funding Partnerships. The validity of the Senior Debt Securities, Subordinated Debt Securities, Common Stock, and the Guarantees and certain matters relating thereto will be passed upon for UDS by Patrick J. Guarino, Esq., Executive Vice President, General Counsel and Secretary. As of June 1, 1997, Mr. Guarino beneficially owned less than one percent of the issued and outstanding common stock of UDS. Certain United States federal income taxation matters will be passed upon for UDS and the UDS Capital Trusts by Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to UDS, the UDS Capital Trusts, and the UDS Funding Partnerships.

                                    EXPERTS

    The consolidated financial statements and related financial statement schedule of Ultramar Diamond Shamrock Corporation and its subsidiaries included or incorporated by reference in the Company's 1996 Annual Report on Form 10-K and incorporated by reference in this Prospectus, have been audited by Ernst & Young LLP, independent auditors, as stated in their report thereon included therein and incorporated herein by reference which, as to all periods presented, is based in part on the report of Price Waterhouse LLP, independent accountants, pertaining to the Diamond Shamrock, Inc. operations of the Company, also included therein and incorporated herein by reference. Such financial statements and schedule are incorporated by reference herein in reliance upon such reports of Ernst & Young LLP and Price Waterhouse LLP given upon the authority of such firms as experts in accounting and auditing.

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    NO DEALER, SALESPERSON OR ANY OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE
ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE TRUST, THE PARTNERSHIP OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE TRUST PREFERRED SECURITIES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.
                           --------------------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                     PAGE
                                                   ---------
Summary..........................................        S-5
Risk Factors.....................................       S-10
Ultramar Diamond Shamrock Corporation............       S-13
Use of Proceeds..................................       S-14
Capitalization...................................       S-15
Total Acquisition and Pro Forma Financial Data...       S-16
Selected Financial Data..........................       S-23
UDS Capital I....................................       S-24
UDS Funding I, LP................................       S-25
Description of the Trust Preferred Securities....       S-26
Description of the Trust Guarantee...............       S-39
Description of the Partnership Preferred
  Securities.....................................       S-42
Description of the Partnership Guarantee.........       S-52
Certain Federal Income Tax Considerations........       S-55
Underwriting.....................................       S-59
Legal Matters....................................       S-61
Experts..........................................       S-61
Index of Defined Terms...........................       S-62
Index to Financial Statements....................        F-1

                         PROSPECTUS
Available Information............................          3
Documents Incorporated by Reference..............          4
Ultramar Diamond Shamrock Corporation............          4
The Trusts.......................................          4
The Partnerships.................................          5
Ratio of Earnings to Fixed Charges...............          7
Use of Proceeds..................................          7
Description of Senior Debt Securities............          8
Description of Subordinated Debt Securities......         21
Description of the Trust Preferred Securities....         26
Description of the Trust Guarantees..............         27
Description of the Partnership Preferred
  Securities.....................................         29
Description of the Partnership Guarantees........         30
Description of Capital Stock of UDS..............         34
Plan of Distribution.............................         41
Legal Matters....................................         42
Experts..........................................         42

                                   8,000,000
                           TRUST PREFERRED SECURITIES
                                 UDS CAPITAL I
                             8.32% TRUST ORIGINATED
                     PREFERRED SECURITIES-SM- ("TOPRS-SM-")
                          GUARANTEED TO THE EXTENT SET
                                FORTH HEREIN BY
                           ULTRAMAR DIAMOND SHAMROCK
                                  CORPORATION

                               ------------------
                             PROSPECTUS SUPPLEMENT
                             ---------------------

                              MERRILL LYNCH & CO.
                                LEHMAN BROTHERS
                           MORGAN STANLEY DEAN WITTER
                            PAINEWEBBER INCORPORATED
                       PRUDENTIAL SECURITIES INCORPORATED
                               SMITH BARNEY INC.

                                   JUNE 20, 1997

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